                     HOUSEHOLD AUTOMOBILE REVOLVING TRUST I
                                     Issuer
                                 SERIES 1998-1

$139,370,000     5.330% Class A-1 Notes       $80,832,000  Floating Rate Class A-4 Notes
$54,000,000       5.514% Class A-2 Notes      $100,000,000    5.650% Class A-5 Notes
$143,000,000  Floating Rate Class A-3 Notes   $99,303,000    6.300% Class B-1 Notes

                     HOUSEHOLD AUTO RECEIVABLES CORPORATION
                                     Seller

                         HOUSEHOLD FINANCE CORPORATION
                                    Servicer

The Household Automobile Revolving Trust I (the "Issuer") was formed pursuant to a Trust Agreement, dated as of March 1, 1998, as supplemented by a Series
 1998-1 Supplement (the "Trust Agreement"), between Household Auto Receivables Corporation (the "Seller") and Wilmington Trust Company, as owner trustee
  (the "Owner Trustee") and will issue eight classes of Series 1998-1 Notes
   (collectively, the "Notes") in the respective aggregate principal amounts set forth herein. The Notes will be issued pursuant to an Indenture, dated as of November 1, 1998, as supplemented by a Series 1998-1
     Supplement (the "Indenture"), between the Issuer, Household Finance Corporation, as master servicer (the "Servicer") and The Chase
      Manhattan Bank, as indenture trustee (the "Indenture Trustee"). The
      Issuer will also issue $55,858,763 aggregate principal amount of
       Series 1998-1 Certificates (the "Certificates"). The Notes and the Certificates are collectively referred to herein as the "Series
        1998-1 Securities". Only the Class A and Class B-1 Notes (the
        "Offered Notes") are offered by this Prospectus. The Class B-2 and Class C Notes and the Certificates will be sold privately to qualified institutional buyers or accredited investors (which may include an affiliate of the Seller), and unless otherwise registered with the Commission (as defined herein), any resale
         of such securities will be made                   to
           qualified institutional buyers or to accredited investors.

The Notes will be secured by a segregated pool of assets held by the Issuer (the "Trust Assets"). The Trust Assets include non-prime retail installment sales contracts secured by new and used automobiles, light trucks and vans
         (the "Receivables"), including the collections thereon. For a complete list of the Trust Assets, see "The Trust Assets--General"
        on page 22. "Non-prime" means that due to past delinquencies or defaults on credit obligations, a borrower is considered to be a higher risk and may not be able to obtain credit
                from traditional lenders such as banks, thrifts,
              credit unions and captive finance companies. None
                   of the Receivables is more than 30 days
                     delinquent as of the Cut-Off Date. The
                   Receivables were purchased by Household
                         Automotive Finance Corporation
                      ("HAFC") or by its predecessors or
                        affiliates, from motor vehicle
                                    dealers.
  Capitalized terms used herein are defined terms having specific meanings. An
                    "Index of Defined Terms" is set forth on page 71 hereto and indicates the page on which such term is defined.

                                                  (COVER CONTINUED ON NEXT PAGE)

 For a discussion of certain risks associated with an investment in the Notes, see "Risk Factors" on page 15 herein.

    THE NOTES REPRESENT OBLIGATIONS OF THE ISSUER ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF HOUSEHOLD AUTO RECEIVABLES CORPORATION,
  HOUSEHOLD FINANCE CORPORATION, HOUSEHOLD AUTOMOTIVE FINANCE CORPORATION,
      THE OWNER TRUSTEE, THE INDENTURE TRUSTEE OR ANY AFFILIATE THEREOF,
       EXCEPT TO THE EXTENT DESCRIBED HEREIN. NONE OF THE NOTES OR THE
           RECEIVABLES ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL
                                    AGENCY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS ANY SUCH COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                       UNDERWRITING            PROCEEDS TO
                                             PRICE TO PUBLIC(1)          DISCOUNT               SELLER(2)
                                            ---------------------  ---------------------  ---------------------
Per Class A-1 Note........................          100%                  0.165%                 99.835%
Per Class A-2 Note........................          100%                  0.225%                 99.775%
Per Class A-3 Note........................          100%                  0.250%                 99.750%
Per Class A-4 Note........................          100%                  0.270%                 99.730%
Per Class A-5 Note........................       99.968750%               0.235%               99.733750%
Per Class B-1 Note........................       99.890625%               0.285%               99.605625%
Total.....................................      $616,365,137            $1,445,220            $614,919,917

------------------------------
(1) Plus accrued interest, if any, from December 3, 1998.
(2) Before deducting expenses, estimated to be $730,000.

    The Offered Notes are offered by the Underwriters when, as and if issued by the Issuer, delivered to and accepted by, the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of such Notes will be made in book-entry form only through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme and the Euroclear System on or about December 3, 1998.

CREDIT SUISSE FIRST BOSTON

                J.P. MORGAN & CO.

                                MORGAN STANLEY DEAN WITTER

                                                 SALOMON SMITH BARNEY

               The date of this Prospectus is November 20, 1998.

(CONTINUED FROM PREVIOUS PAGE)

    Prior to the issuance of the Notes, the Receivables will have been sold by HAFC to the Seller and the Seller will have sold the Receivables to the Issuer. The aggregate principal balance of the pool of Receivables as of the Cut-Off Date was $827,524,762.71.

    Interest will accrue on each of the Class A-1, Class A-2, Class A-5 and Class B-1 Notes at the respective fixed per annum rates specified above. Interest will accrue on the Class A-3 and Class A-4 Notes at floating rates equal to LIBOR (as defined herein) plus 0.45% per annum and 0.50% per annum, respectively. The Issuer will have the benefit of an interest rate cap agreement (the "Interest Rate Cap"), pursuant to which funds will be deposited in the Collection Account by Westdeutsche Landesbank Girozentrale, New York Branch (the "Interest Rate Cap Provider") in the event LIBOR exceeds 6.25%. Payments received pursuant to the Interest Rate Cap will be available to make payments on the Notes. See "Description of the Notes--Payments of Interest", "--Payments of Principal", "--The Interest Rate Cap" and "--Payment Priorities." Payments of interest and principal on the Notes will be made on the seventeenth day of each month, or if any such day is not a Business Day, on the next succeeding Business Day, commencing December 17, 1998 (each, a "Payment Date").

    There is currently no secondary market for the Notes. There can be no assurance that a secondary market for the Notes will develop or, if it does develop, that it will continue. The Notes will not be listed on any securities exchange. See "Risk Factors--An investment in the Notes may be an illiquid investment which may result in such Note Owner holding such investment to maturity".

    Credit Suisse First Boston, on behalf of the Underwriters, may engage in over-allotment, stabilizing transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Offered Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit Credit Suisse First Boston to reclaim a selling concession from a syndicate member when the Offered Notes originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Offered Notes to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

    Until February 18, 1999, all dealers effecting transactions in the Offered Notes, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

    The address and telephone number of the Seller, the sponsor of the Issuer, is 1111 Town Center Drive, Las Vegas, Nevada 89134, (702) 243-1241. The address and telephone number of the Owner Trustee of the Issuer is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, (302) 651-1000.

                             AVAILABLE INFORMATION

    The Seller, has filed a Registration Statement under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the "Commission") with respect to the Notes offered pursuant to this Prospectus. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information included in the Registration Statement and the exhibits thereto. For further information, reference is made to the Registration Statement and amendments thereof and to exhibits thereto, which are available for inspection without charge at the office of the Commission at 450 Fifth Street, N.W.,

Washington, D.C. 20549, and at the regional offices of the Commission at Seven World Trade Center, New York, New York 10048 and at 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Registration Statement, the amendments thereof and the exhibits thereto, may be obtained from the Public Reference Section of the Commission's Washington Offices, at prescribed rates. The Commission also maintains an internet Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers who file electronically with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All documents filed with the Commission on behalf of the Issuer pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or subsequent to the date of this Prospectus and prior to the termination of the offering of the Notes made hereby shall be deemed to be incorporated by reference herein and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus. The Seller will provide without charge to each person to whom this Prospectus is delivered, on the request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents unless the exhibits are specifically incorporated by reference in such documents). Requests should be directed in writing to Household Auto Receivables Corporation, 2700 Sanders Road, Prospect Heights, Illinois 60070, Attention: Secretary.

                             FINANCIAL INFORMATION

    The Seller has determined that its financial statements are not material to the offering made hereby.

    The Issuer was formed to issue the Notes. Prior to the issuance of the Notes the Issuer sold a series of notes backed by a portion of the Receivables in a private placement. The outstanding notes of the Issuer will be retired and the lien of the indenture for such series of notes will be released simultaneous with the closing of the sale of the Notes. The proceeds from the sale of the Notes will be used to obtain the release of such lien and to make the initial deposit of funds into the Reserve Account. Commencing on December 3, 1998 (the "Closing Date"), the Issuer will engage in no activities other than those described herein. Financial statements of the Issuer are contained in Appendix F hereto.

                           REPORTS TO THE NOTEHOLDERS

    Unless and until Replacement Notes (as defined herein) are issued, the Issuer will provide to CEDE & Co., as nominee of The Depository Trust Company ("DTC") and registered holder of the Notes and, upon request, to Participants (as defined herein), monthly and annual reports concerning the Noteholders pursuant to the Indenture. See "Description of the Notes--Reports to Noteholders" and "Description of the Trust Documents--Evidence as to Compliance" herein. Such reports may be made available to the beneficial owners of the Notes (the "Note Owners") upon request to their Participants. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Issuer does not intend to provide any financial information to any holder of the Notes which has been examined and reported upon, with an opinion expressed, by an independent public accountant. The Servicer will file with the Commission such periodic reports with respect to the Issuer as are required by the Exchange Act, and the rules, regulations or orders of the Commission thereunder.

                               TABLE OF CONTENTS

CAPTION                                                   PAGE
------------------------------------------------------  ---------
Available Information.................................          2
Incorporation of Certain Documents by Reference.......          3
Financial Information.................................          3
Reports to the Noteholders............................          3
Prospectus Summary....................................          5
Risk Factors..........................................         15
  Non-prime contracts are likely to incur higher loss
    rates than contracts with borrowers with better
    credit or collateral..............................         15
  Non-prime borrowers are consumers with relatively
    weak credit who may be unable to (or unwilling to)
    repay their loans.................................         15
  Non-prime loans may also have less valuable
    collateral........................................         15
  An investment in the Notes may be an illiquid
    investment which may result in a Note Owner
    holding such investment to maturity...............         15
  Book-entry registration may reduce the liquidity of
    the Notes.........................................         15
  Book-entry registration may result in delays in
    receipt of payments...............................         15
  Subordination provisions applicable to a class could
    have adverse consequences for the subordinate
    classes...........................................         16
  Geographic concentration of Receivables may result
    in higher losses if particular regions experience
    downturns.........................................         16
  Prepayments of the Receivables may adversely affect
    the yield to maturity of the Notes................         16
  Ratings are not recommendations to purchase, hold or
    sell the Notes....................................         16
  Security interests in both the Receivables and the
    underlying vehicles may not be valid under certain
    circumstances.....................................         17
  Although the transaction has been structured so as
    to minimize the risks associated with the
    bankruptcy of HAFC or the Seller, such safeguards
    may not eliminate all such risks..................         17
  Financial conditions of the Seller or Servicer may
    affect an investor's return, even if the intended
    bankruptcy characterization is sustained..........         18
  Insurance on vehicles will generally be required at
    the time of origination, although no assurance can
    be given that such insurance will be maintained...         18
  Delinquencies may vary over time, and any increase
    in delinquencies may result in unanticipated
    losses............................................         18
  State and federal credit protection laws may limit
    collection of principal and interest on the
    Receivables.......................................         18
  Social, legal, economic and other factors may affect
    investment........................................         19
  HAFC's underwriting process and subjective credit
    standards.........................................         20
  Restrictions on recoveries may result in the Issuer
    receiving substantially less than the face amount
    of the related contract...........................         20
  HAFC, the Servicer and Seller are not corporately
    liable on the Notes, and the only source of
    repayment will be the Trust Assets................         20
The Seller............................................         20
The Servicer..........................................         21
The Subservicer.......................................         21
Use of Proceeds.......................................         21
The Issuer............................................         22
  General.............................................         22
  The Owner Trustee...................................         22
  The Indenture Trustee...............................         22
The Trust Assets......................................         22
  General.............................................         22
  Eligibility Criteria................................         23
  Terms of the Receivables............................         23
  Composition of the Receivables......................         24
  The Reserve Account.................................         27
  The Preferred Stock.................................         27
Yield and Prepayment Considerations...................         28
The Automobile Financing Business of HAFC.............         32

CAPTION                                                   PAGE
------------------------------------------------------  ---------
  General.............................................         32
  Application Processing and Purchasing Criteria......         32
  Funding Package Completion, Verification and
    Funding...........................................         33
  Post-Funding Quality Reviews........................         33
  Servicing of Contracts..............................         33
  Billing and Collection Process......................         34
  Repossession........................................         34
  Insurance...........................................         35
  Delinquency and Loan Loss Information...............         35
Description of the Notes..............................         38
  General.............................................         38
  Payments of Interest................................         38
  Payments of Principal...............................         39
  The Interest Rate Cap...............................         40
  Payment Priorities..................................         41
  Maturity Dates; Optional Redemption.................         47
  Reports to Noteholders..............................         47
  Events of Default; Rights Upon Event of Default;
    Distributions following Acceleration..............         48
  Certain Covenants...................................         50
  Annual Compliance Statement.........................         50
  Satisfaction and Discharge of Indenture.............         50
  Modification of Indenture...........................         50
  Certain Matters Regarding the Indenture Trustee and
    the Issuer........................................         51
  Limitation on Liability of the Indenture Trustee....         51
  Resignation of Indenture Trustee....................         51
  Registration of the Notes...........................         52
Description of the Trust Documents....................         55
  Sale and Assignment of Receivables..................         55
  Representation and Warranties; Repurchase
    Obligation........................................         55
  Payments on Receivables; Deposits to Collection
    Account...........................................         57
  Collection and Other Servicing Procedures...........         58
  Servicing Compensation and Payment of Expenses......         58
  Evidence as to Compliance...........................         59
  Certain Matters Regarding the Servicer and the
    Seller............................................         59
  Servicer Termination Event..........................         60
  Rights Upon Servicer Termination Event..............         60
  Amendment...........................................         60
Description of the Receivables Purchase Agreement.....         61
  Sale of Receivables.................................         61
  Representations and Warranties......................         61
  Amendments..........................................         62
Certain Legal Aspects of the Receivables..............         62
  Security Interests in Vehicles......................         62
  Repossession........................................         63
  Notice of Sale; Redemption Rights...................         64
  Deficiency Judgments and Excess Proceeds............         64
  Consumer Protection Laws............................         64
  Soldiers' and Sailors' Civil Relief Act of 1940.....         65
  Other Limitations...................................         66
Material Federal Income Tax Consequences..............         66
  Tax Characterization of the Issuer..................         66
  Tax Consequences to Holders of the Notes............         66
State and Local Tax Considerations....................         69
ERISA Considerations..................................         69
Underwriting..........................................         70
Legal Matters.........................................         70
Index of Defined Terms................................         71
Global Clearance, Settlement and Tax Documentation
  Procedures..........................................        A-1
  Initial Settlement..................................        A-1
  Secondary Market Trading............................        A-1
  U.S. Federal Income Tax Documentation
    Requirements......................................        A-3
  Financial Statements of Household Automobile
    Revolving Trust I.................................        F-1
  Report of Independent Public Accountants............        F-2
  Statement of Operations and Retained Earnings.......        F-3
  Balance Sheet.......................................        F-4
  Statement of Cash Flows.............................        F-5
  Notes to Financial Statements.......................        F-6

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY OF CERTAIN PERTINENT INFORMATION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS. REFERENCE IS MADE TO THE INDEX OF DEFINED TERMS FOR THE LOCATION HEREIN OF THE DEFINITIONS OF CERTAIN CAPITALIZED TERMS.

ISSUER..........................  The Household Automobile Revolving Trust I (the "Issuer"),
                                  a Delaware business trust formed by the Seller and the
                                  Owner Trustee pursuant to the Trust Agreement. Wilmington
                                  Trust Company acts as owner trustee for the Issuer.

SECURITIES ISSUED BY THE
  ISSUER........................  The Class A-1 Notes, Class A-2 Notes, Class A-3 Notes,
                                  Class A-4 Notes, Class A-5 Notes (collectively the "Class
                                  A Notes"), Class B-1 Notes, Class B-2 Notes (collectively, the "Class B Notes"), Class C Notes and the Certificates.
                                  Only the Class A and Class B-1 Notes (collectively, the
                                  "Offered Notes") are offered hereby. The Notes will be
                                  issued pursuant to the Indenture and will be secured by
                                  the Trust Assets (as defined below). Pursuant to the terms of the Indenture, payments of principal on the Class C
                                  Notes will be subordinate to payments of principal on the
                                  Class A and B Notes to the extent provided herein.
                                  Payments of principal on the Class B-2 Notes will be
                                  subordinate to the Class B-1 Notes and payments of
                                  principal on the Class B-1 Notes will be subordinate to
                                  the Class A Notes to the extent provided herein. Payments
                                  of principal on the Class A-4 Notes will be subordinate to the Class A-5, A-3, Class A-2 and Class A-1 Notes to the
                                  extent provided herein. Payments of principal on the Class
                                  A-3 Notes will be subordinate to the Class A-5, A-2 and
                                  Class A-1 Notes to the extent provided herein. Payments of principal on the A-2 Notes will be subordinate to the
                                  Class A-5 and Class A-1 Notes to the extent provided
                                  herein. In addition, the Certificates will be issued by
                                  the Issuer pursuant to the Trust Agreement, and will be
                                  subordinate to the Notes pursuant to the terms of the
                                  Indenture.

                                  The Notes represent obligations solely of the Issuer and
                                  do not represent interests in or obligations of the
                                  Seller, the Servicer, HAFC, the Owner Trustee, the
                                  Indenture Trustee or any affiliate thereof, except to the
                                  extent described herein. None of the Notes, the
                                  Receivables or other Trust Assets are insured or
                                  guaranteed by any governmental agency or instrumentality.
                                  Only the Offered Notes are offered hereby.

THE CLASS A-1 NOTES.............  $139,370,000 5.330% Class A-1 Notes (the "Class A-1
                                  Notes").

THE CLASS A-2 NOTES.............  $54,000,000 5.514% Class A-2 Notes (the "Class A-2
                                  Notes").

THE CLASS A-3 NOTES.............  $143,000,000 Floating Rate Class A-3 Notes (the "Class A-3
                                  Notes").

THE CLASS A-4 NOTES.............  $80,832,000 Floating Rate Class A-4 Notes (the "Class A-4
                                  Notes").

THE CLASS A-5 NOTES.............  $100,000,000 5.650% Class A-5 Notes (the "Class A-5
                                  Notes").

THE CLASS B-1 NOTES.............  $99,303,000 6.300% Class B-1 Notes (the "Class B-1
                                  Notes").

THE CLASS B-2 NOTES.............  $94,338,000 6.400% Class B-2 Notes (the "Class B-2
                                  Notes").

THE CLASS C NOTES...............  $60,823,000 6.500% Class C Notes (the "Class C Notes").

THE CERTIFICATES................  Series 1998-1 Certificates (the "Certificates"). The
                                  Certificates will be issued pursuant to the Trust
                                  Agreement and will evidence beneficial ownership interests in the Issuer.

TRUST ASSETS....................  The "Trust Assets" consist of, as more fully described herein, (i) the Receivables, (ii) all amounts paid or
                                  payable under the Receivables after the Cut-Off Date,
                                  (iii) security interests in the financed vehicles securing the Receivables, (iv) the Note Account, the Collection
                                  Account and the Reserve Account, and the proceeds thereof,
                                  (v) the right to receive payments under insurance policies benefitting the holder of the Receivable, which policies
                                  provide coverage for loss, physical damage, credit life,
                                  credit disability, theft, mechanical breakdown or similar
                                  coverages with respect to a financed vehicle or the
                                  borrower, (vi) as provided in the Sale and Servicing
                                  Agreement, rights to enforce the Dealer Agreements, the
                                  Receivables Purchase Agreement and all supplements
                                  thereto, (vii) all documents related to the Receivables,
                                  (viii) a share of preferred stock of the Seller (the
                                  "Preferred Stock"), (ix) the Interest Rate Cap and all
                                  payments made pursuant thereto and (x) all proceeds of the foregoing. See "The Trust Assets--General" herein.

SELLER..........................  Household Auto Receivables Corporation is a corporation organized under the laws of the State of Nevada and is a
                                  wholly-owned special purpose subsidiary of HFC. On or
                                  prior to the Closing Date, the Seller will have purchased
                                  the Receivables from HAFC pursuant to the Master
                                  Receivables Purchase Agreement dated as of March 1, 1998,
                                  between the Seller and HAFC (the "Receivables Purchase
                                  Agreement"). Pursuant to the Master Sale and Servicing
                                  Agreement, dated as of March 1, 1998 (the "Sale and
                                  Servicing Agreement"), among the Issuer, the Seller, the
                                  Servicer and the Indenture Trustee, on or prior to the
                                  Closing Date, the Seller will have sold the Receivables
                                  and all rights with respect thereto to the Issuer. See
                                  "Description of Trust Documents--Sale and Assignment of
                                  Receivables" herein.

SERVICER........................  Household Finance Corporation ("HFC", in its individual capacity, or the "Servicer" in its capacity as the master
                                  servicer under the Sale and Servicing Agreement), a
                                  subsidiary of Household International, Inc., is the master servicer of the Receivables pursuant to the Sale and
                                  Servicing Agreement.

SUBSERVICER.....................  HAFC, a wholly-owned subsidiary of HFC, will service the
                                  Receivables in accordance with standards and guidelines
                                  established in consultation with the Servicer from time to time (in such capacity, the "Subservicer"). HAFC is
                                  licensed to purchase and service retail installment sales
                                  contracts secured by vehicles in the states in which the
                                  Receivables were originated. The Receivables were
                                  purchased by HAFC, its predecessors, or affiliates in its
                                  ordinary course of business as described herein. See "The
                                  Automobile Financing Business of HAFC".

THE RECEIVABLES.................  The Receivables consist of non-prime retail installment sales contracts secured by new and used automobiles, light trucks and vans which were purchased under HAFC's finance
                                  programs. HAFC's finance programs target automobile
                                  purchasers with

                                  below average credit profiles who are generally unable to
                                  obtain credit from traditional lending sources. The
                                  Receivables had, as of the Cut-Off Date, a weighted
                                  average annual percentage rate ("APR") of approximately
                                  19.77%, a weighted average original term of 61.85 months
                                  and a weighted average remaining term of 56.37 months. The
                                  Receivables had an aggregate Principal Balance of
                                  $827,524,762.71 (the "Original Pool Balance") as of
                                  October 31, 1998 (the "Cut-Off Date"). See "The Trust
                                  Assets."

                                  Certain Receivables included in the pool as of the Cut-Off
                                  Date may prepay in full, or may be determined not to meet
                                  the eligibility requirements for the final pool, and may
                                  not be included in the final pool. If Receivables are
                                  excluded from the final pool consistent with the
                                  foregoing, the statistical distribution of characteristics as of the Closing Date for the final Receivables pool may
                                  vary somewhat from the statistical distribution of such
                                  characteristics as of the Cut-Off Date as presented in
                                  this Prospectus, although such variance will not be
                                  material. In no event will the pool of Receivables as of
                                  the Closing Date vary by in excess of 5% of the principal
                                  balance of the Receivables as of the Cut-Off Date.

                                  The Seller has represented and warranted that no
                                  Receivable is more than 30 days delinquent as of the
                                  Cut-Off Date, and that no more than 0.99% (by aggregate
                                  Principal Balance) of the Receivables have been extended.
                                  See "The Automobile Financing Business of HAFC--Servicing
                                  of Contracts" for a description of the delinquency and
                                  extension policies applicable to the Receivables.

                                  With respect to any date, the "Pool Balance" will be equal to the aggregate of the Principal Balances of all
                                  Receivables as of the end of the preceding Business Day.
                                  The "Principal Balance" of a Receivable on any day is
                                  equal to its principal balance on the Cut-Off Date, minus
                                  (i) all collections credited against the Principal Balance prior to such day, (ii) any Cram Down Loss in respect of
                                  such Receivable, and plus or minus (iii) any correcting
                                  adjustments. Notwithstanding the above, the Principal
                                  Balance of Liquidated Receivables and Purchased
                                  Receivables shall be zero. With respect to any Payment
                                  Date, a "Liquidated Receivable" is a Receivable as to
                                  which (i) 90 days have elapsed since the financed vehicle
                                  was repossessed, (ii) the Servicer has determined in good
                                  faith that all amounts it expects to recover have been
                                  received, (iii) ten percent or more of a scheduled payment shall have become 150 or more days delinquent, or in the
                                  case of a borrower who is subject to bankruptcy
                                  proceedings, 210 or more days delinquent or (iv) the
                                  financed vehicle has been sold and the proceeds received.
                                  Any Receivable that is repurchased by HAFC, the Seller or
                                  the Servicer as a result of a breach of a representation
                                  or warranty with respect to such Receivable (a "Purchased
                                  Receivable") on or before the Business Day immediately
                                  preceding the related Determination Date shall not be a
                                  Liquidated Receivable.

COLLECTIONS.....................  As to any Payment Date other than the first Payment Date, the "Collection Period" is the calendar month preceding
                                  the month of such Payment Date and in the case of the
                                  first Payment Date, the period from the Cut-Off Date
                                  through November 30, 1998.
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                                       7
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                                  On the Business Day prior to each Payment Date, the
                                  Servicer will deposit funds collected with respect to the
                                  Receivables during the related Collection Period into an
                                  account (the "Collection Account") established and
                                  maintained by the Issuer under the Sale and Servicing
                                  Agreement. A "Business Day" is a day other than a
                                  Saturday, Sunday or other day on which commercial banks
                                  located in the States of Illinois, California or New York
                                  are authorized or obligated to be closed.

INTEREST........................  Interest on each class of Notes will be payable monthly on the seventeenth day of each month or, if such day is not a
                                  Business Day (as defined herein), on the next succeeding
                                  Business Day (each, a "Payment Date"), commencing on
                                  December 17, 1998, in an amount equal to interest accrued
                                  during the related Interest Period (as defined below) at
                                  the applicable Note Rate on the outstanding principal
                                  balance for the related class of Notes. The per annum rate of interest accruing on each class of Notes is referred to as the "Note Rate" for the respective classes of Notes.
                                  The Note Rates for the Class A-1, Class A-2, Class A-5,
                                  Class B-1, Class B-2 and Class C Notes will be 5.330%,
                                  5.514%, 5.650%, 6.300%, 6.400%, and 6.500%, respectively.
                                  The Note Rates for the Class A-3 and Class A-4 Notes will
                                  be floating rates equal to the sum of (a) the London
                                  interbank offered rate for one-month United States dollar
                                  deposits ("LIBOR"), determined as specified herein, as of
                                  the second LIBOR Business Day (as defined herein) prior to the first day of the Interest Period and (b) 0.45% per
                                  annum and 0.50% per annum, respectively.

                                  Interest on the Notes in respect of any Payment Date will
                                  accrue from (and including) the preceding Payment Date (or in the case of the first Payment Date, from the Closing
                                  Date) through (and including) the day preceding such
                                  Payment Date (each such period, an "Interest Period").
                                  Interest on the Class A-1, Class A-2, Class A-3 and Class
                                  A-4 Notes will be calculated on the basis of a 360-day
                                  year and the actual number of days elapsed in an
                                  applicable Interest Period. Interest on the Class A-5,
                                  Class B and Class C Notes will be calculated on the basis
                                  of a 360-day year consisting of twelve 30-day months. See
                                  "Description of the Notes--Payments of Interest". Interest
                                  for any Payment Date due but not paid on such Payment Date shall bear interest, to the extent permitted by applicable law, at the related Note Rate until paid. Failure to pay
                                  interest in full on any Payment Date after expiration of
                                  the applicable grace period is an Event of Default under
                                  the Indenture.

                                  On each Payment Date, Available Funds remaining after
                                  making the distributions referred to in items (i) and (ii)
                                  under "Description of the Notes--Payment Priorities" will
                                  be allocated pro rata to the Class A Interest
                                  Distributable Amount of each of the Class A-1, Class A-2,
                                  Class A-3, Class A-4 and Class A-5 Notes. Interest on the
                                  Class B-1 Notes will not be paid on any Payment Date until all accrued interest due and payable on the Class A Notes
                                  on such Payment Date has been paid in full. Interest on
                                  the Class B-2 Notes will not be paid on any Payment Date
                                  until all accrued interest due and payable on the Class A
                                  and Class B-1 Notes on such Payment Date has been paid in
                                  full. Interest on the Class C Notes will not be
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                                       8
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                                  paid on any Payment Date until all accrued interest due
                                  and payable on the Class A Notes and the Class B Notes on
                                  such Payment Date has been paid in full. See "Description
                                  of the Notes--Payments of Interest."

                                  If the Notes are accelerated following the occurrence of
                                  an Event of Default, interest payments will be allocated
                                  to the Notes in the priority described in "Description of
                                  the Notes--Events of Default; Rights Upon Event of
                                  Default; Distributions following Acceleration."

PRINCIPAL.......................  On each Payment Date, principal payments will be due and payable on the Notes, in the aggregate, in an amount equal to the Principal Distributable Amount for such Payment
                                  Date to the extent of funds available therefor; provided,
                                  that (i) no principal payments will be made with respect
                                  to the Class B-1 Notes on any Payment Date until all
                                  amounts payable with respect to the Class A Notes on such
                                  Payment Date have been paid in full, (ii) no principal
                                  payments will be made with respect to the Class B-2 Notes
                                  on any Payment Date until all amounts payable with respect to the Class A and Class B-1 Notes on such Payment Date
                                  have been paid in full, and (iii) no principal payments
                                  will be made with respect to the Class C Notes on any
                                  Payment Date until all amounts payable with respect to the
                                  Class A Notes and the Class B Notes on such Payment Date
                                  have been paid in full.

                                  On each Payment Date, the Class A Principal Distributable
                                  Amount will be allocated to the payment of the Class A-5
                                  Principal Distributable Amount and payment of principal to the other class or classes of Class A Notes then entitled
                                  to distributions in respect of principal. On each Payment
                                  Date on or prior to the Payment Date on which the Class
                                  A-1 Notes have been paid in full, the Class A Principal
                                  Distributable Amount will be allocated to payment of the
                                  Class A-5 Principal Distributable Amount and the remaining portion thereof will be applied in reduction of the
                                  principal balance of the Class A-1 Notes. On each Payment
                                  Date after the Payment Date on which the Class A-1 Notes
                                  have been paid in full, the Class A Principal
                                  Distributable Amount will be allocated to payment of the
                                  Class A-5 Principal Distributable Amount and payment of
                                  the principal of the Class A-2 Notes until the Class A-2
                                  Notes are paid in full. On each Payment Date after the
                                  Payment Date on which the Class A-2 Notes have been paid
                                  in full, the Class A Principal Distributable Amount will
                                  be allocated to payment of the Class A-5 Principal
                                  Distributable Amount and payment of the principal of the
                                  Class A-3 Notes until the Class A-3 Notes are paid in
                                  full. On each Payment Date after the Payment Date on which the Class A-3 Notes have been paid in full, the Class A
                                  Principal Distributable Amount will be allocated to
                                  payment of the Class A-5 Principal Distributable Amount
                                  and payment of principal of the Class A-4 Notes until the
                                  Class A-4 Notes are paid in full. On a Payment Date on
                                  which the Class A-1, Class A-2, Class A-3 or Class A-4
                                  Notes are paid in full, the Class A Principal
                                  Distributable Amount may also be allocable to payments of
                                  the class of Class A Notes next entitled to distributions
                                  in respect of principal.
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                                       9
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                                  The principal of the Class B-1, Class B-2 and Class C
                                  Notes will be payable on each Payment Date on and after
                                  the Payment Date on which the outstanding principal amount of the Class A-1 Notes has been reduced to zero, until the
                                  Class B-1, Class B-2 and Class C Notes have been paid in
                                  full, in an amount equal to the Class B-1 Principal
                                  Distributable Amount, the Class B-2 Principal
                                  Distributable Amount and the Class C Principal
                                  Distributable Amount, respectively.

                                  If the Notes are accelerated following the occurrence of
                                  an Event of Default, principal payments will be allocated
                                  to the Notes in the priority described in "Description of
                                  the Notes--Events of Default; Rights Upon Event of
                                  Default; Distributions following Acceleration."

PAYMENT PRIORITY................  On each Payment Date, the Servicer will transfer the
                                  Available Funds to an account maintained by the Indenture
                                  Trustee in accordance with the Indenture (the "Note
                                  Account") and the payments will be made in the following
                                  order of priority:

                                  first, to the Servicer, any Supplemental Servicing Fees
                                  for the related Collection Period and if HFC is no longer
                                  acting as the master servicer, the Servicing Fee then due;

                                  second, to the Interest Rate Cap Provider, the fee for
                                  maintaining the Interest Rate Cap and to the Indenture
                                  Trustee, and the Owner Trustee, their fees then due (in
                                  each case, to the extent such fees have not been
                                  previously paid by the Servicer);

                                  third, to the holders of record of the Class A Notes (the
                                  "Class A Noteholders"), the interest then due with respect to each class of Notes;

                                  fourth, to the holders of record of the Class B-1 Notes
                                  (the "Class B-1 Noteholders"), the interest then due with
                                  respect to the Class B-1 Notes;

                                  fifth, to the holders of record of the Class B-2 Notes
                                  (the "Class B-2 Noteholders"), the interest then due with
                                  respect to the Class B-2 Notes;

                                  sixth, to the holders of record of the Class C Notes (the
                                  "Class C Noteholders"), the interest then due with respect to the Class C Notes;

                                  seventh, (i) to the holders of record of the Class A-5
                                  Notes (the "Class A-5 Noteholders"), the Class A-5
                                  Principal Distributable Amount and to the holders of
                                  record of the Class A-1 Notes (the "Class A-1
                                  Noteholders"), the Class A Principal Distributable Amount
                                  remaining after distribution of the Class A-5 Principal
                                  Distributable Amount, until the outstanding principal
                                  amount of the Class A-1 Notes has been reduced to zero;
                                  and (ii) on and after the Payment Date on which the
                                  outstanding principal amount of the Class A-1 Notes has
                                  been reduced to zero, the Class A Principal Distributable
                                  Amount will be allocated to payment of the Class A-5
                                  Principal Distributable Amount to the Class A-5
                                  Noteholders and to the Class A-2, Class A-3 and Class A-4
                                  Notes, in "sequential pay" fashion, beginning with the
                                  Class A-2 Notes, in each case until
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                                       10
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                                  the respective outstanding principal amount of the Class
                                  A-2, Class A-3 and Class A-4 Notes are paid in full;

                                  eighth, to the Class B-1 Noteholders, the Class B-1
                                  Principal Distributable Amount;

                                  ninth, to the Class B-2 Noteholders, the Class B-2
                                  Principal Distributable Amount;

                                  tenth, to the Class C Noteholders, the Class C Principal
                                  Distributable Amount;

                                  eleventh, to the Reserve Account, until the Reserve
                                  Account is fully funded;

                                  twelfth, if HFC is acting as the master servicer, the
                                  Servicing Fee then due; and

                                  thirteenth, any remainder to the holders of the Certificates.

RESERVE ACCOUNT.................  An account will be created (the "Reserve Account") with an initial deposit of $8,275,247.63 (1% of the Original Pool
                                  Balance). The Reserve Account will be increased on each
                                  Payment Date by the deposit in the Reserve Account of
                                  certain amounts remaining after payments to Noteholders
                                  and any fees then payable, pursuant to the priorities set
                                  forth in "Payment Priority" above until the amount on
                                  deposit therein equals the Targeted Reserve Account
                                  Balance.

                                  Amounts in the Reserve Account on any Payment Date (after
                                  giving effect to all payments to be made to the Servicer
                                  and the Noteholders on such Payment Date) in excess of the
                                  Targeted Reserve Account Balance for such Payment Date
                                  will be paid to the holders of the Certificates.

                                  Funds will be withdrawn from the Reserve Account on each
                                  Payment Date to pay any Servicing Fee then payable to a
                                  master servicer other than HFC and to make required
                                  distributions on the Notes to the extent funds are not
                                  otherwise available, as described herein. See "Description of the Notes--Payment Priorities" and "The Trust
                                  Assets--The Reserve Account."

DENOMINATIONS...................  Each class of the Notes will be issued in the aggregate principal amounts set forth on the cover page hereof, in
                                  fully registered denominations of $100,000 and integral
                                  multiples of $1,000 in excess thereof.

REGISTRATION OF NOTES...........  Each class of the Offered Notes will initially be issued in book-entry form. Persons acquiring beneficial ownership interests in the Offered Notes ("Note Owners") may elect
                                  to hold their Notes through DTC, in the United States, or
                                  Cedel Bank, societe anonyme ("Cedel") or the Euroclear
                                  System ("Euroclear"), in Europe. Transfers within DTC,
                                  Cedel or Euroclear, as the case may be, will be in
                                  accordance with the usual rules and operating procedures
                                  of the relevant system. No person acquiring a beneficial
                                  ownership interest in any Note will be entitled to receive such Note in fully registered certificated form (a
                                  "Replacement Note") except in the limited circumstances
                                  described herein.

                                  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and
                                  counterparties
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                                       11
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                                  holding directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC through Citibank,
                                  N.A. or Morgan Guaranty Trust Company of New York, the
                                  relevant depositaries (collectively, the "Depositaries")
                                  of Cedel or Euroclear, respectively, and each a
                                  participating member of DTC. So long as the Notes are in
                                  book-entry form, such Notes will be evidenced by one or
                                  more Notes registered in the name of CEDE & Co., the
                                  nominee of DTC. The interests of the Note Owners will be
                                  represented by book-entries on the records of DTC and
                                  participating members thereof. Unless and until
                                  Replacement Notes are issued, it is anticipated that the
                                  only "Noteholder" will be Cede & Co., as nominee of DTC.
                                  All references in this Prospectus to "Holders" or
                                  "Noteholders" shall be deemed, unless the context clearly
                                  requires otherwise, to refer to CEDE & Co. See "Risk
                                  Factors" and "Description of the Notes--Registration of
                                  the Notes" herein.

RECORD DATE.....................  So long as the Notes are in book-entry form, the last day preceding a Payment Date; if the Notes are no longer in
                                  book-entry form, the last day of a month preceding a
                                  Payment Date.

SERVICING.......................  The Servicer will be responsible for servicing and making collections on the Receivables. Each Receivable will be
                                  subserviced by HAFC on behalf of the Servicer. The
                                  Servicer will cause funds collected with respect to the
                                  Receivables to be deposited into the Collection Account,
                                  except as described herein. On the earlier of the fifth
                                  calendar day or third Business Day prior to any Payment
                                  Date (the "Determination Date"), the Servicer will
                                  calculate, and instruct the Issuer and the Indenture
                                  Trustee regarding the amounts to be paid with respect to
                                  the related Collection Period to the Noteholders. See
                                  "Description of the Trust Documents-- Payments on
                                  Receivables; Deposits to Collection Account."

                                  As long as HFC is the Servicer, on each Payment Date it
                                  will receive, or be entitled to retain on behalf of itself and HAFC, and after payment of the amounts due on the
                                  Notes, a monthly servicing fee (the "Servicing Fee") in
                                  the amount of 3.00% per annum of the Pool Balance as of
                                  the beginning of the related Collection Period. See
                                  "Description of the Trust Documents-- Servicing
                                  Compensation and Payment of Expenses." In addition, the
                                  Servicer is entitled to retain all administrative fees,
                                  expenses and charges paid by or on behalf of borrowers,
                                  including late fees, prepayment fees and liquidation fees
                                  (the "Supplemental Servicing Fees"). The Servicer will pay ongoing expenses associated with the Issuer and the Notes, and incurred by it in connection with its responsibilities under the Sale and Servicing Agreement, including, without limitation, fees of the Indenture Trustee and the Owner
                                  Trustee.

                                  In certain limited circumstances, the Servicer may resign
                                  or be removed under the Sale and Servicing Agreement, in
                                  which event either the Indenture Trustee or, so long as it meets certain eligibility standards as set forth in the
                                  Sale and Servicing Agreement, a third-party servicer
                                  selected by the Indenture Trustee will be appointed as a
                                  successor master servicer. In such event, the Servicing
                                  Fee will be paid to the successor master servicer prior to any distributions on the
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                                       12
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                                  Notes. See "Description of the Trust Documents--Certain
                                  Matters Regarding the Servicer and the Seller."

                                  If the Servicer fails to comply in all material respects
                                  with certain representations, warranties or covenants with respect to any Receivable and such noncompliance is not
                                  cured within a specified period after the Servicer becomes aware or receives notice thereof and such noncompliance
                                  has a material adverse effect on the Noteholders, or
                                  certain events of insolvency occur with respect to the
                                  Servicer, the Indenture Trustee may appoint a successor.
                                  See "Description of the Trust Documents--Servicer
                                  Termination Event"; "--Rights upon Servicer Termination
                                  Event."

FINAL PAYMENT OF PRINCIPAL;
  OPTIONAL REDEMPTION...........  Each class of Notes will mature on the earlier of the date such class of Notes is paid in full or the respective
                                  scheduled maturity date for such class. The "Class A-1
                                  Scheduled Maturity Date" is December 17, 1999, the "Class
                                  A-2 Scheduled Maturity Date" is November 19, 2001, the
                                  "Class A-3 Scheduled Maturity Date" is July 17, 2003, the
                                  "Class A-4 Scheduled Maturity Date" is May 17, 2005, and
                                  for all other classes of Notes, the scheduled maturity
                                  date will be May 17, 2005 (the "Final Scheduled Payment
                                  Date"). The Notes then outstanding will be redeemed in
                                  whole, but not in part, on any Payment Date on which the
                                  Seller or Servicer exercises the option to purchase the
                                  Receivables from the Issuer. Such option may be exercised
                                  after the aggregate principal balance of the Offered Notes is less than or equal to $61,650,500 (10% of the original
                                  aggregate principal balance of the Offered Notes) at a
                                  redemption price which is not less than the Aggregate Note
                                  Principal Balance plus accrued and unpaid interest
                                  thereon. See "Description of the Notes--Maturity Dates;
                                  Optional Redemption" herein.

MANDATORY REPURCHASE OF CERTAIN
  RECEIVABLES...................  The Seller will make certain representations and warranties with respect to the Trust Assets and the
                                  Receivables. If the Seller breaches certain of its
                                  representations and warranties with respect to any
                                  Receivable, then depending upon the representation or
                                  warranty breached, if such breach has a material adverse
                                  effect on the interest of the Noteholders and is not cured within the specified period, such Receivable will be
                                  assigned to the Seller. Such representations include that
                                  each Receivable was originated by a properly licensed
                                  Dealer in its normal course of business, contains
                                  customary and enforceable provisions, was originated and
                                  sold to HAFC without fraud or misrepresentation by the
                                  Dealer or the borrower, was originated in material
                                  compliance with all applicable laws and regulations
                                  relating to the Receivable, and creates a valid, binding
                                  and enforceable first priority security interest in the
                                  financed vehicle in favor of HAFC. For a complete
                                  description of representations and warranties of the
                                  Seller, see "Description of the Trust
                                  Documents--Representations and Warranties; Repurchase
                                  Obligation."

                                  The Servicer (pursuant to the Sale and Servicing
                                  Agreement) will be obligated to repurchase a Receivable if such Receivable is materially adversely affected by a
                                  breach of certain of its servicing
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                                       13
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                                  obligations under the Sale and Servicing Agreement
                                  (including, but not limited to, its obligation to ensure
                                  that the perfected security interest of HAFC in the
                                  related financed vehicles is maintained), if the breach
                                  has not been cured within the specified period. See
                                  "Description of the Trust Documents--Representation and
                                  Warranties; Repurchase Obligation."

TAX STATUS......................  Dewey Ballantine LLP, special tax counsel to the Seller is of the opinion that under existing law, the Offered Notes
                                  will be characterized as indebtedness, and the Issuer will not be characterized as an association (or publicly traded partnership) taxable as a corporation. The Seller, the
                                  Indenture Trustee and the Owner Trustee will agree to
                                  treat the Offered Notes as indebtedness for all federal,
                                  state and local income and franchise tax purposes. By
                                  acceptance of a Class A or a Class B-1 Note, each
                                  Noteholder will agree to treat the Notes as debt. See
                                  "Material Federal Income Tax Consequences" for additional
                                  information concerning the application of federal income
                                  tax laws.

ERISA CONSIDERATIONS............  As described herein, the Class A and Class B-1 Notes may be purchased by Benefit Plans (as hereinafter defined)
                                  that are subject to the Employee Retirement Income
                                  Security Act of 1974 ("ERISA") or entities using assets of such Benefit Plans. Any Benefit Plan should consult its
                                  tax and/or legal advisors in determining whether all
                                  required conditions have been satisfied.

RATING..........................  As a condition to the issuance of the Notes, (i) the Class
                                  A-1 Notes will be rated in the highest short-term debt
                                  rating category ("A-1," or its equivalent), (ii) the Class
                                  A-2, Class A-3, Class A-4 and Class A-5 Notes will be
                                  rated in the highest long-term debt rating category ("AAA"
                                  or its equivalent), (iii) the Class B-1 Notes will be
                                  rated in the second highest long-term debt rating category
                                  ("AA," or its equivalent), (iv) the Class B-2 Notes will
                                  be rated in the third highest long-term debt rating
                                  category ("A," or its equivalent), and the Class C Notes
                                  will be rated in the fourth highest long-term debt rating
                                  category ("BBB," or its equivalent), in each case, by at
                                  least two Nationally Recognized Statistical Rating
                                  Organizations ("NRSROs" or "Rating Agencies"). A rating is not a recommendation to purchase, hold or sell the Notes,
                                  in as much as such rating does not comment as to market
                                  price or suitability for a particular investor.

                                  The ratings of the Notes are based primarily on the value
                                  of the Receivables, the credit quality of HFC and the
                                  terms of the Notes. There is no assurance that the ratings will remain in place for any given period of time or that
                                  the ratings will not be lowered or withdrawn by the Rating
                                  Agencies. See "Risk Factors" herein.

                                  RISK FACTORS

    For a discussion of all material risk factors in connection with the purchase of the Notes, prospective investors should consider among other things, the following risk factors.

    NON-PRIME CONTRACTS ARE LIKELY TO INCUR HIGHER LOSS RATES THAN CONTRACTS WITH BORROWERS WITH BETTER CREDIT OR COLLATERAL. HAFC specializes in the indirect financing of contracts for non-prime borrowers. The non-prime credit market consists of extending credit to persons who may not be able to obtain financing from traditional sources of credit, which in the automobile finance business is comprised of insured-deposit taking institutions such as banks, thrifts and credit unions, and finance companies which are "captives" (i.e., finance subsidiaries) of automobile manufacturers.

    A loan may be considered "non-prime" primarily for one, or both, of two reasons: borrower credit considerations and collateral considerations. Non-prime loans are likely to experience a higher rate of delinquency and losses than "prime" loans. It is also possible that the non-prime automobile finance business is more susceptible to loss than other segments of the non-prime lending business generally, such as non-prime mortgage lending, due to the mobility and depreciation of the collateral. The added risk posed by non-prime contracts has been considered in establishing the subordination supporting each class of Notes. However, there can be no assurance that such subordination will be adequate to prevent losses to some or all of the Noteholders.

    NON-PRIME BORROWERS ARE CONSUMERS WITH RELATIVELY WEAK CREDIT WHO MAY BE UNABLE TO (OR UNWILLING TO) REPAY THEIR LOANS. A borrower may be considered a "non-prime" credit due to limited income, past credit problems (e.g., prior bankruptcy, history of delinquent payments on other types of installment credit) or limited or no credit histories.

    NON-PRIME LOANS MAY ALSO HAVE LESS VALUABLE COLLATERAL. Collateral considerations in the non-prime market primarily result from the financing, in many cases, of used vehicles. Although depreciation also affects new automobiles, the market value of an automobile which is several years old may be more difficult to ascertain than for a new vehicle since such value will depend on mileage and general condition, which may vary substantially for different vehicles of a similar model year. As a result, upon sale of repossessed vehicles, proceeds may be less than anticipated, resulting in greater losses. This factor has been considered in establishing the subordination supporting each class of Notes. However, there can be no assurance that such subordination will be adequate to prevent losses to some or all of the Noteholders.

    AN INVESTMENT IN THE NOTES MAY BE AN ILLIQUID INVESTMENT WHICH MAY RESULT IN A NOTE OWNER HOLDING SUCH INVESTMENT TO MATURITY. The Notes will not be listed on any securities exchange. There is currently no market for the Notes. While the Underwriters currently intend to make a market in the Notes, they are under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide Notes Owners with liquidity of investment or that it will continue while the Notes remain outstanding.

    Issuance of the Notes in book-entry form may reduce the liquidity of such Notes in the secondary trading market since investors may be unwilling to purchase Notes for which they cannot obtain physical certificates. See "Description of the Notes--Registration of the Notes" herein.

    BOOK-ENTRY REGISTRATION MAY REDUCE THE LIQUIDITY OF THE NOTES. Since transactions in the Notes can be effected only through DTC, Cedel, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Note Owner to pledge a Note to persons or entities that do not participate in the DTC, Cedel or Euroclear system, or otherwise to take actions in respect of such Notes, may be limited due to lack of a physical certificate representing the Notes. See "Description of the Notes--Registration of the Notes" herein.

    BOOK-ENTRY REGISTRATION MAY RESULT IN DELAYS IN RECEIPT OF PAYMENTS. Note Owners may experience some delay in their receipt of distributions of interest and principal on the Notes since such distributions will be forwarded by the Indenture Trustee to DTC and DTC will credit such distributions to the accounts of its Participants (as defined herein) which will thereafter credit them to the accounts of Note Owners either directly or indirectly through indirect participants. Such delays will decrease the yield to the Note Owners from the Notes. See "Description of the Notes-- Registration of the Notes" herein.

    SUBORDINATION PROVISIONS APPLICABLE TO A CLASS COULD HAVE ADVERSE CONSEQUENCES FOR THE SUBORDINATE CLASSES. Distributions of interest on each of the Class B and Class C Notes will be subordinated in priority of payment to payment of interest due on the Class A Notes as described herein. Distributions of interest on the Class B-2 and Class C Notes will be subordinated in priority of payment to payment of interest due on the Class B-1 Notes and distributions of interest on the Class C Notes will be subordinated in priority of payment to payment of interest due on the Class B-2 Notes. Consequently, the Class B and Class C Noteholders will not receive any interest payments with respect to a Collection Period until the full amount of interest payable on such Payment Date with respect to each class of Notes with a higher priority has been paid. See "Description of the Notes--Payment Priorities" and "Events of Default; Rights upon Event of Default; Distributions following Acceleration" herein.

    The Issuer will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables. Noteholders must rely upon payments on the Receivables for repayment.

    GEOGRAPHIC CONCENTRATION OF RECEIVABLES MAY RESULT IN HIGHER LOSSES IF PARTICULAR REGIONS EXPERIENCE DOWNTURNS. As of the Cut-Off Date (based on principal balance and mailing address of the borrowers), borrowers with respect to approximately 12.73% and 16.28% of the Receivables were located in California and Texas, respectively. Accordingly, adverse economic conditions or other factors particularly affecting either of these states could adversely affect the delinquency or loan loss experience of the Issuer with respect to the Receivables. Such economic conditions or other factors could include wide-scale property losses, business failures or unemployment resulting from natural disasters such as hurricanes or earthquakes. The location of the Receivables by state is identified in the table beginning on page 25 based upon borrower mailing address. See "The Trust Assets."

    PREPAYMENTS OF THE RECEIVABLES MAY ADVERSELY AFFECT THE YIELD TO MATURITY OF THE NOTES. All of the Receivables may be prepaid in whole or in part at any time without penalty. However, borrowers must obtain HAFC's consent prior to transferring their interest in a financed vehicle. Neither the Seller nor HFC is aware of any publicly generated studies or statistics available on the rate of prepayment of automobile retail installment contracts. It can be expected that a number of the Receivables will prepay prior to the maturity of such Receivables. Actual prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the fact that a borrower generally may not sell or transfer the vehicle securing a Receivable without the consent of HAFC, and the availability of alternative financing (including from HFC or any of its affiliates). If the rate of prepayments on the Receivables varies from that anticipated at the time a Note is purchased, it will impact the time the Notes remain outstanding and consequently, may impact the anticipated yield on the Notes. If a Note is purchased at a premium, and the rate of prepayments exceeds the rate of prepayments anticipated at the time the Note was purchased, the actual yield to maturity of the Note will be less than the anticipated yield. If a Note is purchased at a discount, and the rate of prepayments is less than the rate of prepayments anticipated at the time the Note was purchased, the actual yield to maturity will be less than the anticipated yield.

    RATINGS ARE NOT RECOMMENDATIONS TO PURCHASE, HOLD OR SELL THE NOTES. The ratings of the Notes will depend primarily on an assessment by the Rating Agencies of the underlying Receivables, and the subordination of the Class B and Class C Notes and the Certificates. The ratings assigned by the Rating Agencies to the Notes are not recommendations to purchase, hold or sell the Notes, inasmuch as such ratings do not consider the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the Rating Agencies if in their judgment future circumstances so warrant, including a change in the credit ratings of HFC.

    SECURITY INTERESTS IN BOTH THE RECEIVABLES AND THE UNDERLYING VEHICLES MAY NOT BE VALID UNDER CERTAIN CIRCUMSTANCES. In connection with the sale and assignment of the Receivables to the Issuer, security interests in the financed vehicles which have been assigned first, by HAFC to the Seller, and then by the Seller to the Issuer, will be assigned by the Issuer to the Indenture Trustee. In most states, such an assignment is an effective conveyance of a security interest without amendment of any security interest noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. However, a security interest in a motor vehicle registered in the states in which a majority of financed vehicles underlying the Receivables are currently registered, may be perfected only by causing such vehicle's certificate of title to be amended to note the security interest of the secured party. Such notation of a secured party's security interest is generally effected in such states by depositing with the applicable state highway department, motor vehicle registrar or similar state authority, the vehicle's certificate of title, an application containing the name and address of the secured party, and the necessary registration fees.

    Because of the administrative burden and expense that would be entailed in doing so, the certificates of title for the financed vehicles will not identify the Seller, Issuer, Indenture Trustee or Owner Trustee as the secured party, and will not be deposited with the state highway department, motor vehicle registrar or other state authorities in any state. In the absence of such action, the Indenture Trustee may not have a perfected security interest in the financed vehicles and, in the event that another person obtains a perfected security interest in a financed vehicle subsequent to the transfer of the Receivables to the Issuer, such person might acquire rights in such financed vehicle prior to the rights of the Indenture Trustee. The Seller agreed in the Sale and Servicing Agreement to repurchase any Receivable if, on the Closing Date a valid, subsisting and enforceable first priority security interest has not been perfected (or is not in the process of perfection) in favor of HAFC (or any predecessor to HAFC or any subsidiary thereof), which will have been validly assigned to the Issuer and the Indenture Trustee, in the related financed vehicle. The Servicer covenanted in the Sale and Servicing Agreement to repurchase any Receivable if, after the Closing Date, a valid, subsisting and enforceable first priority security interest in the name of HAFC (or any predecessor to HAFC or any subsidiary thereof) is not maintained on behalf of the Indenture Trustee in the related financed vehicle.

    ALTHOUGH THE TRANSACTION HAS BEEN STRUCTURED SO AS TO MINIMIZE THE RISKS ASSOCIATED WITH THE BANKRUPTCY OF HAFC OR THE SELLER, SUCH SAFEGUARDS MAY NOT ELIMINATE ALL SUCH RISKS. HAFC intends that its transfer of Receivables to the Seller will constitute a sale rather than a pledge of the Receivables to secure indebtedness of HAFC. The Seller intends that the transfer of Receivables to the Issuer will also constitute a sale rather than a pledge of the Receivables to secure indebtedness for the Seller. However, if HAFC or the Seller were to become a debtor under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws"), a creditor or trustee in bankruptcy of HAFC or the Seller, as debtor-in-possession, might argue that such sale of Receivables by HAFC to the Seller, or by the Seller to the Issuer, was a pledge of Receivables rather than a sale, and if such position--that the transfer of Receivables was a pledge rather than a sale or otherwise should be treated as part of the bankruptcy estate of HAFC or the Seller--were presented to or accepted by a court, then delays in payments to Noteholders could occur and/ or reductions in the amounts of such payments could result. It is also possible that such a recharacterization could result in no additional payments to Noteholders. In addition if the transfer of any Receivable is recharacterized as a pledge, then a tax lien, other governmental lien, or other lien created by operation of law on the property of HAFC or the Seller, as applicable, may have priority over the Issuer's interest in such Receivable.

    HAFC and the Seller have taken steps in structuring the transactions contemplated hereby that are intended to make it unlikely that the voluntary or involuntary application for relief by HAFC or the Seller under any Insolvency Laws will result in the consolidation of the assets and liabilities of the Issuer with those of HAFC or the Seller. These steps include the creation of the Issuer as a separate, limited-purpose entity pursuant to its certificate of trust, the formation of the Seller as a limited purpose entity to hold the ownership interest in the Issuer and incorporating into the Articles of Incorporation of the Seller certain limitations (including restrictions on the nature of the business of the Seller) and a restriction on its ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of the holders of its Preferred Stock, which is the Indenture Trustee. See "The Trust Assets--The Preferred Stock" herein.

    HAFC and the Seller have received the advice of counsel, concluding on the basis of a reasoned analysis of analogous case law (although acknowledging that there is no precedent based on directly similar facts) to the effect that, subject to certain facts, assumptions and qualifications specified therein, a court would conclude that neither the assets and liabilities of HAFC nor the Seller would be consolidated with the assets and liabilities of the Issuer, in the event of the application of the federal bankruptcy laws to HAFC or the Seller. If a court concluded otherwise, or a filing were to be made under any Insolvency Law by or against HAFC or the Seller, or if an attempt were to be made to litigate any of the foregoing issues, delays in the distributions on the Notes (and possible reductions in the amount of such distributions) could occur. The Issuer is not expected to have any significant assets or sources of funds other than the Receivables and the proceeds thereof.

    FINANCIAL CONDITIONS OF THE SELLER OR SERVICER MAY AFFECT AN INVESTOR'S RETURN, EVEN IF THE INTENDED BANKRUPTCY CHARACTERIZATION IS SUSTAINED. Neither HAFC, the Servicer, nor the Seller is generally obligated to make any payments in respect of any class of Notes or the Receivables. If either of HFC or HAFC were to cease acting as Servicer or Subservicer respectively, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Noteholders.

    In certain circumstances, the Seller or the Servicer will be required to acquire Receivables from the Issuer with respect to which certain representations and warranties have been breached. In the event that either of the Seller or the Servicer is incapable of complying with its reacquisition obligations and no other party is obligated to perform or satisfy such obligations, Noteholders may be subject to delays in receiving payments and suffer loss of their investment in the Notes.

    INSURANCE ON VEHICLES WILL GENERALLY BE REQUIRED AT THE TIME OF ORIGINATION, ALTHOUGH NO ASSURANCE CAN BE GIVEN THAT SUCH INSURANCE WILL BE MAINTAINED. HAFC generally requires that the borrower under a contract insure the related vehicle with a physical damage policy naming HAFC as loss payee. Although such insurance on the vehicle is generally required at the time the contract is originated, there can be no assurance that the borrower will maintain the appropriate coverage on the vehicle. HAFC does not anticipate force placing insurance (i.e., obtaining such insurance coverage without the consent of the related borrower) on the related vehicles. HAFC has not represented and warranted to the Seller that each vehicle is in fact covered by a physical damage policy, although HAFC has represented and warranted that the procedures described above have been followed with respect to each vehicle. As a consequence of the foregoing, the vehicles may not be covered by physical damage insurance and losses to Noteholders may result from such lack of coverage.

    DELINQUENCIES MAY VARY OVER TIME, AND ANY INCREASE IN DELINQUENCIES MAY RESULT IN UNANTICIPATED LOSSES. There can be no assurance that the historical levels of delinquencies and losses experienced by HAFC on its respective contract and vehicle portfolio as set forth on pages 36 and 37 will be indicative of the performance of the contracts comprising the Trust Assets or that such levels will continue in the future. Delinquencies and losses could increase significantly for various reasons, including changes in the local, regional or national economies, the failure to adequately service the Receivables comprising the Trust Assets, or the transfer or relocation of the servicing from HFC or HAFC.

    STATE AND FEDERAL CREDIT PROTECTION LAWS MAY LIMIT COLLECTION OF PRINCIPAL AND INTEREST ON THE RECEIVABLES. The Receivables are subject to numerous federal and state consumer protection laws which impose requirements on the solicitation, making, enforcement and collection of motor vehicle sales finance contracts. Such laws, as well as any new laws which may be adopted and court rulings (including, but not limited to, federal or state interest rate caps on consumer loans), may adversely affect the Servicer's ability to collect on the Receivables. If this would occur in states in which a higher concentration of Receivables are located, such as California and Texas, a shortfall in funds available to make payments on the Notes could occur. In addition, failure of the Servicer to comply with such requirements could adversely affect the Servicer's ability to enforce the Receivables.

    Pursuant to the Sale and Servicing Agreement, if the interest of the Issuer, and consequently the Noteholders, in a Receivable is materially adversely affected by the failure of the related installment sales contract to comply in all material respects with applicable requirements of law, the affected Receivable will be reassigned to the Seller. Pursuant to the Sale and Servicing Agreement, the Seller will make certain other representations and warranties relating to the validity and enforceability of the installment sales contracts and the Receivables. However, it is not anticipated that the Issuer or Indenture Trustee will make any examination of the installment sales contracts or the records relating thereto for the purpose of establishing the presence or absence of defects, compliance with such representations and warranties, or for any other purpose. The sole remedy, if any such representation or warranty is breached and such breach has a material adverse effect on the interest of Noteholders in any Receivable and continues beyond the applicable cure period, is that the Receivables affected thereby will be reassigned to the Seller. In addition, in the event of the breach of certain representations and warranties, the Seller may be obligated to accept the reassignment of the Receivables. See "Description of the Trust Documents-- Representations and Warranties; Repurchase Obligation".

    Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and may require licensing of HAFC. In addition, many states have other laws, such as consumer protection laws, unfair and deceptive practices acts and debt collection practices acts which may apply to the origination or collection of the Receivables. Depending on the provisions of the applicable law, violations of these laws may limit the ability of HAFC to collect all or part of the principal of or interest on the Receivables, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject HAFC, the Servicer, the Seller and possibly the Issuer to damages and administrative enforcement.

    The Receivables will also be subject to certain federal laws, which may include:

        (i) the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Receivables;

        (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

       (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

        (iv) the Fair Debt Collection Practices Act, which regulates collection practices of debt collectors.

    Violations of certain provisions of these federal laws may limit the ability of HAFC, the Servicer and the Issuer to collect all or part of the principal of or interest on the Receivables and in addition could subject HAFC or the Servicer (and possibly the Seller or the Issuer) to damages and administrative enforcement.

    SOCIAL, LEGAL, ECONOMIC AND OTHER FACTORS MAY AFFECT INVESTMENT. Changes in borrowing and payment patterns by borrowers result from a variety of social, legal and economic factors. Economic factors include the rate of inflation, unemployment levels, tax law changes and relative interest rates. The Seller, Servicer and HAFC are unable to determine and have no basis to predict whether or to what extent tax law changes or other economic or social factors will affect repayment patterns. See "The Trust Assets."

    HAFC'S UNDERWRITING PROCESS AND SUBJECTIVE CREDIT STANDARDS. The underwriting standards applied by HAFC may not be as stringent as those of the finance companies of motor vehicle manufacturers or other financial institutions since HAFC purchases retail automobile installment contracts which may not meet the credit standards of traditional primary lenders. The HAFC finance program focuses on the non-prime market including borrowers with below average credit profiles who may not be able to receive financing from more traditional sources. The HAFC finance program does set specific limits for the credit amount extended based upon its evaluation of each borrower's credit profile. See "The Automobile Financing Business of HAFC--Application Processing and Purchasing Criteria."

    RESTRICTIONS ON RECOVERIES MAY RESULT IN THE ISSUER RECEIVING SUBSTANTIALLY LESS THAN THE FACE AMOUNT OF THE RELATED CONTRACT. The FTC Rule, as described under "Certain Legal Aspects of the Receivables-- Consumer Protection Laws" herein, provides borrowers with the right to set-off and defend against collections. HAFC will warrant that no claims or defenses have been asserted or threatened with respect to the contracts and that all requirements of applicable law with respect to the contracts have been satisfied.

    In the event that HAFC, the Servicer or the Indenture Trustee must rely on repossession and disposition of vehicles to recover scheduled payments due on defaulted contracts, i.e., contracts which are seriously delinquent, or as to which the related borrower has affirmatively indicated an inability or unwillingness to make payment, the Issuer may not realize the full amount due on a contract (or may not realize the full amount on a timely basis). Other factors that may affect the ability of the Issuer to realize the full amount due on a contract include whether amendments to certificates of title relating to the vehicles had been filed, whether financing statements to perfect the security interest in the vehicles had been filed, depreciation, obsolescence, damage or loss of any vehicle, and the application of Insolvency Laws. As a result, the Noteholders may be subject to delays in receiving payments and suffer loss of their investment in the Notes.

    HAFC, THE SERVICER AND SELLER ARE NOT CORPORATELY LIABLE ON THE NOTES, AND THE ONLY SOURCE OF REPAYMENT WILL BE THE TRUST ASSETS. The Issuer will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and the related assets as described herein. The Notes represent obligations solely of the Issuer or debt secured by the Trust Assets, and will not represent a recourse obligation to other assets of the Servicer, Seller or HAFC. No Note will be insured or guaranteed by HAFC, the Servicer, the Seller, or any other entity. Consequently, holders of the Notes must rely for repayment primarily upon payments on the Receivables and the related assets as specified herein.

                                   THE SELLER

    The Seller was incorporated under the laws of the State of Nevada on March 25, 1998 and is a wholly-owned special purpose subsidiary of HFC. The Seller was organized for the limited purposes of engaging in the type of transactions described herein and other similar transactions and any activities incidental to and necessary or convenient for the accomplishment of such purposes. Neither HFC's nor the Seller's board of directors intends to change the business purpose of the Seller. The Seller's principal executive office is located at 1111 Town Center Drive, Las Vegas, Nevada 89134. The Seller is not subject to any legal proceedings.

    Each Receivable will be purchased by the Seller at a price equal to its principal balance as of the date it is acquired, plus the present value of the anticipated excess spread discounted to account for uncertainty in future performance of such Receivable. The Seller will immediately sell each Receivable to the Issuer at a price equal to its principal balance. The Receivables will be subserviced by HAFC on behalf of HFC as Servicer. The Servicer will be entitled to the Servicing Fee and any Supplemental Servicing Fees, on behalf of itself and HAFC.

                                  THE SERVICER

    HFC was incorporated in Delaware in 1925, as successor to an enterprise which traces its origin through the same ownership to an office established in 1878. HFC will be responsible for acting as the Servicer for the Receivables. The address of its principal executive office is 2700 Sanders Road, Prospect Heights, Illinois 60070. HFC is a subsidiary of Household International, Inc.

    HFC and its subsidiaries offer a diversified range of financial services. The principal product of HFC's consumer financial services business is the making or purchasing of cash loans and sales finance contracts, including home equity loans secured by first and second mortgages, automotive sales finance contracts and unsecured credit advances (including revolving and closed-end personal loans) to middle-income consumers in the United States. Loans are made through branch lending offices and through direct marketing efforts. HFC, through banking subsidiaries, also offers both MasterCard* and VISA* credit cards to residents throughout the United States.

    Through its subsidiaries, HFC also purchases and services revolving charge card accounts originated by merchants. The accounts result from consumer purchases of goods and services from the originating merchant. Closed-end sales contracts are also directly originated by an HFC subsidiary.

    Where applicable laws permit, HFC offers customers credit life and credit accident, health and disability insurance. Such insurance is generally written directly by, or reinsured with, one of HFC's insurance affiliates.

    As of September 30, 1998, HFC had approximately $43.6 billion in total assets, approximately $37.8 billion in total liabilities and approximately $5.8 billion in shareholder's equity. The Servicer is not subject to any legal proceedings which are expected to have a material impact on its business or financial condition, taken as a whole.

                                THE SUBSERVICER

    HAFC is a Delaware corporation and the surviving entity in a merger between a subsidiary of Household International, Inc. ("Household") and ACC Consumer Finance Corporation ("ACC"). The merger closed on October 21, 1997 and ACC changed its name to Household Automotive Finance Corporation shortly thereafter. ACC was the successor to a California corporation also named ACC Consumer Finance Corporation which was formerly named American Credit Corporation. The principal executive offices of HAFC are located at 11452 El Camino Real, Suite 400, San Diego, CA 92130.

    HAFC is an automobile finance company specializing in the indirect financing of automobile sales finance contracts to consumers with non-prime credit. Through a subsidiary, HAFC also offers loans directly to consumers. The indirect lending program provides automobile dealers with an alternative source of financing for those consumers who typically do not qualify for financing under the dealer's traditional financing sources. Under this program, retail installment sales contracts are purchased by HAFC from originating automobile dealers.

    HAFC is licensed, where required, to purchase and service retail installment contracts. HAFC is not subject to any legal proceedings which are expected to have a material impact on its business or financial condition.

                                USE OF PROCEEDS

    The net proceeds to be received from the sale of the Notes and the Certificates will be used to fund the initial deposit in the Reserve Account and to obtain a release of a lien maintained against assets of the Issuer prior to the Closing Date. Such lien exists as security for issuance of a series of privately placed notes that will be retired simultaneously with the closing of the sale of the Notes.

------------------------

* Master Card and VISA are registered trademarks of MasterCard International Incorporated and VISA USA, Inc., respectively.

                                   THE ISSUER

GENERAL

    The Issuer, Household Automobile Revolving Trust I, is a Delaware business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the purpose of engaging in the transactions described in this Prospectus. The Issuer will not engage in any activity other than (i) acquiring, holding and managing the Receivables and the other assets of the Issuer and proceeds therefrom, (ii) issuing notes in private and public offerings, including the issuance of the Notes, (iii) making payments on the Notes and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

    Financial statements of the Issuer are contained in Appendix F hereto.

    The Issuer's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company as Owner Trustee, at the address listed below under "--The Owner Trustee."

THE OWNER TRUSTEE

    Wilmington Trust Company, the Owner Trustee under the Trust Agreement, is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The Owner Trustee will perform limited administrative functions under the Trust Agreement. The Owner Trustee's liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement and the Sale and Servicing Agreement.

THE INDENTURE TRUSTEE

    The Chase Manhattan Bank is the Indenture Trustee under the Indenture. The Chase Manhattan Bank is a New York banking corporation, the principal offices of which are located at 450 West 33rd Street, 8th Floor, New York, New York 10001.

                                THE TRUST ASSETS

GENERAL

    The Trust Assets consist of the following: (a) the Receivables; (b) all amounts paid or payable under the Receivables after the Cut-Off Date; (c) security interests in the financed vehicles granted by the borrowers; (d) an assignment of HAFC's rights against automobile dealers ("Dealers") under agreements between HAFC and the Dealers (the "Dealer Agreements"); (e) an assignment of the right to receive proceeds from claims on loss, physical damage, credit life, disability, theft, mechanical breakdown, or similar insurance policies covering the financed vehicles or the borrowers; (f) all funds on deposit from time to time in the Collection Account, the Note Account and the Reserve Account; (g) an assignment of all rights and benefits under the Receivables Purchase Agreement and all supplements thereto; (h) all documents related to the Receivables, including the original contracts, documents evidencing insurance, original credit applications and original certificates of title or copies of applications therefor, (i) a share of the preferred stock of the Seller (the "Preferred Stock"); (j) the Interest Rate Cap and all payments made pursuant thereto; and (k) all proceeds of the foregoing.

    The Receivables were originated by Dealers in accordance with HAFC's requirements under agreements with Dealers, have been assigned by the Dealers to HAFC, and evidence the indirect financing made available to the borrowers by HAFC. Dealer Agreements may provide for repurchase or recourse against the Dealer in the event of a breach of a representation or warranty by the Dealer under a Dealer Agreement.

    All of the Receivables were sold by HAFC to the Seller pursuant to the Receivables Purchase Agreement and by the Seller to the Issuer pursuant to the Sale and Servicing Agreement. The Receivables were originated by Dealers and purchased by HAFC in the ordinary course of HAFC's business pursuant to its finance programs and underwriting standards. The files relating to the Receivables will be held by HAFC as custodian for the Indenture Trustee.

ELIGIBILITY CRITERIA

    The Receivables were selected according to several criteria, including the following: each Receivable (i) was originated by a Dealer located in the United States to a borrower who was a resident of the United States with a mailing address in the United States, (ii) has a contractual APR of not less than 10.5% or more than 27%, (iii) provides for level monthly payments which provide interest at the APR and fully amortize the amount financed over an original term no greater than 72 months, (iv) is not more than 30 days past due as of the Cut-Off Date, (v) is attributable to the purchase of a new or used automobile, light duty truck or van, (vi) as of the Cut-Off Date has a remaining term of not more than 72 months and (vii) had an original principal balance of at least $3,000 and not more than $27,000. No selection procedures adverse to the Noteholders were utilized in selecting the Receivables to be conveyed to the Issuer.

TERMS OF THE RECEIVABLES

    Each Receivable provides for the allocation of payments according to (i) the simple interest method ("Simple Interest Receivables") or (ii) the "sum of periodic balances" or "sum of monthly payments" method ("Actuarial Receivables"). Except as otherwise described, the scheduled payment on each Receivable is a fixed level monthly payment which will amortize the full amount of the Receivable over its term assuming, in the case of each Simple Interest Receivable, that the borrower does not pay any installment before or after its scheduled due date.

    Payments on Simple Interest Receivables will be applied first to interest accrued through the date immediately preceding the date of payment and then to unpaid principal. Accordingly, if a borrower pays an installment before its due date, the portion of the payment allocable to interest for the payment period will be less than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly greater, and the principal balance will be amortized more rapidly than scheduled. Conversely, if a borrower pays an installment after its due date, the portion of the payment allocable to interest for the payment period will be greater than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will be amortized more slowly than scheduled, in which case a larger portion of the principal balance may be due on the final scheduled payment date.

    An Actuarial Receivable provides for the payment by the borrower of a specified total amount of payments, payable in monthly installments on the related due date, which total represents the principal amount financed and finance charges in an amount calculated on the basis of a stated APR for the term of such Receivable. Notwithstanding the foregoing, the rate at which such finance charge accrues and, correspondingly, the amount of each scheduled payment allocated to reduction of the outstanding principal balance of an Actuarial Receivable is calculated in accordance with the actuarial method and all payments (other than partial prepayments) received by the Servicer on or in respect of the Actuarial Receivables will be allocated pursuant to the Sale and Servicing Agreement on an actuarial basis. Collections on an Actuarial Receivable made during a Collection Period will be applied first, to the scheduled payment on such Actuarial Receivable, and second, to any late fees accrued with respect to such Actuarial Receivable.

COMPOSITION OF THE RECEIVABLES

    Set forth below is a description of the material characteristics of the Receivables as of the Cut-Off Date:

                                                                                      TOTAL POOL OF RECEIVABLES
                                                                                    ------------------------------

Original Pool Balance.............................................................                 $827,524,762.71
Number of Receivables.............................................................                          63,356
Average Principal Balance(1)......................................................                      $13,061.51
  Range of Principal Balances.....................................................         $3,042.00 to $26,497.15
Average Original Amount Financed(2)...............................................                      $13,760.06
  Range of Original Amounts Financed..............................................         $3,272.62 to $26,999.99
Weighted Average APR(3)...........................................................                          19.77%
  Range of Original APRs..........................................................                      11% to 27%
Weighted Average Original Term(3).................................................                    61.85 months
  Range of Original Terms.........................................................          24 months to 72 months
Weighted Average Remaining Term(3)................................................                    56.37 months
  Range of Remaining Terms........................................................          18 months to 72 months
Weighted Average Months of Seasoning(3)...........................................                     5.48 months
  Range of Months of Seasoning....................................................           0 months to 37 months
Number of Receivables more than 30 days delinquent................................                            None

------------------------
(1) Original Pool Balance divided by total number of loans.
(2) Aggregate amount financed divided by total number of loans.
(3) Weighted by Principal Balance as of the Cut-Off Date.

                COMPOSITION OF RECEIVABLES BY PRINCIPAL BALANCE

                   PRINCIPAL                      NUMBER OF      % OF          PRINCIPAL         % OF POOL BY
                    BALANCE                      RECEIVABLES  RECEIVABLES     OUTSTANDING      PRINCIPAL BALANCE
-----------------------------------------------  -----------  -----------  -----------------  -------------------

$3,000 to  4,000...............................          74         0.12%  $      263,318.11            0.03%
 4,001 to  5,000...............................         269         0.42        1,238,126.48            0.15
 5,001 to  6,000...............................         616         0.97        3,424,277.71            0.41
 6,001 to  7,000...............................       1,127         1.78        7,379,384.50            0.89
 7,001 to  8,000...............................       2,095         3.31       15,794,574.54            1.91
 8,001 to  9,000...............................       3,292         5.20       28,109,549.17            3.40
 9,001 to 10,000...............................       4,768         7.53       45,392,220.43            5.49
10,001 to 11,000...............................       6,165         9.73       64,850,150.32            7.84
11,001 to 12,000...............................       7,780        12.28       89,578,741.58           10.82
12,001 to 13,000...............................       8,301        13.10      103,718,814.59           12.53
13,001 to 14,000...............................       6,623        10.45       89,248,171.90           10.78
14,001 to 15,000...............................       5,068         8.00       73,387,816.21            8.87
15,001 to 16,000...............................       4,009         6.33       62,069,137.99            7.50
16,001 to 17,000...............................       3,465         5.47       57,100,597.68            6.90
17,001 to 18,000...............................       2,910         4.59       50,873,582.97            6.15
18,001 to 19,000...............................       2,391         3.77       44,180,603.19            5.34
19,001 to 20,000...............................       1,655         2.61       32,215,648.79            3.89
20,001 to 21,000...............................       1,253         1.98       25,647,165.09            3.10
21,001 to 22,000...............................         830         1.31       17,782,031.78            2.15
22,001 to 23,000...............................         391         0.62        8,766,088.19            1.06
23,001 to 24,000...............................         201         0.32        4,706,544.96            0.57
24,001 to 25,000...............................          57         0.09        1,389,765.58            0.17
25,001 to 26,000...............................          13         0.02          329,664.99            0.04
26,001 to 27,000...............................           3         0.00           78,785.96            0.01
                                                 -----------  -----------  -----------------          ------
    Total......................................      63,356       100.00%  $  827,524,762.71          100.00%
                                                 -----------  -----------  -----------------          ------
                                                 -----------  -----------  -----------------          ------

                     COMPOSITION BY APR OF THE RECEIVABLES
                              (AS OF CUT-OFF DATE)

                                                     NUMBER OF      % OF          PRINCIPAL        % OF POOL BY
APR RANGE                                           RECEIVABLES  RECEIVABLES     OUTSTANDING     PRINCIPAL BALANCE
--------------------------------------------------  -----------  -----------  -----------------  -----------------
11.00 to 11.99%...................................           1         0.00%  $       13,268.27           0.00%
12.00 to 12.99....................................         179         0.28        2,984,872.43           0.36
13.00 to 13.99....................................          59         0.09          990,779.10           0.12
14.00 to 14.99....................................         142         0.22        2,341,716.73           0.28
15.00 to 15.99....................................       1,190         1.88       18,835,210.53           2.28
16.00 to 16.99....................................       1,303         2.06       22,136,681.45           2.68
17.00 to 17.99....................................      13,491        21.29      194,501,786.48          23.50
18.00 to 18.99....................................       8,863        13.99      124,526,601.55          15.05
19.00 to 19.99....................................       6,302         9.95       83,038,217.73          10.03
20.00 to 20.99....................................      16,840        26.58      209,408,753.58          25.31
21.00 to 21.99....................................       6,625        10.46       78,076,434.79           9.43
22.00 to 22.99....................................       5,196         8.20       59,205,963.09           7.15
23.00 to 23.99....................................       1,222         1.93       12,903,234.83           1.56
24.00 to 24.99....................................       1,756         2.77       16,984,786.96           2.05
25.00 to 25.99....................................         177         0.28        1,493,777.71           0.18
26.00 to 27.00....................................          10         0.02           82,677.48           0.01
                                                    -----------  -----------  -----------------         ------
    Total.........................................      63,356       100.00%  $  827,524,762.71         100.00%
                                                    -----------  -----------  -----------------         ------
                                                    -----------  -----------  -----------------         ------

                     COMPOSITION BY INTEREST ACCRUAL METHOD
                            (AS OF THE CUT-OFF DATE)

                                                 NUMBER OF      % OF          PRINCIPAL          % OF POOL BY
           INTEREST ACCRUAL METHOD              RECEIVABLES  RECEIVABLES     OUTSTANDING     PRINCIPAL OUTSTANDING
----------------------------------------------  -----------  -----------  -----------------  ---------------------
Actuarial.....................................       6,343        10.01%  $   76,676,853.82             9.27%
Simple Interest...............................      57,013        89.99      750,847,908.89            90.73
                                                -----------  -----------  -----------------           ------
    Total.....................................      63,356       100.00%  $  827,524,762.71           100.00%
                                                -----------  -----------  -----------------           ------
                                                -----------  -----------  -----------------           ------

                       COMPOSITION BY STATE OF RESIDENCE
                              (AS OF CUT-OFF DATE)

                                                     NUMBER OF      % OF          PRINCIPAL        % OF POOL BY
LOCATION OF MAILING ADDRESS OF BORROWER             RECEIVABLES  RECEIVABLES     OUTSTANDING     PRINCIPAL BALANCE
--------------------------------------------------  -----------  -----------  -----------------  -----------------
Alabama...........................................         106         0.17%  $    1,466,587.45           0.18%
Alaska............................................          11         0.02          130,210.87           0.02
Arizona...........................................       1,024         1.62       13,056,693.32           1.58
Arkansas..........................................         191         0.30        2,635,608.95           0.32
California........................................       8,158        12.88      105,357,664.56          12.73
Colorado..........................................         610         0.96        7,109,390.13           0.86
Connecticut.......................................          12         0.02          178,109.35           0.02
Delaware..........................................         469         0.74        5,763,575.64           0.70
District of Columbia..............................         294         0.46        3,825,705.20           0.46
Florida...........................................       5,973         9.43       78,549,753.43           9.49
Georgia...........................................       5,044         7.96       65,142,856.73           7.87

                                                     NUMBER OF      % OF          PRINCIPAL        % OF POOL BY
LOCATION OF MAILING ADDRESS OF BORROWER             RECEIVABLES  RECEIVABLES     OUTSTANDING     PRINCIPAL BALANCE
--------------------------------------------------  -----------  -----------  -----------------  -----------------
Hawaii............................................           4         0.01           49,688.47           0.01
Idaho.............................................          41         0.06          432,955.05           0.05
Illinois..........................................       2,674         4.22       35,385,350.88           4.28
Indiana...........................................         573         0.90        7,395,687.99           0.89
Iowa..............................................         255         0.40        3,098,372.96           0.37
Kansas............................................         364         0.57        4,571,518.84           0.55
Kentucky..........................................         875         1.38       11,140,081.50           1.35
Louisiana.........................................       1,154         1.82       14,434,009.13           1.74
Maine.............................................          26         0.04          354,124.19           0.04
Maryland..........................................       2,337         3.69       31,124,340.81           3.76
Massachusetts.....................................          80         0.13          926,234.86           0.11
Michigan..........................................       1,419         2.24       18,058,740.21           2.18
Minnesota.........................................         147         0.23        1,992,840.55           0.24
Mississippi.......................................         869         1.37       11,123,824.88           1.34
Missouri..........................................       1,096         1.73       13,528,373.00           1.63
Montana...........................................          83         0.13          935,425.59           0.11
Nebraska..........................................         321         0.51        3,833,994.81           0.46
Nevada............................................       1,274         2.01       15,896,321.30           1.92
New Hampshire.....................................          25         0.04          261,318.61           0.03
New Jersey........................................       1,422         2.24       17,486,497.52           2.11
New Mexico........................................         175         0.28        2,198,568.44           0.27
New York..........................................         574         0.91        7,197,343.08           0.87
North Carolina....................................       3,293         5.20       46,224,541.74           5.59
North Dakota......................................          10         0.02          140,735.88           0.02
Ohio..............................................       1,386         2.19       17,831,011.67           2.15
Oklahoma..........................................         862         1.36       10,545,323.47           1.27
Oregon............................................         395         0.62        4,700,556.39           0.57
Pennsylvania......................................       2,461         3.88       31,906,899.97           3.86
Rhode Island......................................           8         0.01           98,354.43           0.01
South Carolina....................................         958         1.51       12,494,907.12           1.51
South Dakota......................................          20         0.03          236,422.75           0.03
Tennessee.........................................       3,061         4.83       40,069,949.67           4.84
Texas.............................................       9,789        15.45      134,703,278.13          16.28
Utah..............................................          88         0.14        1,179,015.20           0.14
Vermont...........................................           1         0.00            9,629.96           0.00
Virginia..........................................       1,738         2.74       22,127,121.35           2.67
Washington........................................         648         1.02        8,150,665.49           0.98
West Virginia.....................................         842         1.33       11,036,068.42           1.33
Wisconsin.........................................         103         0.16        1,249,890.25           0.15
Wyoming...........................................          13         0.02          178,622.52           0.02
                                                    -----------  -----------  -----------------         ------
    Total.........................................      63,356       100.00%  $  827,524,762.71         100.00%
                                                    -----------  -----------  -----------------         ------
                                                    -----------  -----------  -----------------         ------

   COMPOSITION BY REMAINING TERM OF THE RECEIVABLES (AS OF THE CUT-OFF DATE)

                                                     NUMBER OF      % OF          PRINCIPAL        % OF POOL BY
REMAINING TERM RANGE (IN MONTHS)                    RECEIVABLES  RECEIVABLES     OUTSTANDING     PRINCIPAL BALANCE
--------------------------------------------------  -----------  -----------  -----------------  -----------------
18 to 23..........................................         200         0.32%  $    1,093,477.95           0.13%
24 to 29..........................................         621         0.98        4,081,008.21           0.49
30 to 35..........................................       1,262         1.99        9,953,650.52           1.20
36 to 41..........................................       2,030         3.20       18,351,106.74           2.22
42 to 47..........................................       5,605         8.85       59,842,032.57           7.23
48 to 53..........................................      14,507        22.90      174,807,361.45          21.12
54 to 59..........................................      26,407        41.68      347,233,263.85          41.96
60 to 65..........................................       3,023         4.77       48,640,784.14           5.88
66 to 71..........................................       9,647        15.23      162,558,785.32          19.64
72................................................          54         0.09          963,291.96           0.12
                                                    -----------  -----------  -----------------         ------
    Total.........................................      63,356       100.00%  $  827,524,762.71         100.00%
                                                    -----------  -----------  -----------------         ------
                                                    -----------  -----------  -----------------         ------

             COMPOSITION OF RECEIVABLES BY TYPE OF FINANCED VEHICLE

                                                 NUMBER OF      % OF          PRINCIPAL          % OF POOL BY
TYPE OF FINANCING                               RECEIVABLES  RECEIVABLES     OUTSTANDING     PRINCIPAL OUTSTANDING
----------------------------------------------  -----------  -----------  -----------------  ---------------------
New...........................................      10,576        16.69%  $  168,752,614.70            20.39%
Used..........................................      52,780        83.31      658,772,148.01            79.61
                                                -----------  -----------  -----------------           ------
    Total.....................................      63,356       100.00%  $  827,524,762.71           100.00%
                                                -----------  -----------  -----------------           ------
                                                -----------  -----------  -----------------           ------

THE RESERVE ACCOUNT

    An initial deposit of $8,275,247.63 (1% of the Original Pool Balance) will be placed in an account (the "Reserve Account"). The Reserve Account will be increased on each Payment Date by the deposit in the Reserve Account of amounts remaining after payments to Noteholders and any fees then payable pursuant to the priorities set forth in "Description of the Notes--Payment Priorities," until the amount on deposit therein equals the Targeted Reserve Account Balance. Amounts in the Reserve Account on any Payment Date (after giving effect to all payments to be made to the Servicer and the Noteholders on such Payment Date) in excess of the Targeted Reserve Account Balance for such Payment Date will be paid to the holders of the Certificates.

    Funds will be withdrawn from the Reserve Account each Payment Date to pay any Servicing Fee then payable to a master servicer other than HFC, and to make required distributions on the Notes to the extent funds are not otherwise available, as described herein. See "Description of the Notes--Payment Priorities".

THE PREFERRED STOCK

    The Trust Assets include one share of preferred stock of the Seller (the "Preferred Stock"). The Preferred Stock has a par value of $1.00 and is designated the "Class SV Preferred Stock". Issuance of the Preferred Stock to the Issuer is intended to prevent the Seller from instituting any of the Seller's Bankruptcy Initiatives described below and will have no impact on the bankruptcy remoteness of the Issuer. As discussed in "Risk Factors--Although the transaction has been structured so as to minimize the risks associated with the bankruptcy of HAFC or the Seller, such safeguards may not eliminate all such risks", a bankruptcy of the Seller may reduce, delay or prevent payments to Noteholders. In March 1998, the Preferred Stock was issued directly to the Issuer. The share of Preferred Stock held by the Issuer is currently the only issued and outstanding share of the Seller's Preferred Stock. As the Seller sponsors other trusts to issue notes backed by other pools of automobile installment contracts, an additional share of Preferred Stock will be issued to each such trust. Pursuant to the Articles of Incorporation of the Seller (included as an exhibit to the Registration Statement of which this Prospectus forms a part), the sole rights of the holders of the Preferred Stock are to (a) vote in the event the Seller desires to: institute proceedings to be adjudicated insolvent, consent to the institution of any bankruptcy or insolvency case or petition, make an assignment for the benefit of creditors, or admit in writing its inability to pay its debts as they become due (collectively, the "Seller's Bankruptcy Initiatives"), and (b) receive $1.00 upon liquidation of the Seller. The unanimous affirmative vote of the holders of the Preferred Stock is required to approve any of the Seller's Bankruptcy Initiatives. Holders of the Preferred Stock of the Seller have no other rights, including the right to receive dividends or to vote on any other matter.

    Pursuant to the Issuer's pledge of its interest in the Trust Assets, the Indenture Trustee has the exclusive authority to vote the interest of the Issuer in the Preferred Stock. In the Indenture, the Indenture Trustee covenants that it will not consent to any of the Seller's Bankruptcy Initiatives. It is expected that each trust sponsored by the Seller and series of notes issued by such trusts will be structured identically with respect to the Preferred Stock, the voting rights related thereto and the covenants with respect to voting of such shares. As a result, it is expected that all shares of Preferred Stock will be voted to prevent the Seller's Bankruptcy Initiatives. However, because unanimous consent of the holders of the Preferred Stock is required to approve any of the Seller's Bankruptcy Initiatives, the holders of the Notes will be able to unilaterally prevent the implementation of the Seller's Bankruptcy Initiatives.

                      YIELD AND PREPAYMENT CONSIDERATIONS

    All the Receivables are prepayable at any time. If prepayments are received on the Receivables, the actual weighted average life of the Receivables may be shorter than the scheduled weighted average life (i.e., the scheduled weighted average life assumes that payments will be made as scheduled, and that no prepayments will be made). (For this purpose, the term "prepayments" also includes liquidations due to default, as well as receipt of proceeds from credit life, credit disability, and casualty insurance policies.) Weighted average life means the average amount of time during which each dollar of principal of a Receivable is outstanding.

    The rate of prepayments on the Receivables may be influenced by a variety of economic, social, and other factors, including the fact that a borrower may not sell or transfer a financed vehicle without the consent of HAFC. HAFC believes that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life of the Receivables. If a Note is purchased at a premium, and the actual rate of prepayments exceed the rate of prepayments anticipated at the time the Note was purchased, the actual yield to maturity of the Note will be less than the yield anticipated at the time of purchase. If a Note is purchased at a discount, and the rate of prepayments is less than the rate of prepayments anticipated at the time the Note was purchased, the actual yield to maturity will be less than the yield anticipated at the time of purchase. Any reinvestment risks (i.e., that a Noteholder will not be able to reinvest amounts received in payment on the Notes at interest rates that are greater than or equal to the applicable Note Rate) resulting from a faster or slower incidence of prepayment of Receivables will be borne by the Note Owners.

    The rate of payment of principal of each class of Notes will depend on the rate of payment (including prepayments) of the Principal Balance of the Receivables. As a result, final payment of each class of Notes could occur significantly earlier than the scheduled maturity date for such class or the Final Scheduled Payment Date. Reinvestment risk associated with early payment of the Notes will be borne exclusively by the Noteholders.

    Prepayments on automobile receivables can be measured relative to a prepayment standard or model. The model used in this Prospectus, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

    The table captioned "Percent of Initial Note Principal Balance at Various ABS Percentages" (the "ABS Table") has been prepared on the basis of the following assumptions: (i) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;
(ii) each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days; (iii) the initial principal amount of each class of Offered Notes are as set forth on the cover page hereof; (iv) interest accrues during each Interest Period at the following assumed coupon rates: Class A-1 Notes, 5.482%; Class A-2 Notes, 5.593%; Class A-3 Notes, 5.7278%; Class A-4 Notes, 5.8778%; Class A-5 Notes, 5.610%; Class B-1 Notes, 6.260%; Class B-2 Notes, 6.500%; and Class C Notes, 6.740%; (v) payments on the Notes are made on the 17th day of each month whether or not a Business Day; (vi) the Notes are purchased on the Closing Date; (vii) the scheduled monthly payment for each Receivable has been calculated on the basis of the assumed characteristics set forth in the table below, such that each Receivable will amortize in amounts sufficient to repay the Principal Balance of such Receivable by its indicated remaining term to maturity; (viii) the Seller or the Servicer exercise the option to purchase the Receivables; (ix) the Interest Rate Cap Provider is paid the fee for maintaining the Interest Rate Cap; and (x) LIBOR remains constant at 5.2778%.

    The ABS Table also assumes that the Receivables have been aggregated into hypothetical pools with all of the Receivables within each such pool having the following characteristics and that the level of scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, gross APR, original number of scheduled payments and remaining number of scheduled payments as of the Cut-Off Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

                                               REMAINING
                                                 TERM
                 AGGREGATE                    TO MATURITY          SEASONING
   POOL      PRINCIPAL BALANCE     APR        (IN MONTHS)         (IN MONTHS)
-----------  -----------------  ---------  -----------------  -------------------
         1   $    1,093,477.95      21.35%            21                   7
         2       14,034,658.73      21.17             31                   7
         3       78,193,139.31      20.45             44                   8
         4      522,040,625.30      19.96             55                   6
         5      211,199,569.46      18.95             67                   4
         6          963,291.96      19.03             72                   0

    The ABS Table indicates, based on the assumptions set forth above, the percentages of the initial principal amount of each class of Notes that would be outstanding after each of the Payment Dates shown at various percentages of ABS and the corresponding weighted average lives of such Notes. The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of Receivables could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, including actual prepayment experience or losses, will affect the percentages of initial balances outstanding over time and the weighted average lives of each class of Offered Notes.

                   PERCENT OF INITIAL NOTE PRINCIPAL BALANCE
                         AT VARIOUS ABS PERCENTAGES(1)

                                        CLASS A-1 NOTES                                     CLASS A-2 NOTES
                                   -------------------------                           -------------------------
PAYMENT DATE              0.5%         1.0%         1.7%         2.5%         0.5%         1.0%         1.7%         2.5%
---------------------     -----        -----        -----        -----        -----        -----        -----        -----
Initial                       100          100          100          100          100          100          100          100
12/17/98                       91           89           84           79          100          100          100          100
1/17/99                        79           73           65           54          100          100          100          100
2/17/99                        64           55           43           27          100          100          100          100
3/17/99                        48           37           22            4          100          100          100          100
4/17/99                        39           27            9            0          100          100          100          100
5/17/99                        31           17            0            0          100          100          100          100
6/17/99                        23            7            0            0          100          100          100          100
7/17/99                        16            0            0            0          100          100          100           79
8/17/99                         8            0            0            0          100          100          100           54
9/17/99                         0            0            0            0          100          100           93           31
10/17/99                        0            0            0            0          100          100           74            8
11/17/99                        0            0            0            0          100          100           55            0
12/17/99                        0            0            0            0          100          100           38            0
1/17/00                         0            0            0            0          100           85           20            0
2/17/00                         0            0            0            0          100           71            3            0
3/17/00                         0            0            0            0          100           56            0            0
4/17/00                         0            0            0            0           93           43            0            0
5/17/00                         0            0            0            0           81           29            0            0
6/17/00                         0            0            0            0           68           16            0            0
7/17/00                         0            0            0            0           56            2            0            0
8/17/00                         0            0            0            0           44            0            0            0
9/17/00                         0            0            0            0           32            0            0            0
10/17/00                        0            0            0            0           21            0            0            0
11/17/00                        0            0            0            0            9            0            0            0
12/17/00                        0            0            0            0            0            0            0            0
1/17/01                         0            0            0            0            0            0            0            0
2/17/01                         0            0            0            0            0            0            0            0
3/17/01                         0            0            0            0            0            0            0            0
4/17/01                         0            0            0            0            0            0            0            0
5/17/01                         0            0            0            0            0            0            0            0
6/17/01                         0            0            0            0            0            0            0            0
7/17/01                         0            0            0            0            0            0            0            0
8/17/01                         0            0            0            0            0            0            0            0
9/17/01                         0            0            0            0            0            0            0            0
10/17/01                        0            0            0            0            0            0            0            0
11/17/01                        0            0            0            0            0            0            0            0
12/17/01                        0            0            0            0            0            0            0            0
1/17/02                         0            0            0            0            0            0            0            0
2/17/02                         0            0            0            0            0            0            0            0
3/17/02                         0            0            0            0            0            0            0            0

                                        CLASS A-3 NOTES                                     CLASS A-4 NOTES
                                   -------------------------                           -------------------------
PAYMENT DATE              0.5%         1.0%         1.7%         2.5%         0.5%         1.0%         1.7%         2.5%
---------------------     -----        -----        -----        -----        -----        -----        -----        -----
Initial                       100          100          100          100          100          100          100          100
12/17/98                      100          100          100          100          100          100          100          100
1/17/99                       100          100          100          100          100          100          100          100
2/17/99                       100          100          100          100          100          100          100          100
3/17/99                       100          100          100          100          100          100          100          100
4/17/99                       100          100          100          100          100          100          100          100
5/17/99                       100          100          100          100          100          100          100          100
6/17/99                       100          100          100          100          100          100          100          100
7/17/99                       100          100          100          100          100          100          100          100
8/17/99                       100          100          100          100          100          100          100          100
9/17/99                       100          100          100          100          100          100          100          100
10/17/99                      100          100          100          100          100          100          100          100
11/17/99                      100          100          100           94          100          100          100          100
12/17/99                      100          100          100           86          100          100          100          100
1/17/00                       100          100          100           78          100          100          100          100
2/17/00                       100          100          100           70          100          100          100          100
3/17/00                       100          100           95           62          100          100          100          100
4/17/00                       100          100           89           54          100          100          100          100
5/17/00                       100          100           83           47          100          100          100          100
6/17/00                       100          100           77           39          100          100          100          100
7/17/00                       100          100           71           32          100          100          100          100
8/17/00                       100           96           65           25          100          100          100          100
9/17/00                       100           91           59           19          100          100          100          100
10/17/00                      100           86           53           12          100          100          100          100
11/17/00                      100           81           48            6          100          100          100          100
12/17/00                       99           76           43            0          100          100          100          100
1/17/01                        94           72           37            0          100          100          100           90
2/17/01                        90           67           32            0          100          100          100           78
3/17/01                        85           62           27            0          100          100          100           66
4/17/01                        81           57           22            0          100          100          100           54
5/17/01                        76           53           18            0          100          100          100            0
6/17/01                        72           48           13            0          100          100          100            0
7/17/01                        67           44            9            0          100          100          100            0
8/17/01                        63           39            4            0          100          100          100            0
9/17/01                        58           35            0            0          100          100          100            0
10/17/01                       54           31            0            0          100          100           94            0
11/17/01                       49           26            0            0          100          100           87            0
12/17/01                       45           22            0            0          100          100           79            0
1/17/02                        40           18            0            0          100          100           71            0
2/17/02                        35           14            0            0          100          100           63            0
3/17/02                        31           10            0            0          100          100           56            0

                                        CLASS A-5 NOTES                                     CLASS B-1 NOTES
                                   -------------------------                           -------------------------
PAYMENT DATE              0.5%         1.0%         1.7%         2.5%         0.5%         1.0%         1.7%         2.5%

---------------------     -----        -----        -----        -----        -----        -----        -----        -----

Initial                       100          100          100          100          100          100          100          100

12/17/98                       98           98           97           96          100          100          100          100

1/17/99                        97           96           94           92          100          100          100          100

2/17/99                        95           94           91           88          100          100          100          100

3/17/99                        93           91           88           84          100          100          100          100

4/17/99                        92           89           85           80          100          100          100          100

5/17/99                        90           87           82           77          100          100          100           94

6/17/99                        88           85           80           73          100          100          100           76

7/17/99                        87           83           77           69          100          100           94           69

8/17/99                        85           81           74           66          100          100           81           66

9/17/99                        83           79           71           62          100          100           71           62

10/17/99                       82           76           69           59          100           93           69           59

11/17/99                       80           74           66           55          100           82           66           55

12/17/99                       78           72           63           52          100           72           63           52

1/17/00                        77           70           61           49           93           70           61           49

2/17/00                        75           68           58           46           85           68           58           46

3/17/00                        73           66           56           43           76           66           56           43

4/17/00                        71           64           53           39           71           64           53           39

5/17/00                        70           62           51           37           70           62           51           37

6/17/00                        68           60           48           34           68           60           48           34

7/17/00                        66           58           46           31           66           58           46           31

8/17/00                        64           56           44           28           64           56           44           28

9/17/00                        63           54           41           25           63           54           41           25

10/17/00                       61           52           39           23           61           52           39           23

11/17/00                       59           50           37           20           59           50           37           20

12/17/00                       57           48           35           18           57           48           35           18

1/17/01                        55           46           33           16           55           46           33           16

2/17/01                        54           44           31           13           54           44           31           13

3/17/01                        52           43           29           11           52           43           29           11

4/17/01                        50           41           27            9           50           41           27            9

5/17/01                        48           39           25            0           48           39           25            0

6/17/01                        46           37           23            0           46           37           23            0

7/17/01                        45           35           21            0           45           35           21            0

8/17/01                        43           34           20            0           43           34           20            0

9/17/01                        41           32           18            0           41           32           18            0

10/17/01                       39           30           16            0           39           30           16            0

11/17/01                       37           28           15            0           37           28           15            0

12/17/01                       36           27           14            0           36           27           14            0

1/17/02                        34           25           12            0           34           25           12            0

2/17/02                        32           24           11            0           32           24           11            0

3/17/02                        30           22           10            0           30           22           10            0


                                                        (CONTINUED ON NEXT PAGE)

(CONTINUED FROM PREVIOUS PAGE)

                   PERCENT OF INITIAL NOTE PRINCIPAL BALANCE
                         AT VARIOUS ABS PERCENTAGES(1)

                                        CLASS A-1 NOTES                                     CLASS A-2 NOTES
                                   -------------------------                           -------------------------
PAYMENT DATE              0.5%         1.0%         1.7%         2.5%         0.5%         1.0%         1.7%         2.5%
---------------------     -----        -----        -----        -----        -----        -----        -----        -----
4/17/02                         0            0            0            0            0            0            0            0
5/17/02                         0            0            0            0            0            0            0            0
6/17/02                         0            0            0            0            0            0            0            0
7/17/02                         0            0            0            0            0            0            0            0
8/17/02                         0            0            0            0            0            0            0            0
9/17/02                         0            0            0            0            0            0            0            0
10/17/02                        0            0            0            0            0            0            0            0
11/17/02                        0            0            0            0            0            0            0            0
12/17/02                        0            0            0            0            0            0            0            0
1/17/03                         0            0            0            0            0            0            0            0
2/17/03                         0            0            0            0            0            0            0            0
3/17/03                         0            0            0            0            0            0            0            0
4/17/03                         0            0            0            0            0            0            0            0
5/17/03                         0            0            0            0            0            0            0            0
Weighted Average Life
in Years(2)                   0.4          0.3          0.2          0.2          1.7          1.4          1.0          0.8

                                        CLASS A-3 NOTES                                     CLASS A-4 NOTES
                                   -------------------------                           -------------------------
PAYMENT DATE              0.5%         1.0%         1.7%         2.5%         0.5%         1.0%         1.7%         2.5%
---------------------     -----        -----        -----        -----        -----        -----        -----        -----
4/17/02                        26            6            0            0          100          100            0            0
5/17/02                        22            2            0            0          100          100            0            0
6/17/02                        17            0            0            0          100           97            0            0
7/17/02                        12            0            0            0          100           91            0            0
8/17/02                         8            0            0            0          100           85            0            0
9/17/02                         4            0            0            0          100           77            0            0
10/17/02                        0            0            0            0          100           70            0            0
11/17/02                        0            0            0            0           93           63            0            0
12/17/02                        0            0            0            0           86           56            0            0
1/17/03                         0            0            0            0           77            0            0            0
2/17/03                         0            0            0            0           67            0            0            0
3/17/03                         0            0            0            0           57            0            0            0
4/17/03                         0            0            0            0            0            0            0            0
5/17/03                         0            0            0            0            0            0            0            0
Weighted Average Life
in Years(2)                   3.0          2.6          2.0          1.5          4.3          4.0          3.3          2.4

                                        CLASS A-5 NOTES                                     CLASS B-1 NOTES
                                   -------------------------                           -------------------------
PAYMENT DATE              0.5%         1.0%         1.7%         2.5%         0.5%         1.0%         1.7%         2.5%

---------------------     -----        -----        -----        -----        -----        -----        -----        -----

4/17/02                        28           20            0            0           28           20            0            0

5/17/02                        27           19            0            0           27           19            0            0

6/17/02                        25           17            0            0           25           17            0            0

7/17/02                        23           16            0            0           23           16            0            0

8/17/02                        21           15            0            0           21           15            0            0

9/17/02                        20           13            0            0           20           13            0            0

10/17/02                       18           12            0            0           18           12            0            0

11/17/02                       16           11            0            0           16           11            0            0

12/17/02                       15           10            0            0           15           10            0            0

1/17/03                        13            0            0            0           13            0            0            0

2/17/03                        11            0            0            0           11            0            0            0

3/17/03                        10            0            0            0           10            0            0            0

4/17/03                         0            0            0            0            0            0            0            0

5/17/03                         0            0            0            0            0            0            0            0

Weighted Average Life
in Years(2)                   2.4          2.1          1.6          1.2          2.5          2.2          1.7          1.3


----------------------------------

(1) The percentages in this table have been rounded to nearest whole number.

(2) The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment on a Note by the number of years from the date of the issuance of the Note to the related Payment Date, (ii) adding the results and (iii) dividing the sum by the related initial principal amount of the Notes.

                   THE AUTOMOBILE FINANCING BUSINESS OF HAFC

GENERAL

    HAFC purchases retail installment contracts of non-prime borrowers from a network of automobile Dealers. Through a subsidiary, it also originates contracts directly with borrowers. No direct originations are included in the Receivables. Approximately 97% of the Dealers are franchisees of major automobile manufacturers. The retail sales contracts are secured by new or used automobiles, light duty trucks and vans. HAFC's customers typically have limited credit history or past credit problems including bankruptcy, chargeoffs or other derogatory credit events, and are unable to obtain automobile financing from more traditional sources. The retail installment contracts typically bear a higher annual percentage rate than charged by a traditional source.

APPLICATION PROCESSING AND PURCHASING CRITERIA

    HAFC markets it services to Dealers under seven different programs and uses a tiered pricing structure designed to price loans according to the borrower's credit characteristics. Programs exist for borrowers with limited credit histories, such as first time buyers, and for borrowers who have been the subject of a bankruptcy that was discharged within the last five years. In addition, multiple programs are offered that provide more favorable rates and terms to borrowers meeting progressively more stringent credit criteria. The criteria examined include length of employment, length at current residence, income, length of credit history, credit bureau score, the ratio of required monthly debt payments to monthly gross income and the ratio of proposed monthly payment on the auto contract to monthly gross income.

    For new vehicles, HAFC will finance up to 110% of the Dealer's invoice price, plus taxes, license fees, insurance, any dealer handling or documentation charges, and the cost of any service contract. For used vehicles, HAFC will finance up to 115% of the value quoted in industry-accepted used car guides (such as the Kelly Wholesale Blue Book), plus the same additions as for new vehicles. In each case, the total amount financed may not exceed 150% of the invoice or wholesale value as quoted in the used car guide. The maximum amount financed will not exceed $27,000. Financing is not offered for vehicles that are more than eight years old or that have been driven more than 90,000 miles.

    The amount of the required downpayment varies by program. For qualifying borrowers with higher credit profiles, no downpayment is required while other programs require a minimum downpayment of $1,000. The value of a trade-in vehicle (as determined by reference to industry accepted used car guides) may be applied to the downpayment; however manufacturer rebates may not be applied toward the required downpayment.

    HAFC's application processing is conducted in seven regional credit centers which focus solely on underwriting customer applications forwarded by Dealers, typically by facsimile. Upon receipt of an application a credit officer reviews the application and obtains a credit history from a credit reporting bureau. A conditional underwriting decision is made by the credit officer after evaluating the application, credit bureau data, and whether the application meets the criteria under HAFC's policy guidelines and its proprietary credit scoring model. Despite certain deficiencies that may exist in a borrower's credit history, the credit scoring model is predictive of future delinquency and credit loss based on statistical modelling of HAFC's historical portfolio. Additional factors considered that may offset past credit deficiencies include the borrower's residence stability, employment stability, income level relative to expenses and past performance on automobile-related debt. Upon conditional approval, the Dealer forwards a funding package to a centralized funding facility. The funding package includes the application, contract, title transfer, customer agreement to provide insurance, and other information necessary to fund the contract.

    Among other things, the contract must be fully amortizing, provide for level payments over the term of the contract, grant a first priority security interest in the financed vehicle to HAFC, prohibit the sale or transfer of the financed vehicle without HAFC's consent, and allow for acceleration of maturity of the contract if the vehicle is sold or transferred without this consent. The portions of payments on contracts allocable to principal and interest are, for payoff and deficiency purposes, determined in accordance with the law of the state in which the contract was originated.

FUNDING PACKAGE COMPLETION, VERIFICATION AND FUNDING

    After receiving an approval from one of HAFC's regional credit centers and compiling a set of documents the Dealers believe to be consistent with HAFC's documentation requirements, the Dealers send funding packages to HAFC's central funding group in San Diego, California. HAFC generally requires that funding packages include verification of the borrower's income, an agreement of the borrower to obtain insurance and evidence that application has been made to transfer title.

    HAFC's funding department reviews each contract and verifies the application data and contract documentation. The funding department also confirms or reconfirms the borrower's employment and the borrower's agreement to obtain insurance on the vehicle. HAFC believes one of the most important verifications is a direct telephone interview of the borrower to confirm the terms of the contract, the source of the down payment and the equipment on the vehicle. HAFC requires a telephone interview of the borrower prior to funding a contract with a borrower that is deemed by HAFC to be a higher credit risk. HAFC believes this process reduces the risk of misrepresentation by Dealers and/or borrowers and provides a basis for future borrower contact.

    A funding package may be returned if it does not comply with the terms of the initial approval or if HAFC discovers facts that were not disclosed during the approval process. As an additional quality control check, HAFC's data processing systems perform an automated review of the contracts and identify any characteristics not in compliance with HAFC's minimum underwriting standards.

POST-FUNDING QUALITY REVIEWS

    HAFC uses its automated systems to continue to monitor contracts after funding. In addition, on-going quality control reviews of the newly-purchased contracts are performed at each of HAFC's credit underwriting centers. These reviews focus on compliance with underwriting standards, the quality of the credit decision and the completeness of contract documentation. On a quarterly basis, a report is prepared which summarizes (by credit processor and credit officer) policy exceptions, processing errors, documentation deficiencies and credit decisions which HAFC's quality control manager considers overly aggressive.

SERVICING OF CONTRACTS

    HAFC services all of the contracts it purchases or originates. HAFC's servicing generally consists of payment and pay-off processing, collecting, insurance tracking, title tracking, responding to borrower inquiries, investigating delinquencies, repossessing and reselling collateral, collection reporting and credit performance monitoring. Servicing for all contracts, whether owned or sold in an asset-backed security, is performed in accordance with policies and procedures established by HAFC in consultation with HFC, the Servicer, from time to time. In accordance with these policies and procedures and reasonable commercial practice, appropriate action may be taken in the discretion of HAFC, including, but not limited to, extending payment arrangements, deferment pending a change in circumstances, referral for repossession and/or legal action and contract restructuring. HAFC's current policies require that the aggregate of all extensions on a contract may not exceed six months over the life of the contract and no more than two months in any contract in a consecutive twelve month period.

    A Receivable is considered contractually delinquent if less than 90% of the required payment due from the borrower has been received by HAFC. Generally, contracts that are in excess of 31 days delinquent may be extended once during a six month period after the borrower makes, in one or more payments, at least 90% of one required payment in either the current or prior month. If partial payments are aggregated, all such payments must be made within a 30 day period. When a contract is extended, it is no longer considered delinquent. Under the HAFC's current policies, a contract will generally be charged-off upon the earlier of: (i) the elapse of 90 days since the financed vehicle was repossessed, (ii) a good faith determination that all amounts expected to be recovered have been received, (iii) if the financed vehicle has not been repossessed, the date on which at least 10% of a scheduled payment becomes 150 or more days delinquent, or in the case of a borrower who is subject to bankruptcy proceedings, 210 or more days delinquent or (iv) the date on which the financed vehicle has been sold and the proceeds received. See "-- Repossession" below for discussion of how the amount to be charged-off upon repossession of a financed vehicle is determined.

    The delinquency and charge-off policies and collection practices discussed herein may change over time in accordance with the business judgment of HAFC and HFC, changes in applicable laws and regulations, and other considerations.

BILLING AND COLLECTION PROCESS

    HAFC sends each borrower a monthly bill, rather than using payment coupon books. All payments are directed to a lock-box account at a bank affiliated with HAFC. On a daily basis, the lock-box bank retrieves and processes payments received and then deposits the entire amount into the lock-box account. A simultaneous electronic data transfer of borrower payment data is made to HAFC for posting to computerized records.

    HAFC's collection process is based on a strategy of closely monitoring contracts and maintaining frequent contact with borrowers. As part of this process, HAFC makes early, frequent contact with delinquent borrowers in an attempt to identify the underlying causes of a borrower's delinquency and to make an early collection risk assessment. HAFC believes that its proactive collection process, including the early identification of payment problems, reduces its repossession rates and loss levels.

    In support of its collection efforts, HAFC maintains a collection software package with customized features designed for high-intensity collection operations, which includes a high-penetration autodialer. With the aid of the autodialer, HAFC initially attempts to contact any borrower whose account becomes ten days past due.

    Although HAFC emphasizes telephonic contact, HAFC also typically sends past due notices to borrowers when an account becomes ten days past due. In some cases, HAFC uses the Western Union Quick Collection Service to collect borrowers' payments and to reduce the incidence of bad checks.

REPOSSESSION

    HAFC repossesses a vehicle when resolution of a delinquency is not likely or when it believes that the collateral is at risk. HAFC makes these judgments based upon discussions with borrowers, the ability or inability to locate the borrowers and/or the vehicles, the receipt of notices of liens and other information. HAFC uses independent, licensed and bonded repossession agencies to repossess vehicles as well as the services of an agency that traces skips (where neither the borrower nor the vehicle can be located) to supplement its own efforts in locating vehicles. When a vehicle is repossessed, it generally is sold through a public auction within 60 days of repossession. HAFC generally uses its own staff to pursue recoveries of deficiency balances, but HAFC may also use outside collection agencies which share in any recoveries. If HAFC has reason to believe that a Dealer violated any representations or warranties made to HAFC on a defaulted contract, HAFC may pursue its remedies against the Dealer under the Dealer Agreement.

    HAFC expects that a charge-off will be incurred whenever a vehicle is repossessed. Unless a determination is made to charge-off a contract earlier, upon sale of a repossessed vehicle, HAFC records a net loss equal to the outstanding principal balance of the contract, less the proceeds from the sale of the vehicle.

    If a contract becomes 150 days delinquent (other than accounts in bankruptcy) and HAFC has repossessed the vehicle, but not yet received the sale proceeds, then HAFC reports a loss equal to the outstanding principal balance of the contract, less the estimated auction value of the vehicle (which is based upon wholesale used car values published by nationally recognized firms) and any expected recoveries under any insurance. If a contract becomes 150 days delinquent (or 210 days delinquent in the case of a bankrupt borrower) and HAFC has not repossessed the vehicle, then HAFC records a loss equal to the outstanding principal balance of the contract. Any recoveries received subsequent to the contract being charged-off, including amounts (i) from the borrower's insurance policies or service contracts, (ii) from Dealers under a breach of the Dealer Agreements or (iii) from deficiency balances recovered from borrowers, are treated as loss adjustments in the period when these recoveries are received.

INSURANCE

    HAFC requires that physical damage insurance policies be maintained by the borrowers naming HAFC (or any predecessor to HAFC or any subsidiary thereof), as the loss payee.

    HAFC maintains fidelity bond coverage insuring against losses through wrongdoing of its officers, employees and agents.

DELINQUENCY AND LOAN LOSS INFORMATION

    Set forth below is certain information concerning HAFC's delinquency and loss experience with respect to its servicing portfolio of retail installment sale contracts for new and used automobiles, light duty trucks and vans acquired pursuant to its finance programs. Delinquency is recognized on a contractual basis only. Installment payments must equal or exceed 90% of the scheduled payment due for a contract to be considered current. The information has not been adjusted to eliminate the effect of the significant growth in the size of HAFC's portfolio or changes to its underwriting or charge-off policies during the periods shown. In response to competitive and market conditions, HAFC's underwriting policies have changed in various respects over the periods presented. HAFC does not believe these changes had a material impact on the historical delinquency and loss experience presented below. With respect to changes to HAFC's charge-off policies, in the fourth quarter of 1997 HAFC began charging off non-securitized contracts at the earlier of: (a) the date a contract becomes 150 days delinquent and (b) 90 days after a vehicle has been repossessed if it remains unsold. Prior to that change (and continuing for all contracts securitized prior to 1998), contracts were charged off (a) at 120 days delinquent and (b) 60 days after a vehicle was repossessed if it remained unsold. The impact of these changes did not have a material impact on the delinquency and loss experience as reported for year-end 1997 and for the nine months ended September 30, 1998. In footnote 4 below, the amount of the impact on the delinquency ratios for such periods is reported. It is also not expected that the change in the charge-off policy will have a material impact on the delinquency or loss rates in the future.

    If adjustments were made for the growth of the portfolio, loss and delinquency as percentages of Receivables serviced for each period would be higher than those shown. The tables below present all retail installment sales contract data for contracts purchased by HAFC, including contracts managed in states which are not represented in the pool consisting of the Receivables. The majority of the HAFC portfolio was previously sold in privately placed asset-backed securities for which servicing is performed by HAFC. Following the merger in which Household acquired ACC (see "The Subservicer"), HAFC assumed management and servicing responsibilities for a portfolio of automotive retail installment sales contracts purchased or acquired by another Household subsidiary. None of the contracts held by such entity are included in the Receivables or the performance results presented in the following tables.

                             HISTORICAL DELINQUENCY
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                               YEAR ENDED DECEMBER 31,
                          --------------------------------------------------------------------------------------------------
                                    1993                      1994                     1995                    1996
                          ------------------------  ------------------------  ----------------------  ----------------------
                            DOLLARS      PERCENT      DOLLARS      PERCENT     DOLLARS     PERCENT     DOLLARS     PERCENT
                          -----------  -----------  -----------  -----------  ---------  -----------  ---------  -----------
Principal
  Outstanding...........         780         100%       42,837         100%     117,539        100%     251,751        100%
Delinquencies (1)(2)....
  31-60 Days............           0        0.00%        1,014        2.37%       3,218       2.74%       8,297       3.30%
  61-90 Days............          14        1.79%          247        0.58%       1,171       1.00%       2,847       1.13%
  Over 90 Days..........           0        0.00%          133        0.31%         607       0.52%       1,515       0.60%
    Subtotal............          14        1.79%        1,394        3.25%       4,996       4.25%      12,659       5.03%
Repossession on
  hand (3)..............           0        0.00%          261        0.61%         861       0.73%       2,241       0.89%
Total Delinquencies and
  Repossession on
  hand..................          14        1.79%        1,655        3.86%       5,857       4.98%      14,900       5.92%

                                                       NINE MONTHS
                                                          ENDED
                                                      SEPTEMBER 30,
                                                  ----------------------

                                 1997(4)                 1998(4)
                          ----------------------  ----------------------
                           DOLLARS     PERCENT     DOLLARS     PERCENT
                          ---------  -----------  ---------  -----------
Principal
  Outstanding...........    607,802        100%   1,302,070        100%
Delinquencies (1)(2)....
  31-60 Days............     23,784       3.91%      44,264       3.40%
  61-90 Days............      8,498       1.40%      16,101       1.24%
  Over 90 Days..........      3,939       0.65%       8,673       0.67%
    Subtotal............     36,221       5.96%      69,038       5.30%
Repossession on
  hand (3)..............      6,495       1.07%      12,954       0.99%
Total Delinquencies and
  Repossession on
  hand..................     42,716       7.03%      81,992       6.30%

------------------------

(1) The period of delinquency is based on the number of days payments are contractually past due.

(2) Delinquencies include bankruptcies. Bankruptcies represent approximately 0.5% of outstanding principal for each period presented.

(3) Amounts shown represent the expected net realizable value for repossessed vehicles that have not been sold.

(4) In October 1997, HAFC implemented changes to its charge-off policy for owned receivables. The former policy for owned receivables was to charge-off at 120 days past due. For repossessed vehicles for which the account was not yet 120 days past due, charge-off occurred at 60 days after the repossession date. The revised policy for owned receivables is to charge-off at 150 days past due, or for repossessed vehicles for which the account is not yet 150 days past due, the charge-off occurs at 90 days after the repossession date. The impact of this change increased the December 31, 1997 and September 30, 1998 delinquency ratios by approximately .01% and .17%, respectively.

                         HISTORICAL NET LOSS EXPERIENCE
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                                                        NINE MONTHS
                                                               YEAR ENDED DECEMBER 31,                     ENDED
                                                -----------------------------------------------------  SEPTEMBER 30,
                                                  1993       1994       1995       1996      1997(3)      1998(3)
                                                ---------  ---------  ---------  ---------  ---------  -------------
Principal outstanding.........................  $     780  $  42,837  $ 117,539  $ 251,751  $ 607,802   $ 1,302,070
Average principal amount outstanding..........  $     390  $  19,099  $  79,304  $ 178,316  $ 411,194   $   915,401
Number of contracts outstanding...............         71      3,951     10,935     23,145     53,856       108,145
Average number of contracts outstanding.......         36      1,750      7,340     16,515     36,964        78,175
Number of repossessions.......................          0         61        520      1,530      3,686         5,479
Number of repossessions as a percent of
  average number of contracts outstanding
  (1).........................................       0.00%      3.48%      7.08%      9.26%      9.97%         9.34%
Net losses (2)................................  $    0.00  $     262  $   3,042  $   7,918  $  23,700   $    33,947
Net losses as a percent of average principal
  amount outstanding (1)(2)...................       0.00%      1.37%      3.84%      4.44%      5.76%         4.94%

------------------------

(1) Annualized.

(2) Net Losses are net of recoveries and include principal balance at time of charge-off. In the case of repossession, net losses include the remaining balance at the time of repossession less liquidation proceeds (for disposed vehicles) or the NADA wholesale value (for vehicles repossessed but not sold). Net losses do not include repossessions that are less than 150 days delinquent and are not charged off.

(3) In October 1997, HAFC implemented changes to its charge-off policy for owned receivables. The former policy for owned receivables was to charge-off at 120 days past due. For repossessed vehicles for which the account was not yet 120 days past due, charge-off occurred at 60 days after the repossession date. The revised policy for owned receivables is to charge-off at 150 days past due, or for repossessed vehicles for which the account is not yet 150 days past due, the charge-off occurs at 90 days after the repossession date. The impact of this change decreased the December 31, 1997 and September 30, 1998 charge-off ratios by approximately .01% and .32%, respectively.

    The Seller expects that the delinquency, loss and repossession experience for the Receivables will be generally consistent with the information provided in the above tables. However, as the HAFC portfolio matures and the rate of growth slows (which is likely), it can be expected that the delinquency, loss and repossession percentages for the portfolio will increase, and may increase significantly. This is because a higher portion of the portfolio will consist of contracts proceeding through a typical delinquency and loss pattern. The amount of such increases cannot be estimated. There is no assurance that delinquency, credit loss and repossession experience with respect to automobile, light duty truck, and van installment sale contracts in the future, or the experience of the Issuer with respect to the Receivables, will be similar to that set forth above. Losses and delinquencies are affected by, among other things, general and regional economic conditions and the supply of and demand for automobiles, light duty trucks and vans.

                            DESCRIPTION OF THE NOTES

GENERAL

    The Offered Notes will be issued pursuant to the terms of the Indenture. The base indenture and a form of the Series 1998-1 Supplement to such indenture have been filed as exhibits to the Registration Statement of which this Prospectus is a part. Such base indenture as supplemented by the Series 1998-1 Supplement is referred to as the "Indenture". The following summary describes certain terms of the Notes and the Indenture.

    The Notes will be issued only in fully registered form, in denominations of $100,000 and integral multiples of $1,000 in excess thereof. The Notes will be secured by the Trust Assets pledged by the Issuer to the Indenture Trustee pursuant to the Indenture. Replacement Notes, if issued, will be transferable and exchangeable at the corporate trust office of the Indenture Trustee. See "--Registration of the Notes" below. No service charge will be made for any registration, exchange or transfer of Notes, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

PAYMENTS OF INTEREST

    Interest on each class of Notes will be payable monthly on the seventeenth day of each month or, if such day is not a Business Day, on the next succeeding Business Day (each, a "Payment Date"), commencing on December 17, 1998, in an amount equal to interest accrued during the related Interest Period (as defined below) at the applicable Note Rate on the outstanding principal balance for the related class of Notes. The per annum rate of interest accruing on each class of Notes is referred to as the "Note Rate" for the respective classes of Notes. The Note Rates for the Class A-1, Class A-2, Class A-5, Class B-1, Class B-2 and Class C Notes will be 5.330%, 5.514%, 5.650%, 6.300%, 6.400%, and 6.500%, respectively. The Note Rates for the Class A-3 and Class A-4 Notes will be floating rates equal to the sum of (a) the London interbank offered rate for one-month United States dollar deposit ("LIBOR"), determined as specified herein, as of the second LIBOR Business Day (as defined herein) prior to the first day of the Interest Period and (b) 0.45% per annum and 0.50% per annum, respectively.

    Interest on the outstanding principal balance of the Notes of each class in respect of any Payment Date will accrue from (and including) the preceding Payment Date (or in the case of the first Payment Date, from the Closing Date) through (and including) the day preceding such Payment Date (each such period, an "Interest Period"). Interest on the Class A-1, Class A-2, Class A-3 and Class A-4 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in an applicable Interest Period. Interest on the Class A-5, Class B-1, Class B-2 and Class C Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest for any Payment Date due but not paid on such Payment Date shall bear interest, to the extent permitted by applicable law, at the related Note Rate until paid. Failure to pay interest in full on any Payment Date after expiration of the applicable grace period is an Event of Default under the Indenture.

    LIBOR shall be established by the Indenture Trustee and as to any Interest Period, "LIBOR" will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the related LIBOR Determination Date. The "LIBOR Determination Date" for each Interest Period will be the second LIBOR Business Day prior to the first day of such Interest Period. "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Indenture Trustee after consultation with the Servicer), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the

Indenture Trustee after consultation with the Servicer) as of 11:00 A.M., London time, on such LIBOR Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the principal balance of the Class A-3 and Class A-4 Notes then outstanding. The Indenture Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee after consultation with the Servicer, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the principal balance of the Class A-3 and Class A-4 Notes then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Payment Date. "LIBOR Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the States of New York or Illinois or in the City of London, England are required or authorized by law to be closed.

    On each Payment Date, Available Funds remaining after making the distributions referred to in items (i) and (ii) under "Description of the Notes -- Payment Priorities" will be allocated pro rata to the Class A Interest Distributable Amount of each of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Notes. Interest on the Class B-1 Notes will not be paid on any Payment Date until all accrued interest due and payable on the Class A Notes on such Payment Date has been paid in full. Interest on the Class B-2 Notes will not be paid on any Payment Date until all accrued interest due and payable on the Class A and Class B-1 Notes on such Payment Date has been paid in full. Interest on the Class C Notes will not be paid on any Payment Date until all accrued interest due and payable on the Class A Notes and the Class B Notes has been paid in full.

    If the Notes are accelerated following the occurrence of an Event of Default, interest payments will be allocated to the Notes in the priority described in "-- Events of Default; Rights Upon Event of Default; Distributions following Acceleration."

PAYMENTS OF PRINCIPAL

    On each Payment Date, principal payments will be due and payable on the Notes in an amount generally equal to the Principal Distributable Amount for such Payment Date to the extent of funds available therefor; PROVIDED, that (i) no principal payments will be made with respect to the Class B-1 Notes on any Payment Date until all amounts payable with respect to the Class A Notes on such Payment Date have been paid in full, (ii) no principal payments will be made with respect to the Class B-2 Notes on any Payment Date until all amounts payable with respect to the Class A and Class B-1 Notes on such Payment Date have been paid in full, and (iii) no principal payments will be made with respect to the Class C Notes on any Payment Date until all amounts payable with respect to the Class A Notes and the Class B Notes on such Payment Date have been paid in full.

    On each Payment Date, the Class A Principal Distributable Amount will be allocated to the payment of the Class A-5 Principal Distributable Amount and payment of principal to the other class or classes of Class A Notes then entitled to distributions in respect of principal. On each Payment Date on or prior to the Payment Date on which the Class A-1 Notes have been paid in full, the Class A Principal Distributable Amount will be allocated to payment of the Class A-5 Principal Distributable Amount and the remaining portion thereof will be applied in reduction of the principal balance of the Class A-1 Notes. On each Payment Date after the Payment Date on which the Class A-1 Notes have been paid in full, the Class A Principal Distributable Amount will be allocated to payment of the Class A-5 Principal Distributable Amount and payment of the principal of the Class A-2 Notes until the Class A-2 Notes have been paid in full. On each Payment Date after the Payment Date on which the Class A-2 Notes have been paid in full, the Class A Principal Distributable Amount will be allocated to payment of the Class A-5 Principal Distributable Amount and payment of the principal of the Class A-3 Notes until the Class A-3 Notes have been paid in full. On each Payment Date after the Payment Date on which the Class A-3 Notes have been paid in full, the Class A Principal Distributable Amount will be allocated to payment of the Class A-5 Principal Distributable Amount and payment of principal of the Class A-4 Notes until the Class A-4 have been paid in full. On a Payment Date on which the Class A-1, Class A-2, Class A-3 or Class A-4 Notes are paid in full, the Class A Principal Distributable Amount may also be allocable to payments of the class of Class A Notes next entitled to distributions in respect of principal.

    The principal of the Class B-1, Class B-2 and Class C Notes will be payable on each Payment Date on and after the Payment Date on which the outstanding principal amount of the Class A-1 Notes has been reduced to zero, until the Class B-1, Class B-2 and Class C Notes have been paid in full, in an amount equal to the Class B-1 Principal Distributable Amount, Class B-2 Principal Distributable Amount and the Class C Principal Distributable Amount, respectively.

    If the Notes are accelerated following the occurrence of an Event of Default, principal payments will be allocated to the Notes in the priority described in "-- Events of Default; Rights Upon Event of Default; Distributions following Acceleration."

THE INTEREST RATE CAP

    On the Closing Date, the Issuer will enter into the Interest Rate Cap with Westdeutsche Landesbank Girozentrale, New York Branch (the "Interest Rate Cap Provider"). The Interest Rate Cap will be for the benefit of the Noteholders and payments thereunder will be deposited in the Collection Account for distribution. The notional amount of the Interest Rate Cap (the "Notional Amount") will initially be equal to $223,832,000 (the initial aggregate principal amount of the Class A-3 and Class A-4 Notes), and will be reduced as required on each Payment Date so that the Notional Amount is equal to the then current aggregate principal balance of the Class A-3 and Class A-4 Notes. Pursuant to the Interest Rate Cap, on each Payment Date on which LIBOR (as determined on the related LIBOR Determination Date) exceeds 6.25% (the "Rate Cap"), the Interest Rate Cap Provider will make a deposit into the Collection Account, in an amount equal to the product of (a) the amount by which LIBOR exceeds the Rate Cap, (b) the Notional Amount as of the preceding Payment Date and (c) the actual number of days in the related Interest Period divided by 360.

    The Interest Rate Cap will terminate on the earlier of (a) the Class A-4 Scheduled Maturity Date, (b) the Payment Date on which the principal balance of the Class A-4 Notes is reduced to zero, (c) the date on which the Interest Rate Cap is terminated in accordance with the Indenture for the reasons described in the following paragraph or in connection with the establishment of a substitute interest rate risk management arrangement (any such substitute arrangement being conditioned upon confirmation that such substitution will not result in a reduction or withdrawal of the ratings on the Notes) and (d) the date designated by the Indenture Trustee or the Interest Rate Cap Provider, as the case may be, upon an event of default by the other party.

    In the event the short-term debt rating of the Interest Rate Cap Provider is withdrawn or reduced below A-1+ by Standard & Poors's (A Division of The McGraw-Hill Companies) ("Standard & Poor's") or the long-term debt rating of the Interest Rate Cap Provider is withdrawn or reduced below Aa3 by Moody's Investors Service, Inc. ("Moody's"), the Interest Rate Cap Provider and the Issuer will, within 30 calendar days after such rating action, use reasonable efforts (at the expense of the Interest Rate Cap Provider) to (i) obtain a replacement interest cap agreement upon terms substantially the same as the Interest Rate Cap or (ii) establish any other arrangement satisfactory to such Rating Agencies, such that the ratings of the Notes will not be withdrawn or reduced.

    Westdeutsche Landesbank Girozentrale ("WestLB"), which traces its history to 1832, was created by the merger of two central banks, or Landesbanks (German State Banks), in the State of North Rhine-Westphalia, Germany on January 1, 1969. As a German universal bank, WestLB provides commercial and investment banking services regionally, nationally and internationally to public, corporate and bank customers.

    The Interest Rate Cap Provider is licensed and subject to supervision and regulation by the Superintendent of Banks of the State of New York. The Interest Rate Cap Provider is examined by the New York State Banking Department and is subject to banking laws and regulations applicable to a foreign bank that operates a New York branch.

    Upon written request, WestLB will provide without charge to each person to whom this Prospectus is delivered a copy of its most recent annual report. Written requests for such annual reports or any additional information concerning WestLB should be directed to Westdeutsche Landesbank Girozentrale, New York Branch, 1211 Avenue of the Americas, New York, New York 10036,
Attention: Branch Management.

PAYMENT PRIORITIES

    On or prior to each Payment Date, the Servicer will transfer the Available Funds to the Note Account and will instruct the Indenture Trustee to make the following distributions in the following order of priority:

        (i) from the Available Funds, to the Servicer, any Supplemental Servicing Fees for the related Collection Period and if HFC is no longer acting as master servicer, the Servicing Fee for the related Collection Period;

        (ii) from the Available Funds, to the Interest Rate Cap Provider, the fee for maintaining the Interest Rate Cap and to the Indenture Trustee and the Owner Trustee, any accrued and unpaid trustees' fees (in each case, to the extent such fees have not been previously paid by the Servicer);

       (iii) from the Available Funds, to the Class A Noteholders, the Class A Interest Distributable Amount;

        (iv) from the Available Funds, to the Class B-1 Noteholders, the Class B-1 Interest Distributable Amount;

        (v) from the Available Funds, to the Class B-2 Noteholders, the Class B-2 Interest Distributable Amount;

        (vi) from the Available Funds, to the Class C Noteholders, the Class C Interest Distributable Amount;

       (vii) from the Available Funds, (i) to the Class A-5 Noteholders, the Class A-5 Principal Distributable Amount and to the Class A-1 Noteholders, 100% of the Class A Principal Distributable Amount remaining after distribution of the Class A-5 Principal Distributable Amount, until the outstanding principal amount of the Class A-1 Notes has been reduced to zero; and (ii) on and after the Payment Date on which the outstanding principal amount of the Class A-1 Notes has been reduced to zero, the Class A Principal Distributable Amount will be allocated to payment of the Class A-5 Principal Distributable Amount to the Class A-5 Noteholders and to the Class A-2, Class A-3 and Class A-4 Notes in "sequential pay" fashion, beginning with the Class A-2 Notes, in each case until the respective outstanding principal amount of the Class A-2, Class A-3 and Class A-4 Notes are paid in full;

      (viii) from the Available Funds, to the Class B-1 Noteholders, the Class B-1 Principal Distributable Amount;

        (ix) from the Available Funds, to the Class B-2 Noteholders, the Class B-2 Principal Distributable Amount;

        (x) from the Available Funds, to the Class C Noteholders, the Class C Principal Distributable Amount;

        (xi) from the Available Funds, to the Reserve Account, the Reserve Account Deposit Amount, if necessary, required to increase the amount therein to its then required level;

       (xii) from the Available Funds, if HFC is acting as the master servicer, the Servicing Fee for the related Collection Period; and

      (xiii) from the Available Funds, to the holders of the Certificates, any remainder.

    In the event that on any Payment Date after the Payment Date on which the principal balance of the Class A-1 Notes is reduced to zero, Available Funds, available to be distributed in accordance with clause (vii) of Payment Priorities, are less than the Class A Monthly Principal Distributable Amount for such Payment Date, such Available Funds shall be allocated pro rata (based on the ratio between the respective amounts of the Class A-5 Principal Distributable Amount for such Payment Date and the amount specified in clause
(iii)(2) of the definition of Class A Monthly Principal Distributable Amount for such Payment Date).

    Amounts on deposit in the Reserve Account on any Payment Date (after giving effect to all distributions made on such Payment Date and the related Payment
Date) in excess of the Targeted Reserve Account Balance for such Payment Date may be released to the holders of the Certificates without the consent of the Noteholders.

    The terms used in this description of Payment Priorities on the Series 1998-1 Securities are defined as follows:

    "AGGREGATE NOTE PRINCIPAL BALANCE" means, as of any date, the aggregate outstanding principal amount of all the Notes on such date.

    "AGGREGATE OPTIMAL NOTE PRINCIPAL BALANCE" means, with respect to any Payment Date, the excess, if any, of (x) the Pool Balance as of the end of the prior Collection Period over (y) the Targeted Overcollateralization Amount for such Payment Date.

    "AMOUNT FINANCED" means, with respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the financed vehicle and related costs, including amounts advanced in respect of accessories, insurance premiums, service, car club and warranty contracts, other items customarily financed as part of retail automobile installment sale contracts or promissory notes and related costs.

    "AVAILABLE FUNDS" means, with respect to any Collection Period, the sum of
(i) the Collected Funds for such Collection Period, (ii) all Purchase Amounts deposited in the Collection Account during such Collection Period, (iii) income on investments held in the Collection Account, (iv) the proceeds of any liquidation of the assets of the Trust, (v) the lesser of (a) the excess of the aggregate amount determined under items (i)-(x) of the Payment Priorities set forth beginning on page 41, over the amount on deposit in the Collection Account and (b) the Reserve Account Balance.

    "CLASS A DISTRIBUTABLE AMOUNT" means, with respect to any Payment Date and each class of Class A Notes, the sum of (i) the related Class A Interest Distributable Amount and (ii) the Class A Principal Distributable Amount.

    "CLASS A INTEREST CARRYOVER SHORTFALL" means, with respect to any Payment Date and each class of Class A Notes, the sum of: (i) excess of (a) the related Class A Interest Distributable Amount for the preceding Payment Date, over (b) the amount actually paid as interest to the Class A Noteholders on such preceding Payment Date, PLUS (ii) interest on such excess, to the extent permitted by law, at a rate per annum equal to the related Class A Note Rate from such preceding Payment Date to but excluding the current Payment Date.

    "CLASS A INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Payment Date and each class of Class A Notes, an amount equal to the sum of: (i) the aggregate amount of interest accrued on the Class A

Notes at the related Class A Note Rate from and including the preceding Payment Date (or, in the case of the initial Payment Date, from and including the Closing Date) to but excluding the current Payment Date PLUS (ii) the related Class A Interest Carryover Shortfall for the current Payment Date.

    "CLASS A MONTHLY PRINCIPAL DISTRIBUTABLE AMOUNT" means, (i) with respect to any Payment Date prior to the Payment Date on which the principal balance of the Class A-1 Notes is reduced to zero, 100% of the Principal Distributable Amount,
(ii) with respect to the Payment Date on which the principal balance of the Class A-1 Notes is reduced to zero, the sum of (x) the Class A-5 Monthly Principal Distributable Amount, plus (y) 100% of the Principal Distributable Amount with respect to that portion of the Principal Distributable Amount required to reduce the principal balance of the Class A-1 Notes to zero, plus
(z) the excess of the amount described in clause (iii) of this definition for such Payment Date over the sum of the amounts described in clauses (ii)(x) (taking into account payment of the principal balance of the Class A-1 Notes on such Payment Date) and (ii)(y) for such Payment Date, (iii) with respect to any Payment Date after the Payment Date on which the Principal Balance of the Class A-1 Notes is reduced to zero until the Payment Date on which the Principal Balance of the Class A Notes is reduced to zero, the greater of (1) the Class A-5 Monthly Principal Distributable Amount and (2) the excess of (x) aggregate outstanding principal balance of the Class A Notes over (y)(A) the product of 69.25% and the outstanding Pool Balance as of the end of the related Collection Period minus (B) the Targeted Overcollateralization Amount for such Payment Date.

    "CLASS A PRINCIPAL CARRYOVER SHORTFALL" means, with respect to any Payment Date after the Payment Date on which the principal balance of the Class A-1 Notes is reduced to zero, the excess of the Class A Principal Distributable Amount for the preceding Payment Date over the amount that was actually distributed in respect of principal of the Class A Notes on such preceding Payment Date.

    "CLASS A PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Payment Date, the sum of: (i) the Class A Monthly Principal Distributable Amount for such Payment Date and (ii) the Class A Principal Carryover Shortfall for such Payment Date; PROVIDED HOWEVER, that (x) the sum of clauses (i) and (ii) shall not exceed the outstanding principal amount of the Class A Notes, and (y) on the Final Scheduled Payment Date, the Class A Principal Distributable Amount will include the amount, to the extent of the remaining Available Funds, necessary (after giving effect to other amounts having a higher payment priority on such Payment Date) to reduce the outstanding principal amount of the Class A Notes to zero.

    "CLASS A-5 MONTHLY PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Payment Date, the product of (i) a fraction, the numerator of which is the original principal balance of the Class A-5 Notes and the denominator of which is the Original Pool Balance, and (ii) the excess of the outstanding Pool Balance as of the close of business on the last day of the second preceding Collection Period over the outstanding Pool Balance as of the close of business on the last day of the related Collection Period.

    "CLASS A-5 PRINCIPAL CARRYOVER SHORTFALL" means, with respect to any Payment Date, the excess of the Class A-5 Principal Distributable Amount for the preceding Payment Date over the amount that was actually distributed in respect of principal of the Class A-5 Notes on such preceding Payment Date.

    "CLASS A-5 PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Payment Date, the sum of: (i) the Class A-5 Monthly Principal Distributable Amount for such Payment Date and (ii) the Class A-5 Principal Carryover Shortfall for such Payment Date; PROVIDED HOWEVER, that the sum of clauses (i) and (ii) shall not exceed the outstanding principal amount of the Class A-5 Notes, and on the Final Scheduled Payment Date, the Class A-5 Principal Distributable Amount will include the amount, to the extent of the remaining Available Funds, necessary (after giving effect to other amounts having a higher payment priority on such Payment Date) to reduce the outstanding principal amount of the Class A-5 Notes to zero.

    "CLASS B-1 DISTRIBUTABLE AMOUNT" means, with respect to any Payment Date, the sum of: (i) the Class B-1 Interest Distributable Amount and (ii) the Class B-1 Principal Distributable Amount.

    "CLASS B-1 INTEREST CARRYOVER SHORTFALL" means, with respect to any Payment Date, the sum of: (i) the excess of (a) the Class B-1 Interest Distributable Amount for the preceding Payment Date, over (b) the amount actually paid as interest to the Class B-1 Noteholders on such preceding Payment Date, PLUS (ii) interest on such excess, to the extent permitted by law, at the Class B-1 Note Rate from such preceding Payment Date to but excluding the current Payment Date.

    "CLASS B-1 INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Payment Date, an amount equal to the sum of: (i) the aggregate amount of interest accrued on the Class B-1 Notes at the Class B-1 Note Rate from and including the preceding Payment Date (or, in the case of the initial Payment Date, from and including the Closing Date) to but excluding the current Payment Date PLUS (ii) the Class B-1 Interest Carryover Shortfall for the current Payment Date.

    "CLASS B-1 MONTHLY PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Payment Date on and after the Payment Date on which the principal balance of the Class A-1 Notes is reduced to zero, until the Payment Date on which the outstanding principal amount of the Class B-1 Notes has been reduced to zero, an amount equal to the excess of: (i) the sum of (x) the outstanding principal balance of the Class A Notes on such Payment Date (after giving effect to distribution of the Class A Principal Distributable Amount for such Payment
Date) plus (y) the outstanding principal balance of the Class B-1 Notes prior to such Payment Date over (ii) (A) the product of 81.25% and the outstanding Pool Balance as of the end of the related Collection Period minus (B) the Targeted Overcollateralization Amount.

    "CLASS B-1 PRINCIPAL CARRYOVER SHORTFALL" means, with respect to any Payment Date, the excess of the Class B-1 Principal Distributable Amount for the preceding Payment Date over the amount that was actually distributed in respect of principal of the Class B-1 Notes on such preceding Payment Date.

    "CLASS B-1 PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Payment Date, the sum of: (i) the Class B-1 Monthly Principal Distributable Amount for such Payment Date and (ii) the Class B-1 Principal Carryover Shortfall for such Payment Date; PROVIDED, HOWEVER, that the sum of clauses (i) and (ii) shall not exceed the outstanding principal amount of the Class B-1 Notes, and on the Final Scheduled Payment Date, the Class B-1 Principal Distributable Amount will include the amount, to the extent of the remaining Available Funds, necessary (after giving effect to other amounts having a higher payment priority on such Payment Date) to reduce the outstanding principal amount of the Class B-1 Notes to zero.

    "CLASS B-2 DISTRIBUTABLE AMOUNT" means, with respect to any Payment Date, the sum of: (i) the Class B-2 Interest Distributable Amount and (ii) the Class B-2 Principal Distributable Amount.

    "CLASS B-2 INTEREST CARRYOVER SHORTFALL" means, with respect to any Payment Date, the sum of: (i) the excess of (a) the Class B-2 Interest Distributable Amount for the preceding Payment Date, over (b) the amount actually paid as interest to the Class B-2 Noteholders on such preceding Payment Date, PLUS (ii) interest on such excess, to the extent permitted by law, at the Class B-2 Note Rate from such preceding Payment Date to but excluding the current Payment Date.

    "CLASS B-2 INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Payment Date, an amount equal to the sum of: (i) the aggregate amount of interest accrued on the Class B-2 Notes at the Class B-2 Note Rate from and including the preceding Payment Date (or, in the case of the initial Payment Date, from and including the Closing Date) to but excluding the current Payment Date PLUS (ii) the Class B-2 Interest Carryover Shortfall for the current Payment Date.

    "CLASS B-2 MONTHLY PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Payment Date on and after the Payment Date on which the principal balance of the Class A-1 Notes is reduced to zero, until the Payment Date on which the outstanding principal amount of the Class B-2 Notes has been reduced to zero, an amount equal to the excess of: (i) the sum of (x) the outstanding principal balance of the Class A Notes on such Payment Date (after giving effect to distribution of the Class A Principal Distributable Amount for such Payment
Date) plus (y) the outstanding principal balance of the Class B-1 Notes (after giving effect to distribution of the Class B-1 Principal Distributable Amount for such Payment Date) and (z) the outstanding principal balance of the Class B-2 Notes immediately prior to such Payment Date over (ii) (A) the product of 92.65% and the outstanding Pool Balance as of the end of the related Collection Period minus (B) the Targeted Overcollateralization Amount.

    "CLASS B-2 PRINCIPAL CARRYOVER SHORTFALL" means, with respect to any Payment Date, the excess of the Class B-2 Principal Distributable Amount for the preceding Payment Date over the amount that was actually distributed in respect of principal of the Class B-2 Notes on such preceding Payment Date.

    "CLASS B-2 PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Payment Date, the sum of: (i) the Class B-2 Monthly Principal Distributable Amount for such Payment Date and (ii) the Class B-2 Principal Carryover Shortfall for such Payment Date; PROVIDED, HOWEVER, that the sum of clauses (i) and (ii) shall not exceed the outstanding principal amount of the Class B-2 Notes, and on the Final Scheduled Payment Date, the Class B-2 Principal Distributable Amount will include the amount, to the extent of the remaining Available Funds, necessary (after giving effect to other amounts having a higher payment priority on such Payment Date) to reduce the outstanding principal amount of the Class B-2 Notes to zero.

    "CLASS C DISTRIBUTABLE AMOUNT" means, with respect to any Payment Date, the sum of: (i) the Class C Interest Distributable Amount and (ii) the Class C Principal Distributable Amount.

    "CLASS C INTEREST CARRYOVER SHORTFALL" means, with respect to any Payment Date, the sum of: (i) the excess of (a) the Class C Interest Distributable Amount for the preceding Payment Date over (b) the amount actually paid as interest to the Class C Noteholders on such preceding Payment Date, PLUS (ii) interest on such excess, to the extent permitted by law, at 6.500% per annum from such preceding Payment Date to but excluding the current Payment Date.

    "CLASS C INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Payment Date, an amount equal to the sum of: (i) the aggregate amount of interest accrued on the Class C Notes at 6.500% per annum from and including the preceding Payment Date (or, in the case of the initial Payment Date, from and including the Closing Date) to but excluding the current Payment Date (based upon a 360-day year of twelve 30-day months) PLUS (ii) the Class C Interest Carryover Shortfall for the current Payment Date.

    "CLASS C MONTHLY PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to each Payment Date on and after the Payment Date on which the outstanding principal amount of the Class A-1 Notes is reduced to zero, until the Payment Date on which the outstanding principal amount of the Class C Notes has been reduced to zero, an amount equal to the excess, if any of: (i) the sum of (x) the outstanding principal balance of the Class A Notes on such Payment Date (after giving effect to distribution of the Class A Principal Distribution Amount for such Payment Date), plus (y) the outstanding principal balance of the Class B Notes on such Payment Date (after giving effect to distribution of the Class B-1 Principal Distributable Amount and the Class B-2 Principal Distributable Amount for such Distribution Date), plus (z) the outstanding principal balance of the Class C Notes immediately prior to such Payment Date and (ii) (A) the product of 100% and the outstanding Pool Balance as of the end of the related Collection Period minus (B) the Targeted Overcollateralization Amount for such Payment Date.

    "CLASS C PRINCIPAL CARRYOVER SHORTFALL" means, with respect to any Payment Date, the excess of the Class C Principal Distributable Amount for the preceding Payment Date over the amount that was actually distributed in respect of principal of the Class C Notes on such preceding Payment Date.

    "CLASS C PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Payment Date, the sum of: (i) the Class C Monthly Principal Distributable Amount for such Payment Date and (ii) the Class C Principal Carryover Shortfall for such Payment Date; PROVIDED, HOWEVER, that the sum of clauses (i) and (ii) shall not exceed the outstanding principal amount of the Class C Notes, and on the Final Scheduled Payment Date, the Class C Principal Distributable Amount will include the amount, to the extent of the remaining Available Funds, necessary (after giving effect to other amounts having a higher payment priority on such Payment
Date) to reduce the outstanding principal amount of the Class C Notes to zero.

    "COLLECTED FUNDS" means, with respect to any Collection Period, the amount of funds in the Collection Account representing collections on the Receivables during such Collection Period, including all Net Liquidation Proceeds collected during such Collection Period (but excluding any Purchase Amounts) and any funds deposited therein by the Interest Rate Cap Provider pursuant to the Interest Rate Cap.

    "CRAM DOWN LOSS" means, with respect to a Receivable if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on such Receivable or otherwise modifying or restructuring the scheduled payments to be made on such Receivable, an amount equal to (i) the excess of the Principal Balance of such Receivable immediately prior to such order over the Principal Balance of such Receivable as so reduced and/or (ii) if such court shall have issued an order reducing the effective rate of interest on such Receivable, the excess of the Principal Balance of such Receivable immediately prior to such order over the net present value (using as the discount rate the higher of the APR on such Receivable or the rate of interest, if any, specified by the court in such order) of the scheduled payments as so modified or restructured. A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

    "DETERMINATION DATE" means, with respect to any Payment Date, the earlier of the fifth calendar day or the third Business Day prior to such Payment Date.

    "MAXIMUM RESERVE ACCOUNT DEPOSIT AMOUNT" for any Payment Date is equal to that portion of Collected Funds representing interest collections on the Receivables and Net Liquidation Proceeds for the related Collection Period less the sum of: the Servicing Fee paid to any master servicer other than HFC, the fees due to the Interest Rate Cap Provider, Indenture Trustee, Trust Collateral Agent and Owner Trustee, to the extent not paid by the Servicer, the aggregate of the Class A, Class B-1, Class B-2 and Class C Interest Distributable Amounts, the aggregate Principal Balances of all Receivables which became Liquidated Receivables during such Collection Period, plus the aggregate amount of Cram Down Losses during such Collection Period.

    "NET LIQUIDATION PROCEEDS" means, with respect to Liquidated Receivables,
(i) proceeds from the disposition of the underlying financed vehicle securing the Liquidated Receivables, less the Servicer's reasonable out-of-pocket costs, including repossession and resale expenses not already deducted from such proceeds, and any amounts required by law to be remitted to the borrower, (ii) any insurance proceeds, or (iii) other monies received from the borrower or otherwise.

    "NOTEHOLDERS' DISTRIBUTABLE AMOUNT" means, with respect to any Payment Date, the sum of the Class A Distributable Amount, the Class B-1 Distributable Amount, the Class B-2 Distributable Amount and the Class C Distributable Amount.

    "POOL BALANCE" means, as of any date of determination, the aggregate Principal Balances of the Receivables, unless otherwise specified, as of the close of business on the preceding Business Day.

    "PRINCIPAL AMOUNT AVAILABLE" means, with respect to any Payment Date, the amount remaining in the Note Account after the payment of the amounts listed in
(i) through (vi) of "Payment Priorities", MINUS the Reserve Account Deposit Amount for such Payment Date.

    "PRINCIPAL BALANCE" means, with respect to any Receivable, as of any date, the Amount Financed minus (a) that portion of all amounts received on or prior to such date and allocable to principal in accordance with the terms of the Receivable, and (b) any Cram Down Loss in respect of such Receivable.

    "PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Payment Date the lesser of (A) the Principal Amount Available and (B) the greater of (x) the excess, if any, of (i) the Aggregate Note Principal Balance immediately prior to such Payment Date over (ii) the Aggregate Optimal Note Balance for such Payment Date and (y) the Class A-5 Principal Distributable Amount.

    "PURCHASE AMOUNT" means, with respect to a Receivable, the Principal Balance as of the date such Receivable is purchased from the Issuer by the Seller or the Servicer.

    "RESERVE ACCOUNT DEPOSIT AMOUNT" means, with respect to any Payment Date, the lesser of: (x) the Maximum Reserve Account Deposit Amount for such Payment Date and (y) the Reserve Account Shortfall Amount for such Payment Date.

    "RESERVE ACCOUNT SHORTFALL AMOUNT" means, with respect to any Payment Date, the excess of: (x) the Targeted Reserve Account Balance for such Payment Date over (y) the amount on deposit in the Reserve Account as of the beginning of such Payment Date.

    "TARGETED CREDIT ENHANCEMENT AMOUNT" means, with respect to any Payment Date, 13.75% of the outstanding Pool Balance as of the end of the related Collection Period.

    "TARGETED OVERCOLLATERALIZATION AMOUNT" means, with respect to any Payment Date, the excess (but not less than zero), if any, of: (i) the Targeted Credit Enhancement Amount over (ii) the Targeted Reserve Account Balance.

    "TARGETED RESERVE ACCOUNT BALANCE" means, with respect to any Payment Date, the lesser of: (i) the greater of (a) 3.0% of the outstanding Pool Balance as of the end of the related Collection Period, and (b) 2.0% of the Original Pool Balance, and (ii) the Aggregate Note Principal Balance.

MATURITY DATES; OPTIONAL REDEMPTION

    Each class of Notes will mature on the earlier of the date such class of Notes is paid in full or the respective scheduled maturity date for such class. The "Class A-1 Scheduled Maturity Date" is December 17, 1999, the "Class A-2 Scheduled Maturity Date" is November 19, 2001, the "Class A-3 Scheduled Maturity Date" is July 17, 2003, the "Class A-4 Scheduled Maturity Date" is May 17, 2005, and for all other classes of Notes, the scheduled maturity date will be May 17, 2005 (the "Final Scheduled Payment Date"). In the event there are insufficient funds to retire the Class A-1, Class A-2, Class A-3 or Class A-4 Notes by their respective scheduled maturity dates, or all other classes of Notes by the Final Scheduled Payment Date, in each case, subject to a five day grace period, an Event of Default will occur. See "-- Events of Default; Rights Upon Event of Default; Distributions following Acceleration" herein. In addition, the Issuer will pay the Notes in full on the Payment Date following exercise by the Seller or the Servicer of the option to purchase the Receivables from the Issuer. Such option may be exercised after the aggregate principal balance of the Offered Notes is reduced to an amount less than or equal to $61,650,500 (10% of the original aggregate principal balance of the Offered Notes). The purchase price will be equal to the sum of the Aggregate Note Principal Balance and accrued and unpaid interest thereon through the day preceding the call date.

REPORTS TO NOTEHOLDERS

    Concurrently with each distribution to the Noteholders, the Indenture Trustee will prepare and forward to each Noteholder a statement setting forth certain information with respect to the related Payment Date, including the following:

        (i) the amount of the distribution allocable to interest on or with respect to each class of the Notes;

        (ii) the amount of the distribution allocable to principal with respect to each class of the Notes;

       (iii) the aggregate outstanding principal amount for each class of Notes, in each case, after giving effect to all payments reported under (ii) above on such date;

        (iv) the Class A Interest Carryover Shortfall, the Class B-1 Interest Carryover Shortfall, the Class B-2 Interest Carryover Shortfall, the Class C Interest Carryover Shortfall, the Class A Principal Carryover Shortfall, the Class A-5 Principal Carryover Shortfall, the Class B-1 Principal Carryover Shortfall, the Class B-2 Principal Carryover Shortfall, the Class C Principal Carryover Shortfall, if any, and the change in such amounts from the preceding statement;

        (v) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period;

        (vi) the notional amount of the Interest Rate Cap, the amount of the distribution attributable to a payment under the Interest Rate Cap and the current LIBOR; and

       (vii) the Targeted Reserve Account Balance and the amount on deposit in the Reserve Account at the end of such Payment Date.

    The information furnished pursuant to (i) through (iv) above shall be expressed as a dollar amount per $1,000 in face amount of Notes.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT; DISTRIBUTIONS FOLLOWING
  ACCELERATION

    With respect to the Notes, an "Event of Default" under the Indenture will have occurred at any time when any one of the following events occurs: (i) a default in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five days; (ii) a default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable, and such default continues for a period of five days; (iii) default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture, or any representation or warranty of the Issuer made in the Indenture or in any certificate or other writing delivered pursuant to the Indenture proving to have been incorrect in any material respect as of the time when made which has a material adverse effect on Note Owners, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect is not eliminated or otherwise cured, for a period of 60 days after notice is given to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% in principal amount of the Notes then outstanding, specifying such default or incorrect representation or warranty; (iv) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Assets in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Assets, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (v) the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Assets, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing. The amount of principal required to be paid to Noteholders on any Payment Date will be limited to amounts available to be deposited in the Collection Account. Therefore, the failure to pay principal on a class of Notes will not result in the occurrence of an Event of Default until the scheduled maturity date for the Class A-1, Class A-2, Class A-3 and Class A-4 Notes or the Final Scheduled Payment Date for all other classes of Notes.

    If there is an Event of Default due to late payment or nonpayment of interest or principal on a Note, interest will continue to accrue on such principal and the overdue interest at the applicable interest rate on such Note until such overdue principal and interest is paid. If an Event of Default should occur and be continuing with respect to the Notes, the Indenture Trustee may, and at the direction of Noteholders representing at least 66 2/3% of the aggregate outstanding principal amount of the Notes shall, declare the principal of such Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of the Notes then outstanding.

    If the Notes are due and payable following an Event of Default with respect thereto, the Indenture Trustee may institute proceedings to collect amounts due or foreclose on property comprising Trust Assets or exercise remedies as a secured party. Unless the Indenture Trustee determines that the Receivables will not provide sufficient funds for the payment of principal and interest on the Notes as such payments would become due, any sale, liquidation or other disposition of the Trust Assets for an amount less than the amounts due on the Notes will not occur without the consent of all of the Noteholders. If the Indenture Trustee makes such a determination, it may sell, liquidate or otherwise dispose of the Trust Assets for less than the amount due on the Notes provided that the consent of Noteholders of not less than 66 2/3% of the outstanding principal balance of the Notes is obtained.

    If the Notes are accelerated following the occurrence of an Event of Default, after payment of the amounts specified in items (i) and (ii) under "Description of the Notes--Payment Priorities," all Available Funds, all amounts on deposit in the Reserve Account and the proceeds of any sale, liquidation or other disposition of the Trust Assets will be applied as follows: first, to pay all amounts due and unpaid on the Class A Notes for interest, ratably without preference or priority; second, to pay all amounts due and unpaid on the Class A Notes for principal, ratably without preference or priority; third, to pay all amounts due and unpaid on the Class B-1 Notes for interest; fourth, to pay all amounts due and unpaid on the Class B-1 Notes for principal; fifth, to pay all amounts due on the Class B-2 Notes for interest; sixth, to pay all amounts due and unpaid on the Class B-2 Notes for principal; seventh, to pay all amounts due and unpaid on the Class C Notes for interest; eighth, to pay all amounts due and unpaid on the Class C Notes for principal; and ninth, remaining amounts to the Certificateholders.

    If an Event of Default occurs and is continuing with respect to the Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the Holders of a majority in principal amount of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Holders of the outstanding Notes. No Holder of a Note will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given the Indenture Trustee written notice of a continuing Event of Default, (ii) the Holders of not less than 25% of the aggregate principal balance of all outstanding Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such Holder or Holders have offered the Indenture Trustee reasonable indemnity against costs, expenses and liabilities to be incurred in complying with the request, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during the 60-day period by the Holders of a majority of the aggregate principal balance of all outstanding Notes. In addition, the Indenture Trustee and the Note Owners, by accepting a beneficial interest in the Notes, will covenant that they will not at any time institute against the Issuer or the Seller, or join in any institution against the Issuer or the Seller of, any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law. With respect to the Issuer, neither the Indenture Trustee nor the Owner Trustee in its individual capacity, nor any Holder representing an ownership interest in the Issuer nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Issuer contained in the Indenture.

CERTAIN COVENANTS

    The Indenture provides that the Issuer may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes the Issuer's obligation to make due and punctual payments upon the Notes and the performance or observance of any agreement and covenant of the Issuer under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Issuer has been advised that the ratings of the Notes then in effect would not be reduced or withdrawn by any Rating Agency as a result of such merger or consolidation, (v) any action that is necessary to maintain the lien and security interest created by the Indenture is taken and (vi) the Issuer has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Issuer or to any Noteholder or holders of the Certificates. The Issuer will not, among other things, (i) except as expressly permitted by the Indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the Issuer, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes (other than amounts withheld under the Internal Revenue Code of 1986, as amended (the "Code") or applicable state law) or assert any claim against any present or former holder of Notes because of the payment of taxes levied or assessed upon the Issuer,
(iii) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby or
(iv) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Issuer or any part thereof, or any interest therein or the proceeds thereof. The Issuer may not engage in any activity other than as specified under the Trust Agreement.

ANNUAL COMPLIANCE STATEMENT

    The Issuer will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

SATISFACTION AND DISCHARGE OF INDENTURE

    The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes.

MODIFICATION OF INDENTURE

    With the consent of the holders of a majority of outstanding principal balance of each class of Notes affected thereby and upon confirmation that the ratings of the Notes then in effect would not be reduced or withdrawn by any Rating Agency, the Issuer and the Indenture Trustee may amend the Indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify (except as provided below) in any manner the rights of the Noteholders. However, without the consent of the Holder of each outstanding Note affected thereby, no amendment will: (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate principal balance of the outstanding Notes, which is required to approve any supplemental indenture, waive compliance with certain provisions of the Indenture or waive certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Issuer, the Seller or an affiliate of any of them; (v) decrease the percentage of the aggregate outstanding principal balance of Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate outstanding principal balance of the Notes necessary to amend the Indenture or certain other related agreements; (vi) modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note (including the calculation of any of the individual components of such calculation); or (vii) permit the creation of any lien ranking prior to or, except as otherwise contemplated by the Indenture, on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except when the full amount required to pay the Notes in full has been deposited or is held in trust, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

    The Issuer and the Indenture Trustee may also amend the Indenture without obtaining the consent of the Noteholders, for the purpose of, among other things, to cure any ambiguity or to correct or supplement any provision in the Indenture that may be inconsistent with any other provision therein.

CERTAIN MATTERS REGARDING THE INDENTURE TRUSTEE AND THE ISSUER

    Neither the Issuer, the Indenture Trustee nor any director, officer or employee of the Issuer or the Indenture Trustee will be under any liability to the Issuer or the related Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Indenture or for errors in judgment; provided, however, that none of the Indenture Trustee, the Issuer and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Indenture. Subject to certain limitations set forth in the Indenture, the Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee shall be indemnified by the Servicer and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the Indenture other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or negligence in the performance of its duties under such Indenture or by reason of reckless disregard of its obligations and duties under the Indenture. All persons into which the Indenture Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Indenture Trustee under each Indenture.

LIMITATION ON LIABILITY OF THE INDENTURE TRUSTEE

    The Indenture Trustee makes no representations as to the validity or sufficiency of the Indenture, the Notes or of the Trust Assets or related documents. If no Event of Default has occurred, the Indenture Trustee is required to perform only those duties specifically required of it under the Indenture. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Indenture Trustee is required to examine them to determine whether they are in the form required by the Indenture; however, the Indenture Trustee will not be responsible for the accuracy or content of any such documents furnished by it.

    The Indenture Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, the Indenture Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the required percentage of the Noteholders in an Event of Default. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Indenture, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF INDENTURE TRUSTEE

    The Indenture Trustee may, upon written notice to the Seller and the Issuer, resign at any time, in which event the Servicer will be obligated to use its best efforts to appoint a successor Indenture Trustee. If

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
no successor Indenture Trustee has been appointed and has accepted the appointment within 60 days after giving such notice of resignation, the resigning Indenture Trustee or the Issuer may petition any court of competent jurisdiction for appointment of a successor Indenture Trustee. The Indenture Trustee may also be removed at any time by the Servicer. In addition, the Issuer may, and at the request of a majority of the Noteholders shall remove the Indenture Trustee (i) if the Indenture Trustee ceases to be eligible to continue as such under the Indenture, (ii) if the Indenture Trustee becomes insolvent or
(iii) the Indenture Trustee's long-term debt ratings are lower than "BBB" or its equivalent by either Rating Agency. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee.

REGISTRATION OF THE NOTES

    Notes Owners may hold their Notes through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

    The Notes will initially be registered in the name of CEDE & Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Cedel and Morgan will act as depositary for Euroclear (in such capacities, individually the "Depositary" and collectively the "Depositaries").

    Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures. No person acquiring a beneficial ownership interest in any Note will be entitled to receive such Note in fully registered certificated form (a "Replacement Note") except in the limited circumstances described herein.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

    Because of time-zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes, see "Material Federal Income Tax Consequences" and "Global Clearance, Settlement and Tax Documentation Procedures" in Appendix A hereto.

    Note Owners who are not Participants but desire to purchase, sell or otherwise transfer ownership of Notes may do so only through Participants or indirect participants (unless and until Replacement Notes, as defined below, are issued). In addition, Note Owners will receive all distributions of principal of, and interest on, the Notes from the Indenture Trustee through DTC and Participants. Note Owners will not receive or be entitled to receive certificates representing their respective interests in the Notes, except under the limited circumstances described below.

    Unless and until Replacement Notes are issued, it is anticipated that the only Noteholder of the Notes will be CEDE & Co., as nominee of DTC. Note Owners will not be Noteholders as that term is used in the Indenture. Note Owners are only permitted to exercise the rights of Noteholders indirectly through Participants and DTC.

    While the Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit distributions of principal of, and interest on, the Notes. Participants and indirect participants with whom Note Owners have accounts with respect to Notes are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Note Owners. Accordingly, although Note Owners will not possess certificates, the Rules provide a mechanism by which Note Owners will receive distributions and will be able to transfer their interests.

    Unless and until Replacement Notes are issued, Note Owners who are not Participants may transfer ownership of Notes only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Notes, by book-entry transfer, through DTC for the account of the purchasers of such Notes, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Note Owners.

    DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

    Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

    Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

    Distributions with respect to Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences". Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

    Replacement Notes will be issued in registered form to Note Owners, or their nominees, rather than to DTC, only if (i) DTC or HFC advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Notes and HFC or the Indenture Trustee is unable to locate a qualified successor, (ii) HFC, at its sole option and with the consent of the Trustee, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Termination Event, DTC, at the direction of Class A and Class B Noteholders evidencing not less than 51% of the then outstanding principal balance of each such Class, advises the Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) to the exclusion of any physical certificates being issued to Note Owners is no longer in the best interests of Note Owners. Upon issuance of Replacement Notes to Note Owners, such Notes will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Indenture Trustee with respect to transfers, notices and distributions.

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
    DTC has advised HFC and the Indenture Trustee that, unless and until Replacement Notes are issued, DTC will take any action permitted to be taken by a Noteholder under the Indenture only at the direction of one or more Participants to whose DTC accounts the Notes are credited. DTC may take actions, at the direction of the related Participants, with respect to some Notes which conflict with actions taken with respect to other Notes.

    Because DTC can only act on behalf of Participants, who in turn act on behalf of indirect participants and certain banks, the ability of holders of beneficial interests in the Notes to pledge such Notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Notes, may be limited due to the lack of a definitive certificate for such Notes.

    Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

                       DESCRIPTION OF THE TRUST DOCUMENTS

    The following summary describes certain terms of the Sale and Servicing Agreement, the Indenture and the Trust Agreement (collectively, the "Trust Documents"). Copies of the Trust Documents are filed as exhibits to the Registration Statement of which this Prospectus is a part. Copies may be obtained by the Note Owners upon request in writing to the Servicer, at its address set forth under "The Servicer".

SALE AND ASSIGNMENT OF RECEIVABLES.

    The Seller has entered into a Sale and Servicing Agreement with the Issuer, the Servicer and the Indenture Trustee pursuant to which the Seller, on or prior to the Closing Date, will have sold and assigned to the Issuer, without recourse, its entire interest in and to the Receivables, including its security interest in the financed vehicles securing the Receivables and its right to receive all payments on, or proceeds with respect to the Receivables to the extent paid or payable after the Cut-Off Date. Pursuant to the Sale and Servicing Agreement, the Seller agreed that, upon the occurrence of a breach of a representation or warranty under the Trust Documents with respect to any of the Receivables, the Issuer will be entitled to require the Seller to repurchase such Receivables from the Issuer. Such rights of the Issuer under the Sale and Servicing Agreement will constitute part of the property of the Issuer and may be enforced directly by the Owner Trustee. In addition, the Issuer will pledge such rights to the Indenture Trustee as collateral for the Notes, and such rights may be enforced directly by the Indenture Trustee.

    Each Receivable transferred by the Seller to the Issuer will be identified in a schedule appearing as an exhibit to the Sale and Servicing Agreement (the "Schedule of Receivables").

REPRESENTATION AND WARRANTIES; REPURCHASE OBLIGATION

    In connection with the sale of the Receivables, the security interests in the financed vehicles securing the Receivables have been assigned by HAFC to the Seller, by the Seller to the Issuer and by the Issuer to the Indenture Trustee. The Sale and Servicing Agreement provides that if the Seller breaches certain representations and warranties relating to the Receivables and the financed vehicles in a manner that materially and adversely affects any Receivable or the interests of the Noteholders or the interests of the Issuer, the Seller shall, unless such breach shall have been cured in all material respects, repurchase such Receivable from the Issuer. The Seller shall be obligated to repurchase such Receivable if its breach under the Sale and Servicing Agreement is not cured by the last day of the second calendar month following the discovery by or notice to the Seller of the breach.

    The representations and warranties made by the Seller under the Sale and Servicing Agreement state that each Receivable: (a) was originated by a properly licensed Dealer in the ordinary course of business, purchased by HAFC pursuant to a Dealer Agreement, sold to the Seller pursuant to the Receivables

Purchase Agreement, assigned to the Issuer pursuant to the Sale and Servicing Agreement and assigned by the Issuer to the Indenture Trustee pursuant to the Indenture, (b) assignment was valid and made pursuant to the respective agreements upon customary and enforceable terms, (c) is fully amortizing with level monthly payments, (d) was originated and sold to the Seller without fraud or material misrepresentation on the part of the Dealer or the borrower, (e) was originated in material compliance with all applicable laws and regulations relating to the Receivable and all applicable laws and regulations were complied with in writing any insurance policies with respect thereto, and such Receivable and any such insurance policies continue to be in compliance with applicable laws and regulations, (f) was originated in the United States and complied at the time of purchase with HAFC's then current underwriting and funding policies,
(g) is a valid, legal and binding obligation of the borrower, enforceable in accordance with its terms subject to certain exceptions related to bankruptcy, insolvency or the Relief Act, (h) is not due from any governmental body, (i) had an original maturity of at least 18 months and not more than 72 months, an original balance between $3,000 and $27,000, an original APR between 10.5% and 27%, was not more than 30 days past due, as to which no funds have been advanced by any party to maintain the contract as current and no provision of which has been waived, altered or modified since origination, (j) as to which the information on the Schedule of Receivables is true and correct in all material respects, (k) with respect to which HAFC's and the Servicer's records reflect to successive assignments or pledge from HAFC to the Seller, from the Seller to the Issuer and by the Issuer to the Indenture Trustee, (l) will be accurately reflected in any list of Receivables provided by HAFC, (m) constitutes chattel paper under the UCC, (n) is documented by only one original executed contract,
(o) with respect to which the related file contains the executed original contract, evidence of physical damage insurance coverage, the original lien certificate naming HAFC or any predecessor or affiliate as first lienholder and an original credit application, (p) has not been satisfied, subordinated or rescinded and the related financed vehicle has not been released from the lien,
(q) was not originated in, or subject to laws of a jurisdiction, the laws of which make it unlawful, void or voidable to sell, transfer or assign the Receivable and the Receivable is not subject to any agreement restricting or conditioning the assignment thereof, (r) has not been sold, transferred, assigned or pledged other than as described in this Prospectus and no other person holds any right to receive any proceeds with respect to such Receivable, any related insurance policy or related Dealer Agreement, (s) which creates a valid, binding and enforceable first priority security interest in favor of HAFC in the financed vehicle, which security interest is prior to all other liens and security interests (other than those for taxes, labor or material for a vehicle) and as to which no such prior liens exist, (t) as to which all filings required to give the Indenture Trustee a first priority perfected lien on, or ownership interest in, the Receivable and the proceeds thereof have been made, (u) as to which, HAFC, or any predecessor or affiliate thereof, has not conveyed any interest thereto to any person that would impair the rights of the Indenture Trustee thereto, (v) is not assumable, (w) is not subject to recision, set off, counterclaim or defense and as to which no such right has been asserted or threatened with respect thereto, (x) as to which no event has occurred permitting acceleration and no condition exists or event has occurred and is continuing that would with notice, lapse of time or both would constitute a default, breach, violation or event permitting acceleration, nor any waiver of a default, breach, violation or other event permitting acceleration, and with respect to which the financed vehicle has not been repossessed, (y) at the time of origination was covered by comprehensive, collision, loss and damage insurance naming HAFC, its successors and assigns as loss payee, (z) with respect to which the lien certificate names, or will name, HAFC (or any predecessor or affiliate thereof) as the original secured party and all required filings and recordings required to name such entity as the original secured party have been made, (aa) as to which no selection procedures adverse to the Noteholder were utilized and (bb) as to which 10% or more of a scheduled payment is not 30 or more days delinquent, no determination has been made that no further payments are likely to be made with respect thereto, and the borrower is not subject to a bankruptcy proceeding.

    The Sale and Servicing Agreement also provides that if the Servicer breaches certain of its servicing obligations under the Sale and Servicing Agreement (including, but not limited to its obligation to ensure that a perfected security interest is maintained in favor of HAFC (or any predecessor of HAFC or any subsidiary thereof) in the related financed vehicles) or certain other covenants with regard to the Servicer, the Servicer shall, unless such breach shall have been cured in all material respects, purchase such Receivable from the Issuer. The obligation to purchase the affected Receivables arises only if a breach materially and adversely affects any Receivable or the interests of the Noteholders or the interests of the Issuer. The Servicer shall be obligated to repurchase such Receivable if a breach under the Sale and Servicing Agreement is not cured by the last day of the second calendar month following the discovery by or notice to the Servicer of the breach.

    In addition to the warranty that it will maintain HAFC's perfected security interest in the financed vehicles, the Servicer represented and warranted in the Sale and Servicing Agreement that it (a) will do nothing to impair the rights of the Issuer or Noteholders in the Receivables, Dealer Agreements, the Receivables Purchase Agreement, any insurance policies related to a Receivable or any other Trust Asset, (b) will not create or allow to exist any lien or restriction on transfer of the Receivables except for the lien in favor of the Indenture Trustee, or sign or file under the UCC of any jurisdiction any financing statement or security agreement naming HAFC, the Servicer or any affiliate thereof as debtor or authorizing any such filing, (c) will not extend or amend any Receivable other than as specified in the Sale and Servicing Agreement, (d) will service the Receivables in compliance with the Sale and Servicing Agreement and in material compliance with its standard and customary procedures for servicing and (e) will notify the Indenture Trustee of any change in its principal offices and will maintain the files relating to the Receivables in the United States.

PAYMENTS ON RECEIVABLES; DEPOSITS TO COLLECTION ACCOUNT

    The Indenture Trustee will establish and maintain a separate trust account (the "Collection Account") for the benefit of the Noteholders and the Issuer. The Collection Account will be an Eligible Account (as defined herein). Except as otherwise described herein and subject to the investment provision described in the following paragraphs, within two Business Days following receipt by the Servicer or HAFC of amounts in respect of the Receivables excluding amounts representing administrative charges, annual fees, taxes, assessments, credit insurance charges, or similar items, the Servicer will cause such amounts to be deposited in the Collection Account. Amounts deposited in the Collection Account may be invested in Eligible Investments maturing so that funds will be available for distribution no later than the close of business on the day prior to the related Payment Date. On the fifth calendar day prior to each Payment Date, the Servicer will notify the Indenture Trustee and the Issuer of the amount of such deposit to be included in the Available Funds for the related Payment Date. On or prior to each Payment Date, the Servicer will deposit to the Collection Account amounts which are to be included in the Available Funds for the related Payment Date. Notwithstanding the foregoing, for as long as HFC remains the Servicer under the Sale and Servicing Agreement and maintains a commercial paper rating of at least P-1 from Moody's and A-1 from Standard & Poor's, which is currently the case, the Servicer is not required to deposit collections into the Collection Account on the day indicated in the preceding sentence, but may use for its own benefit all such collections until the related Payment Date. So long as such ratings are maintained, the Servicer will make such deposits in an amount equal to the net amount of such deposits and withdrawals which would have been made had the ratings conditions described in this paragraph not applied.

    "Eligible Investments" shall mean negotiable instruments or securities which evidence: (a) direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America, (b) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking or depository institution authorities; provided the short-term debt rating of such depository institution or trust company shall be in the highest rating category of the Rating Agencies, (c) commercial paper having, at the time of the Trust's investment or a contractual commitment to invest, a rating in the highest rating category of the Rating Agencies, (d) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC having, at the time of the Issuer's investment therein, a rating in the highest rating category of the Rating Agencies, (e) bankers' acceptances issued by any depository institution or trust company described in (b) above, (f) money market funds having, at the time of the Issuer's investment therein, a rating in the highest rating category of the Rating Agencies, (g) time deposits, other than as referred to in (d) above (having maturities not later than the succeeding Payment Date), with an entity, the commercial paper of such entity having a credit rating in the highest rating category of the Rating Agencies, (h) demand notes of HFC for so long as HFC commercial paper has, at the time of the Issuer's investment thereof, a rating in the highest rating category of the Rating Agencies and (i) any other investment acceptable to the Rating Agencies.

    At any time that the commercial paper issued by HFC does not satisfy the rating requirements specified above, HFC may continue to hold collections prior to distribution as described above so long as HFC causes to be maintained an irrevocable letter of credit or surety bond or other credit enhancement instrument in form and substance satisfactory to each Rating Agency (a "Servicer Credit Facility"), issued by a depository institution or insurance company having a rating on its (i) short-term obligations of at least P-1 and long-term obligations of at least A2 by Moody's and (ii) short-term obligations of A-1 and long-term obligations of A by Standard & Poor's or other ratings if approved by the Rating Agencies and providing that the Indenture Trustee may draw thereon in the event that HFC, as Servicer, fails to make any deposit or payment required under the Sale and Servicing Agreement.

    An "Eligible Account" is an account that is either (i) a segregated account with a depository institution organized under the laws of the United States or any of the states thereof, which depository at the time of any deposit therein has a net worth in excess of $50,000,000 and long-term debt rating acceptable to the Rating Agencies or a short-term deposit obligation rating acceptable to the Rating Agencies, or (ii) a segregated trust account with the corporate trust department of a depository organized under the laws of the United States or any one of the states thereof, and acting as a trustee for funds deposited in such account, so long as any of the unsecured, unguaranteed senior debt securities of such depository shall have a long-term debt rating acceptable to the Rating Agencies.

    The Servicer will have the revocable power to withdraw funds from the Collection Account and to instruct the Indenture Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out its duties under the Sale and Servicing Agreement and the Indenture.

COLLECTION AND OTHER SERVICING PROCEDURES

    The Servicer will make reasonable efforts to collect all payments called for under the Receivables and will, consistent with the Sale and Servicing Agreement, follow such collection procedures as it follows from time to time with respect to motor vehicle retail installment sales contracts in its servicing portfolio which are comparable to the Receivables. HAFC, as Subservicer, will follow the Servicer's collection procedures as they may be revised from time to time. Consistent with the above, HAFC or the Servicer may in their discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the Receivables.

    HAFC or the Servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that any such arrangement is consistent with the Servicer's policies with respect to comparable retail installment sales contracts held in its portfolio.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    As long as HFC is the master servicer it will receive, or be entitled to retain a servicing fee on behalf of itself and HAFC, as the Subservicer, after making payments on the Notes and making required deposits in the Reserve Account. Such fee will be paid monthly in arrears in the amount of 3.00% per annum of the

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Pool Balance as of the beginning of the related Collection Period (the
"Servicing Fee"). If HFC is no longer the master servicer, the Servicing Fee will be paid the successor master servicer prior to any distributions on the Notes and making required deposits in the Reserve Account. The Servicer is also entitled to retain all administrative fees, expenses and charges paid on behalf of borrowers, including late fees, prepayment fees and liquidation fees (the "Supplemental Servicing Fees").

    The Servicer will pay certain ongoing expenses associated with the Issuer and the Notes, and incurred by it in connection with its responsibilities under the Sale and Servicing Agreement, including, without limitation, payment of the fees and disbursements of the Indenture Trustee and the Owner Trustee. In addition, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with its servicing duties, such right of reimbursement being prior to the rights of Noteholders to payments of principal and interest.

EVIDENCE AS TO COMPLIANCE

    The Sale and Servicing Agreement provides for delivery on or before April 30 in each year, to the Owner Trustee, the Indenture Trustee and the Rating Agencies of an annual statement signed by an officer of the Servicer or of HAFC to the effect that the Servicer or HAFC has fulfilled the material obligations of the Servicer under the Sale and Servicing Agreement throughout the preceding calendar year, except as specified in such statement.

    On or before April 30 of each year, the Servicer will furnish a report prepared by a firm of independent certified public accountants to the Owner Trustee, the Indenture Trustee and the Rating Agencies to the effect that such accountants have examined certain documents and the records relating to servicing of the Receivables (including the Sale and Servicing Agreement) and compared mathematical calculations for monthly servicing reports selected by such accountants with the Servicer's computer reports, and such examination, has disclosed no items of noncompliance with the provision of the Sale and Servicing Agreement or variations in the results of such calculations which, in the opinion of the firm, are material, except for such items of non-compliance as shall be referred to in the report.

CERTAIN MATTERS REGARDING THE SERVICER AND THE SELLER

    The Sale and Servicing Agreement provides that the Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless (i) such duties and obligations are no longer permissible under applicable law or are in conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or (ii) upon the satisfaction of the following conditions: (a) the Servicer has delivered an executed assumption agreement in form satisfactory to the Indenture Trustee, assigning its obligations and duties to an entity as to which the Rating Agencies have confirmed that such assumption will not result in a lowering of the then current ratings of the Notes, and (b) the successor meets the eligibility requirements specified in the Sale and Servicing Agreement. No such resignation will become effective until the Indenture Trustee or a successor servicer has assumed the Servicer's obligations and duties under the Sale and Servicing Agreement.

    The Servicer may perform any of its duties and obligations under the Sale and Servicing Agreement through one or more subservicers or delegates, which may be affiliates of the Servicer. Notwithstanding any such arrangement, the Servicer will remain liable and obligated to the Issuer, the Indenture Trustee, and the Noteholders for the Servicer's duties and obligations under the Sale and Servicing Agreement, as if the Servicer itself were performing such duties and obligations. It is expected that so long as HFC is the master servicer, HAFC will subservice the Receivables on behalf of HFC.

    The Sale and Servicing Agreement will also provide that neither the Servicer, the Seller, nor any director, officer, employee or agent of the Servicer or the Seller will be under any liability to the Issuer, the Indenture Trustee or any Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Sale and Servicing Agreement, or for errors in judgment; provided, however,

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
that neither the Servicer, the Seller nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Sale and Servicing Agreement provides that neither the Servicer nor the Seller will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under the Sale and Servicing Agreement and which in its opinion may involve it in any expense or liability.

    Any corporation into which the Servicer or the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer or the Seller shall be a party, or any corporation succeeding to the business of the Servicer or the Seller shall be the successor of the Servicer or the Seller under the Sale and Servicing Agreement.

SERVICER TERMINATION EVENT

    "Servicer Termination Event" under the Sale and Servicing Agreement will consist of the occurrence and continuance of any of the following: (i) any failure by the Servicer to deliver to the Trustee for distribution to the Noteholders any required payment, which failure continues unremedied for five days after written notice is received by the Servicer from the Indenture Trustee or after discovery of such failure by a responsible officer of the Servicer;
(ii) any failure by the Servicer duly to observe or perform in any material respect certain material covenants and agreements set forth in the Sale and Servicing Agreement which failure continues unremedied for 60 days after written notice of such failure is given; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Servicer or certain actions by the Servicer indicating its insolvency, inability to pay its obligations or initiating a reorganization under bankruptcy laws; and (iv) the material breach of certain of the Servicer's representations or warranties and the Servicer's failure to cure such breach within 60 days after notice thereof.

    Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above, for five Business Days and (ii) above, for a period of 60 days, shall not constitute a Servicer Termination Event if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Sale and Servicing Agreement and the Servicer shall provide the Seller prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

RIGHTS UPON SERVICER TERMINATION EVENT

    If a Servicer Termination Event under the Sale and Servicing Agreement remains unremedied, the Indenture Trustee may terminate all the rights and obligations of the Servicer under such Agreement, whereupon the Indenture Trustee or such other successor servicer as shall have been appointed by the Indenture Trustee will succeed to all the responsibilities, duties, and liabilities of the Servicer under such Agreement. Any such successor master servicer will succeed to all the responsibilities, duties, and liabilities of the Servicer under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements. There is no assurance that the succession of a successor servicer will not result in a material disruption in the performance of the duties of the master servicer.

AMENDMENT

    The Sale and Servicing Agreement may be amended by the Seller, the Servicer, the Owner Trustee and the Indenture Trustee, but without the consent of the Noteholders, provided that such action shall not adversely affect in any material respect the interests of any Noteholder. The Seller, the Servicer and the Indenture Trustee may also amend the Sale and Servicing Agreement with the consent of Noteholders

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holding a majority of the principal amount of the Notes outstanding to add, change or eliminate any provisions of such Agreement; provided that such action will not (i) reduce in any manner the amount of, or delay the timing of, collections on Receivables or payments that are required to be made for the benefit of the Noteholders without the consent of holders of all the outstanding Notes; (ii) change the manner of calculating the interest of any Noteholder without the consent of holders of all the outstanding Notes; (iii) adversely affect any rating of the Notes by the Rating Agencies without the consent of not less than a majority of the outstanding principal balance of the Notes; or (iv) reduce the aforesaid percentage of the Noteholders required to consent to any such amendment without the consent of the holders of all Notes outstanding.

               DESCRIPTION OF THE RECEIVABLES PURCHASE AGREEMENT

    The Receivables transferred to the Issuer by the Seller were acquired by the Seller from HAFC pursuant to the Master Receivables Purchase Agreement, dated as of March 1, 1998 entered into by and between the Seller, as purchaser of the Receivables, and HAFC, as seller of the Receivables (the "Receivables Purchase Agreement"). The Receivables Purchase Agreement is filed as an exhibit to the Registration Statement of which this Prospectus is a part. Pursuant to the Sale and Servicing Agreement, the Receivables were transferred by the Seller to the Issuer, and the Seller assigned its rights in, to and under the Receivables Purchase Agreement with respect to such balances to the Issuer. The following summary describes the material terms of the Receivables Purchase Agreement.

SALE OF RECEIVABLES

    Pursuant to the Receivables Purchase Agreement, HAFC sold to the Seller all its right, title and interest in and to all of the Receivables. The purchase price of the Receivables was not less than the principal amount thereof as of the time of sale, plus the present value of the anticipated excess spread discounted to account for uncertainty in future performance of the Receivables.

    In connection with such sale of the Receivables to the Seller, HAFC has indicated in its computer files that the Receivables have been sold to the Seller and that such Receivables have been further sold or transferred by the Seller to the Issuer. In addition, HAFC has provided to the Seller a computer file or a microfiche list containing a true and complete list showing each Receivable, identified by account number and by total outstanding balance on the date the Receivable was sold to the Seller. In its capacity as Subservicer, HAFC has retained possession of the records and agreements relating to the Receivables. Such records and agreements are not segregated by HAFC from other documents and agreements relating to other receivables and are not stamped or marked to reflect the sale or transfer of the Receivables to the Seller. However, the computer records of HAFC are or will be marked to evidence such sale or transfer. HAFC has filed a UCC financing statement meeting the requirements of applicable state law and in each of the jurisdictions in which such filings are required in order to maintain the lien priority with respect to the Receivables. See "Risk Factors--Security interests in both the Receivables and the underlying vehicles may not be valid under certain circumstances" and "Certain Legal Aspects of the Receivables".

REPRESENTATIONS AND WARRANTIES

    In the Receivables Purchase Agreement, HAFC represented and warranted to the Seller to the effect, among other things, that (a) the Receivables Purchase Agreement constitutes a legal, valid and binding obligation of HAFC, (b) each Receivable satisfied certain eligibility criteria, (c) the assignment pursuant to the Receivables Purchase Agreement constitutes a valid sale to the Seller of all right, title and interest of HAFC in and to the Receivables, the security interests in the financed vehicles, and in the proceeds thereof or, if held not to constitute a sale, constitutes a grant of a security interest in the Receivables, (d) the assignment pursuant to the Receivables Purchase Agreement constitutes a valid sale to the Seller of all right, title and interest in and to any related service contracts on financed vehicles and rights against Dealers pursuant to Dealer Agreements, and (e) the assignment pursuant to the Receivables Purchase

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Agreement constitutes a valid sale to the Seller of all right, title and interest in and to any physical damage, credit life or disability insurance policies covering financed vehicles or borrowers. If the breach of any of the representations and warranties described in this paragraph results in the obligation of the Seller under the Sale and Servicing Agreement to accept retransfer of the Receivables, either the Seller, or at the Seller's election, HAFC, will repurchase the affected Receivables for an amount equal to the unpaid principal balance thereof, plus accrued and unpaid finance charges from the last date billed through the end of the current Collection Period.

AMENDMENTS

    The Receivables Purchase Agreement may be amended by the Seller and HAFC without the consent of the Noteholders. However, as certified by the Seller, no such amendment may adversely affect in any material respect the interests of any Noteholder.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

SECURITY INTERESTS IN VEHICLES

    In all the states in which the Receivables have been originated, retail installment sale contracts such as the Receivables evidence the credit sale of automobiles, light duty trucks and vans by Dealers to borrowers. The Receivables also constitute personal property security agreements and include grants of security interests in the financed vehicles under the Uniform Commercial Code (the "UCC").

    Perfection of security interests in the financed vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In the states in which a majority of the Receivables have been originated, a security interest in a vehicle generally may be perfected only by causing such vehicle's certificate of title to be amended to note the security interest of the secured party. Such notation of a secured party's security interest is generally effected in such states by depositing with the applicable state highway department, motor vehicles registrar, or similar authority along with any necessary registration fees, the vehicle's certificate of title and an application containing the name and address of the secured party.

    Pursuant to the Receivables Purchase Agreement, HAFC will assign its security interest in the financed vehicles securing the receivables to the Seller. Pursuant to the Sale and Servicing Agreement, the Seller will then assign such security interests to the Issuer. However, because of the administrative burden and expense, HAFC, the Servicer, the Seller, the Indenture Trustee and the Owner Trustee will not amend any certificate of title to identify the Issuer as the new secured party on the certificates of title relating to the financed vehicles. Also, HAFC, as agent for the Servicer, may continue to hold any certificates of title relating to the financed vehicles in its possession. See "Description of the Trust Documents--Sale and Assignment of Receivables."

    In most states, assignments such as those under the Receivables Purchase Agreement and the Sale and Servicing Agreement are an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. In the absence of fraud or forgery by the vehicle owner, HAFC, or the Servicer, or administrative error by state or local agencies, the notation of HAFC's (or any predecessor of HAFC's or any subsidiary's) lien on the certificates of title and, if applicable, HAFC's or the Servicer's possession of the certificate of title will be sufficient to protect the Issuer against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles as to which a perfected security interest is not obtained, the Issuer's security interest will be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests. Such a failure, however, would constitute a breach of the Seller's warranties under the Sale and Servicing Agreement and would create an obligation of the Seller to purchase the related Receivable unless the breach is cured. See "Description of the Trust Documents--Sale and Assignment of

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Receivables." By not identifying the Issuer as the secured party on the certificate of title, the security interest of the Issuer in the financed vehicle could be defeated through fraud or negligence.

    Under Texas law, unless the borrower has notice of the assignment of its retail installment sales contract, or any outstanding balance thereunder, payment by the borrower to the holder last known to such borrower will be binding upon all subsequent holders or assignees of the retail installment sales contract. By not notifying the borrower of the assignment of the retail installment sales contract to the Issuer, the Issuer would not have a cause of action against the borrower for any payments made by the borrower to the holder or assignee last known to such borrower.

    Under the laws of most states, the perfected security interest in a vehicle continues for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states generally require a surrender of a certificate of title to re-register a vehicle; accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle, or, in the case of vehicles registered in states providing for the notation of a security interest on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In other states that do not require a certificate of title for registration of a motor vehicle or in cases of fraud on the part of the borrower, re-registration could defeat perfection. In the ordinary course of servicing receivables, HAFC takes steps to effect re-perfection upon receipt of notice of re-registration or information from the borrower as to relocation. Similarly, when a borrower sells a vehicle, HAFC must surrender possession of the certificate of title or will receive notice as a result of its security interest noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the security interest. Under the Sale and Servicing Agreement, the Servicer is obligated to take appropriate steps, at the Servicer's expense, to maintain perfection of security interests in the financed vehicles.

    Under the laws of most states, liens for repairs performed on, and for storage of, a motor vehicle and liens for certain unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states, and federal law permit the confiscation of motor vehicles under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated motor vehicle. The Seller will represent to the Issuer in the Sale and Servicing Agreement that each security interest in a financed vehicle is or will be prior to all other present liens (other than tax liens and liens that arise by operation of law) upon, and security interests in, such financed vehicle. However, liens for repairs or taxes, or the confiscation of a financed vehicle, could arise or occur at any time during the term of a Receivable. No notice will be given to the Indenture Trustee in the event such a lien arises or confiscation occurs.

REPOSSESSION

    In the event of a default by vehicle purchasers, the holder of the retail installment sale contract has all the remedies of a secured party under the UCC of the state in which enforcement is to take place, except where specifically limited by other laws. In states other than Louisiana and Wisconsin, (i) the UCC remedies of a secured party include the right to repossession by self-help means, unless such means would constitute a breach of the peace; (ii) unless a vehicle is voluntarily surrendered, self-help repossession is the method that will be employed by HAFC in the majority of instances in which a default occurs and is accomplished by retaking possession of the financed vehicle; and (iii) in cases where the borrower objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order. In Louisiana and Wisconsin, unless the vehicle is voluntarily surrendered or abandoned, judicial means must be employed in order to seize the vehicle. In certain states under certain circumstances after

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the vehicle has been repossessed, the borrower may reinstate the contract by paying the delinquent installments on the contract and other amounts due.

NOTICE OF SALE; REDEMPTION RIGHTS

    In the event of default by the borrower, some jurisdictions require that the borrower be notified of the default and be given a time period within which the borrower may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

    The UCC and other state laws require the secured party to provide the borrower with reasonable notice of the date, time, and place of any public sale and/or the date after which any private sale of the collateral may be held. In some states the borrower has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some other states, by payment of delinquent installments or the unpaid balance. Repossessed vehicles are generally resold by HAFC through automobile auctions which are attended principally by automotive dealers.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

    The proceeds of resale of the repossessed vehicles generally will be applied to the expenses of resale and repossession and then to the satisfaction of the indebtedness of the borrower on the Receivable. While some states impose prohibitions or limitations on deficiency judgments, if the net proceeds from resale do not cover the full amount of the indebtedness a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. Additionally, under Texas law, in order for a creditor in a secured transaction to sue for a deficiency, the lender must first comply with those provisions of the UCC which govern disposition of collateral and then dispose of the collateral in a commercially reasonable manner. Any deficiency judgment would be a personal judgment against the borrower for the shortfall, and a defaulting borrower can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

    Occasionally, after resale of a vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the lender to remit the surplus to any other holder of any subordinate lien with respect to the vehicle who has notified the lender within the specified time period or, if no such lienholder exists or there are remaining funds, the UCC requires the lender to remit the surplus to the borrower.

CONSUMER PROTECTION LAWS

    Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws. Also, state laws may impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements may impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's (such as the Issuer's) ability to enforce retail installment sales contracts such as the Receivables.

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
    The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, state statutes or the common law in certain states, has the effect of subjecting a seller (and certain related lenders and their assignees, such as the Issuer) in a consumer credit transaction and any assignee of the seller to all claims and defenses which the borrower in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the borrower under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the borrower. The Receivables will be subject to the requirements of the FTC Rule. Accordingly, the Indenture Trustee, as holder of the Receivables, will be subject to any claims or defense that the purchaser of the financed vehicle may assert against the seller of the financed vehicle. Such claims are limited to a maximum liability equal to the amounts theretofore paid by the borrower on the Receivable.

    Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, the Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if an odometer disclosure statement was not provided to the purchaser of the related financed vehicle, the borrower may be able to assert a defense against the seller of the vehicle.

    Courts have imposed general equitable principles on secured parties pursuing repossession of collateral or litigation involving deficiency balances. These equitable principles may have the effect of relieving a borrower from some or all of the legal consequences of a default.

    In several cases, borrowers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

    The Seller will warrant under the Sale and Servicing Agreement, that each Receivable complies with all requirements of law in all material respects. Accordingly, if a borrower has a claim against the Issuer for violation of any law and such claim materially and adversely affects the Issuer's interest in a Receivable, such violation would constitute a breach of warranty under the Sale and Servicing Agreement and would create an obligation of the Seller to repurchase the Receivable unless the breach is cured. See "Description of the Trust Documents--Sale and Assignment of the Receivables."

    SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940. Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Receivable (including a borrower who was in reserve status and is called to active duty after origination of the Receivable), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service (including reservists who are called to active duty) after origination of the related Receivable, no information can be provided as to the number of Receivables that may be effected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the Receivables. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related Receivables, would result in a reduction of the amounts distributable to the holders of the Notes. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected Receivable during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any Receivable which goes into default, there may be delays in payment and losses on the Notes in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Receivables resulting from similar legislation or regulations may result in delays in payments or losses to Noteholders.

OTHER LIMITATIONS

    In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including Insolvency Laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    The following is a general discussion of the material federal income tax considerations to investors of the purchase, ownership and disposition of the securities offered hereby. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax considerations applicable to all categories of investors. Certain holders, including insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, and holders that will hold the Securities as other than capital assets, may be subject to special rules that are not discussed below. It is recommended that investors consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

TAX CHARACTERIZATION OF THE ISSUER

    Dewey Ballantine LLP ("Tax Counsel") is of the opinion that, assuming the parties will comply with the terms of the Trust Agreement and related documents, the Issuer will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

    If the Issuer were taxable as a corporation for federal income tax purposes, the Issuer would be subject to corporate income tax on its taxable income. The Issuer's taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

    TREATMENT OF THE OFFERED NOTES AS INDEBTEDNESS. The Seller agrees, and the Noteholders will agree by their purchase of Offered Notes, to treat the Offered Notes as debt for all federal, state and local income tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the Offered Notes. In general, whether instruments such as the Offered Notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction pursuant to which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled. The Internal Revenue Service ("IRS") and the courts have set forth various factors to be taken into account in determining, for federal income tax purposes, whether or not an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether such transfer is a borrowing secured by the property. On the basis of its analysis of such factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, Tax Counsel is of the opinion that, for federal income tax purposes, the Offered Notes will be treated as indebtedness of the Issuer, and not as an ownership interest in the Receivables, or an equity interest in the Issuer or in a separate association taxable as a corporation or other taxable entity.

    If the Offered Notes are characterized as indebtedness, interest paid or accrued on an Offered Note will be treated as ordinary income to the Noteholders and principal payments on an Offered Note will be treated as a return of capital to the extent of the Noteholder's basis in the Offered Note allocable thereto. An accrual method taxpayer will be required to include in income interest on the Offered Notes when earned, even if not paid, unless it is determined to be uncollectible. The Issuer will report to Noteholders of record and the IRS in respect of the interest paid and original issue discount, if any, accrued on the Offered Notes to the extent required by law.

    Although, as described above, it is the opinion of Dewey Ballantine LLP that, for federal income tax purposes, the Offered Notes will be characterized as debt, such opinion is not binding on the IRS and thus no assurance can be given that such a characterization will prevail. If the IRS successfully asserted that one or more of the Offered Notes did not represent debt for federal income tax purposes, the Noteholders would likely be treated as owning an interest in a partnership and not an interest in an association (or publicly traded partnership) taxable as a corporation. If the Noteholders were treated as owning an equitable interest in a partnership, the partnership itself would not be subject to federal income tax; rather each partner would be taxed individually on their respective distributive share of the partnership's income, gain, loss, deductions and credits. The amount, timing and characterization of types of income and deductions for a Noteholder would differ if the Offered Notes were held to constitute partnership interests, rather than indebtedness. Since the Issuer will treat the Offered Notes as indebtedness for federal income tax purposes, the Servicer will not attempt to satisfy the tax reporting requirements that would apply under this alternative characterization of the Offered Notes. Investors that are foreign persons should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the Offered Notes. See "TAXATION OF CERTAIN FOREIGN INVESTORS" below.

    ORIGINAL ISSUE DISCOUNT. It is anticipated that the Offered Notes will not have any original issue discount ("OID") other than possibly OID within a DE MINIMIS exception and that accordingly the provisions of sections 1271 through 1273 and 1275 of the Internal Revenue Code of 1986, as amended (the "Code"), generally will not apply to the Notes. OID will be considered DE MINIMIS if it is less than 0.25% of the principal amount of an Offered Note multiplied by its expected weighted average life.

    MARKET DISCOUNT. A subsequent purchaser who buys an Offered Note for less than its principal amount may be subject to the "market discount" rules of section 1276 through 1278 of the Code. If a subsequent purchaser of an Offered Note disposes of such Offered Note (including certain nontaxable dispositions such as a gift), or receives a principal payment, any gain upon such sale or other disposition will be recognized, or the amount of such principal payment will be treated, as ordinary income to the extent of any "market discount" accrued for the period that such purchaser holds the Offered Note. Such holder may instead elect to include market discount in income as it accrues with respect to all debt instruments acquired in the year of acquisition of the Offered Notes and thereafter. Market discount generally will equal the excess, if any, of the then current unpaid principal balance of the Offered Note over the purchaser's basis in the Note offered immediately after such purchaser acquired the Offered Note. In general, market discount on an Offered Note will be treated as accruing over the term of such Offered Note in the ratio of interest for the current period over the sum of such current interest and the expected amount of all remaining interest payments, or at the election of the holder, under a constant yield method. At the request of a holder of an Offered Note, information will be made available that will allow the holder to compute the accrual of market discount under the first method described in the preceding sentence.

    The market discount rules also provide that a holder who incurs or continues indebtedness to acquire an Offered Note at a market discount may be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income.

    Notwithstanding the above rules, market discount on an Offered Note will be considered to be zero if it is less than a DE MINIMIS amount, which is 0.25% of the remaining principal balance of the Note multiplied by its expected weighted average remaining life. If OID or market discount is DE MINIMIS, the actual amount of discount must be allocated to the remaining principal distributions on the Offered Notes and, when each such distribution is received, capital gain equal to the discount allocated to such distribution will be recognized.

    MARKET PREMIUM. A subsequent purchaser who buys an Offered Note for more than its principal amount generally will be considered to have purchased the Note at a premium. Such holder may amortize such premium, using a constant yield method, over the remaining term of the Offered Note and, except as future regulations may otherwise provide, may apply such amortized amounts to reduce the amount of interest reportable with respect to such Note over the period from the purchase date to the date of maturity of the Offered Note. The amortization of such premium on an obligation that provides for partial principal payments prior to maturity should be governed by the methods for accrual of market discount on such an obligation (described above). A holder that elects to amortize premium must reduce his tax basis in the related obligation by the amount of the aggregate deductions (or interest offsets) allowable for amortization of premium. If a debt instrument purchased at a premium is redeemed in full prior to its maturity, a purchaser who has elected to amortize premium should be entitled to a deduction for any remaining unamortized premium in the taxable year of redemption.

    SALE OR REDEMPTION OF OFFERED NOTES. If an Offered Note is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and such Holder's adjusted basis in the Note. Such adjusted basis generally will equal the cost of the Note to the seller, increased by any original issue discount included in the seller's gross income in respect of the Note (and by any market discount which the taxpayer elected to include in income or was required to include in income), and reduced by payments other than payments of qualified stated interest in respect of the Note received by the seller and by any amortized premium. Similarly, a holder who receives a payment other than a payment of qualified stated interest in respect of an Offered Note, either on the date on which such payment is scheduled to be made or as a prepayment, will recognize gain equal to the excess, if any, of the amount of the payment over his adjusted basis in the Note allocable thereto. A Noteholder who receives a final payment which is less than his adjusted basis in the Offered Note will generally recognize a loss in the amount of the shortfall on the last day of his taxable year. Generally, any such gain or loss realized by an investor who holds a Note as a "capital asset" within the meaning of Code
Section 1221 should be capital gain or loss, except as described above in respect of market discount and except that a loss attributable to accrued but unpaid interest may be an ordinary loss.

    TAXATION OF CERTAIN FOREIGN INVESTORS. Interest payments (including OID, if any) on the Offered Notes made to a Noteholder who is a nonresident alien individual, foreign corporation or other non-United States person (a "foreign person") generally will be "portfolio interest" which is not subject to United States tax if such payments are not effectively connected with the conduct of a trade or business in the United States by such foreign person and if the Trust (or other person who would otherwise be required to withhold tax from such payments) is provided with an appropriate statement that the beneficial owner of the Offered Note identified on the statement is a foreign person.

    BACKUP WITHHOLDING. Distributions of interest and principal as well as distributions of proceeds from the sale of the Offered Notes, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

                       STATE AND LOCAL TAX CONSIDERATIONS

    Potential Noteholders should consider the state and local income tax consequences of the purchase, ownership and disposition of the Offered Notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential Noteholders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Offered Notes.

                              ERISA CONSIDERATIONS

    Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing, or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA and prohibits certain transactions between a plan and parties in interest with respect to such plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a plan is considered to be a fiduciary of such plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

    In addition to the matters described below, purchasers of Notes that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, JOHN HANCOCK MUTUAL LIFE INSURANCE CO. V. HARRIS TRUST AND SAVINGS BANK, 114 S. Ct. 517 (1993). In JOHN HANCOCK, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Notes.

    Certain transactions involving the Issuer might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Issuer were deemed to be "plan assets" of an employee benefit plan subject to ERISA or the Code, or an individual retirement account (an "IRA"), or any entity whose underlying assets are deemed to be assets of an employee benefit plan or an IRA by reason of such employee benefit plan's or such IRA's investment in such entity (each a "Benefit Plan"). Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Issuer would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "equity interest" in the Issuer and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Seller believes that the Class A and Class B Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the Class A and Class B Notes, including the reasonable expectation of purchasers of such Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Class A or Class B Notes for ERISA purposes could change if the Issuer incurred losses. However, without regard to whether the Class A or Class B Notes are treated as an equity interest for such purposes, the acquisition or holding of Class A or Class B Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if certain parties to the transaction are or become, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Class A or Class B Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions by in-house asset managers; and PTCE 84-14, regarding transactions by "qualified professional asset managers." Each investor using the assets of a

Benefit Plan which acquires the Class A or Class B Notes, or to whom the Class A or Class B Notes are transferred, will be deemed to have represented that the acquisition and continued holding of the Class A or Class B Notes, whichever applies, will be covered by a Department of Labor class exemption.

    Employee plans that are government plans (as defined in Section 3(32) or ERISA) and certain church plans (as defined in Section 3(53) of ERISA) are not subject to ERISA; however, such plans may be subject to comparable state law restrictions.

    Any Benefit Plan fiduciary considering the purchase of a Class A or Class B Note should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Benefit Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Class A or Class B Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in the Underwriting Agreement dated November 20, 1998 (the "Underwriting Agreement") among the Seller, HFC and the Underwriters named below (the "Underwriters"), the Seller has agreed to sell to the Underwriters and each of the Underwriters has agreed to purchase, the principal amount of the Offered Notes set forth opposite its name below.

                                PRINCIPAL       PRINCIPAL      PRINCIPAL       PRINCIPAL      PRINCIPAL      PRINCIPAL
                                AMOUNT OF       AMOUNT OF      AMOUNT OF       AMOUNT OF      AMOUNT OF      AMOUNT OF
                                CLASS A-1       CLASS A-2      CLASS A-3       CLASS A-4      CLASS A-5      CLASS B-1
UNDERWRITERS                      NOTES           NOTES          NOTES           NOTES          NOTES          NOTES
----------------------------  --------------  -------------  --------------  -------------  -------------  -------------
Credit Suisse First Boston
  Corporation...............  $  111,496,000  $  37,800,000  $  100,100,000  $  56,583,000  $  70,000,000  $  69,513,000
J.P. Morgan Securities
  Inc.......................               0      5,400,000      14,300,000      8,083,000     10,000,000      9,930,000
Morgan Stanley & Co.
  Incorporated..............      13,937,000      5,400,000      14,300,000      8,083,000     10,000,000      9,930,000
Salomon Smith Barney Inc....      13,937,000      5,400,000      14,300,000      8,083,000     10,000,000      9,930,000

    The Underwriters propose to offer the Class A and Class B Notes in part directly to purchasers at the initial public offering prices set forth on the cover page of this Prospectus and in part to certain securities dealers at such prices less concessions not to exceed 0.100%, 0.135%, 0.150%, 0.160%, 0.140% and 0.170% of the respective Security Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class B-1 Notes. The Underwriters may allow, and such dealers may reallow, concessions not to exceed 0.125% of the respective Security Balance of each class of the Offered Notes to certain brokers and dealers.

    The Seller and HFC have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                 LEGAL MATTERS

    Certain legal matters relating to the Notes will be passed upon for the Seller by John W. Blenke, Vice President-Corporate Law and Assistant Secretary of Household International, Inc., the parent company of HFC, HAFC and the Seller, and by Dewey Ballantine LLP, New York, New York, special counsel to the Seller. Certain legal matters will also be passed upon for the Underwriters by Dewey Ballantine LLP. As of the date of this Prospectus, Mr. Blenke is a full-time employee and an officer of Household International, Inc. and beneficially owns, and holds options to purchase, shares of Common Stock of Household International, Inc.

                             INDEX OF DEFINED TERMS

ACC...............................................................................         21
Actuarial Receivables.............................................................         23
ABS...............................................................................         28
ABS Table.........................................................................         29
Aggregate Note Principal Balance..................................................         42
Aggregate Optimal Note Principal Balance..........................................         42
Amount Financed...................................................................         42
APR...............................................................................          7
Available Funds...................................................................         42
Benefit Plan......................................................................         69
Business Day......................................................................          8
Cedel.............................................................................         11
Cedel Participants................................................................         53
Certificates......................................................................       1, 6
Class A Noteholders...............................................................         10
Class A Notes.....................................................................          5
Class A Distributable Amount......................................................         42
Class A Interest Carryover Shortfall..............................................         42
Class A Interest Distributable Amount.............................................         42
Class A Monthly Principal Distributable Amount....................................         43
Class A Principal Carryover Shortfall.............................................         43
Class A Principal Distributable Amount............................................         43
Class A-1 Noteholders.............................................................         10
Class A-1 Notes...................................................................          5
Class A-1 Scheduled Maturity Date.................................................     13, 47
Class A-2 Notes...................................................................          5
Class A-2 Scheduled Maturity Date.................................................     13, 47
Class A-3 Notes...................................................................          5
Class A-3 Scheduled Maturity Date.................................................     13, 47
Class A-4 Notes...................................................................          5
Class A-4 Scheduled Maturity Date.................................................     13, 47
Class A-5 Monthly Principal Distributable Amount..................................         43
Class A-5 Noteholders.............................................................         10
Class A-5 Notes...................................................................          5
Class A-5 Principal Carryover Shortfall...........................................         43
Class A-5 Principal Distributable Amount..........................................         43
Class B-1 Noteholders.............................................................         10
Class B-2 Noteholders.............................................................         10
Class B Notes.....................................................................          5
Class B-1 Notes...................................................................          5
Class B-2 Notes...................................................................          5
Class B-1 Distributable Amount....................................................         43
Class B-1 Interest Carryover Shortfall............................................         44
Class B-1 Interest Distributable Amount...........................................         44
Class B-1 Monthly Principal Distributable Amount..................................         44
Class B-1 Principal Carryover Shortfall...........................................         44
Class B-1 Principal Distributable Amount..........................................         44
Class B-2 Distributable Amount....................................................         44
Class B-2 Interest Carryover Shortfall............................................         44
Class B-2 Interest Distributable Amount...........................................         44

Class B-2 Monthly Principal Distributable Amount..................................         44
Class B-2 Principal Carryover Shortfall...........................................         45
Class B-2 Principal Distributable Amount..........................................         45
Class C Noteholders...............................................................         10
Class C Notes.....................................................................          5
Class C Distributable Amount......................................................         45
Class C Interest Carryover Shortfall..............................................         45
Class C Interest Distributable Amount.............................................         45
Class C Monthly Principal Distributable Amount....................................         45
Class C Principal Carryover Shortfall.............................................         45
Class C Principal Distributable Amount............................................         45
Closing Date......................................................................          3
Code..............................................................................     50, 67
Collected Funds...................................................................         46
Collection Account................................................................      8, 57
Collection Period.................................................................          7
Commission........................................................................          2
Cooperative.......................................................................         54
Cram Down Loss....................................................................         46
Cut-Off Date......................................................................          7
Dealer Agreements.................................................................         22
Dealers...........................................................................         22
Depositaries......................................................................     12, 52
Depositary........................................................................         52
Determination Date................................................................     12, 46
DTC...............................................................................     3, A-1
Eligible Account..................................................................         58
Eligible Investments..............................................................         57
ERISA.............................................................................         14
Euroclear.........................................................................         11
Euroclear Operator................................................................         54
Euroclear Participants............................................................         54
Event of Default..................................................................         48
Exchange Act......................................................................          2
Final Scheduled Payment Date......................................................     13, 47
FTC Rule..........................................................................         65
Global Securities.................................................................        A-1
HAFC..............................................................................          1
HFC...............................................................................          6
Holders...........................................................................         12
Household.........................................................................         21
Indenture.........................................................................      1, 38
Indenture Trustee.................................................................          1
Indirect Participants.............................................................         53
Insolvency Laws...................................................................         17
Interest Period...................................................................      8, 38
Interest Rate Cap.................................................................      2, 40
Interest Rate Cap Provider........................................................      2, 40
IRA...............................................................................         69
IRS...............................................................................         66
Issuer............................................................................       1, 5
LIBOR.............................................................................      8, 38
LIBOR Business Day................................................................         39

LIBOR Determination Date..........................................................         38
Liquidated Receivable.............................................................          7
Maximum Reserve Account Deposit Amount............................................         46
Moody's...........................................................................         40
Net Liquidation Proceeds..........................................................         46
Note Account......................................................................         10
Noteholders.......................................................................         12
Noteholders' Distributable Amount.................................................         46
Note Owners.......................................................................      3, 11
Note Rate.........................................................................      8, 38
Notes.............................................................................          1
Notional Amount...................................................................         40
NRSRO.............................................................................         14
Offered Notes.....................................................................       1, 5
OID...............................................................................         67
Original Pool Balance.............................................................          7
Owner Trustee.....................................................................          1
Participants......................................................................         53
Payment Date......................................................................   2, 8, 38
Plan Asset Regulation.............................................................         69
Pool Balance......................................................................      7, 46
Preferred Stock...................................................................  6, 22, 27
Principal Amount Available........................................................         46
Principal Balance.................................................................      7, 46
Principal Distributable Amount....................................................         46
Purchase Amount...................................................................         46
Purchased Receivable..............................................................          7
PTCE..............................................................................         69
Rate Cap..........................................................................         40
Rating Agencies...................................................................         14
Receivables.......................................................................          1
Receivables Purchase Agreement....................................................      6, 61
Record Date.......................................................................         12
Reference Bank Rate...............................................................         38
Relief Act........................................................................         65
Replacement Note..................................................................     11, 52
Reserve Account...................................................................     11, 27
Reserve Account Deposit Amount....................................................         47
Reserve Account Shortfall Amount..................................................         47
Rules.............................................................................         53
Sale and Servicing Agreement......................................................          6
Schedule of Receivables...........................................................         55
Seller............................................................................          1
Seller's Bankruptcy Initiatives...................................................         28
Series 1998-1 Securities..........................................................          1
Servicer..........................................................................       1, 6
Servicer Credit Facility..........................................................         58
Servicer Termination Event........................................................         60
Servicing Fee.....................................................................     12, 59
Simple Interest Receivables.......................................................         23
Standard & Poor's.................................................................         40
Subservicer.......................................................................          6
Supplemental Servicing Fees.......................................................     12, 59

Targeted Credit Enhancement Amount................................................         47
Targeted Overcollateralization Amount.............................................         47
Targeted Reserve Account Balance..................................................         47
Tax Counsel.......................................................................         66
Terms and Conditions..............................................................         54
Trust Agreement...................................................................          1
Trust Assets......................................................................   1, 6, 22
Trust Documents...................................................................         55
UCC...............................................................................         62
Underwriters......................................................................         70
Underwriting Agreement............................................................         70
West LB...........................................................................         40

                                   APPENDIX A
                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

    Except in certain limited circumstances, the Series 1998-1 Notes will be available only in book-entry form (the "Global Securities"). Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

    Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior asset backed issues.

    Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

    Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

    All Global Securities will be held in book-entry form by DTC in the name of CEDE & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

    Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior asset backed issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed securities issues in same-day funds.

    TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last Payment Date to and excluding the settlement date, on the basis of (i) the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

    Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

    As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

    TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last Payment Date to and excluding the settlement date on the basis of (i) the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be backed-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

    Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

        (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

        (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

        (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

    EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are Note Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Note Owners or his agent.

    EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Note Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

    The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust other than a "foreign trust" as defined in Section 7701(a)(31) of the Internal Revenue Code of 1986 as amended. The term "Non-U.S. Person" means any person who is not a U.S. Person. The Prospectus does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Securities or with the application of recently issued Treasury Regulations relating to tax documentation requirements that are generally effective with respect to payments made after December 31, 1999. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                   APPENDIX F
                            FINANCIAL STATEMENTS OF
                     HOUSEHOLD AUTOMOBILE REVOLVING TRUST I

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Household Automobile Revolving Trust I

    We have audited the accompanying balance sheet of Household Automobile Revolving Trust I as of September 30, 1998, and the related statements of operations and retained earnings and cash flows for the period from March 30, 1998 (inception) to September 30, 1998. These financial statements are the responsibility of the Issuer's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Household Automobile Revolving Trust I as of September 30, 1998, and the results of its operations and its cash flows for the period from March 30, 1998 (inception) to September 30, 1998 in conformity with generally accepted accounting principles.

Arthur Andersen LLP

Chicago, Illinois

October 29, 1998

                     HOUSEHOLD AUTOMOBILE REVOLVING TRUST I
                 STATEMENT OF OPERATIONS AND RETAINED EARNINGS
      FOR THE PERIOD FROM MARCH 30, 1998 (INCEPTION) TO SEPTEMBER 30, 1998
                                 (IN THOUSANDS)

Finance income.....................................................  $  47,372
Other interest income..............................................        229
Interest expense...................................................      5,976
                                                                     ---------
Net interest margin................................................     41,625
Provision for credit losses........................................     24,618
                                                                     ---------
Net interest margin after provision for credit losses..............     17,007
Fee income.........................................................        447
Servicing fee expense..............................................      6,106
                                                                     ---------
Income before income taxes and yield to certificateholder..........     11,348
Income taxes.......................................................     --
Yield to certificateholder.........................................     21,301
                                                                     ---------
Net loss before allocation to certificateholder....................     (9,953)
Net loss allocable to certificateholder............................      9,953
                                                                     ---------
Net loss...........................................................     --
                                                                     ---------
                                                                     ---------
Retained earnings at March 30, 1998................................     --
                                                                     ---------
Retained earnings at September 30, 1998............................  $  --
                                                                     ---------
                                                                     ---------

   The accompanying notes are an integral part of these financial statements.

                     HOUSEHOLD AUTOMOBILE REVOLVING TRUST I
                                 BALANCE SHEET
                             AT SEPTEMBER 30, 1998
                                 (IN THOUSANDS)

ASSETS
Receivables, net..................................................  $ 800,007
Receivable from servicer..........................................     25,645
Series 1998-A reserve account.....................................     11,281
                                                                    ---------
  TOTAL ASSETS....................................................  $ 836,933
                                                                    ---------
                                                                    ---------

LIABILITIES AND SHAREHOLDER'S EQUITY
Series 1998-A notes...............................................  $ 649,272
Series 1998-A certificate................................. 178,935
Net loss allocable to Series 1998-A certificate........... (9,953)
  Series 1998-A certificate, net..................................    168,982
Interest payable..................................................      1,693
Servicing fee payable.............................................      2,164
Reserve deposit...................................................     14,822
                                                                    ---------
  TOTAL LIABILITIES...............................................    836,933

SHAREHOLDER'S EQUITY
Retained earnings.................................................     --
  TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY......................  $ 836,933
                                                                    ---------
                                                                    ---------

   The accompanying notes are an integral part of these financial statements.

                     HOUSEHOLD AUTOMOBILE REVOLVING TRUST I
                            STATEMENT OF CASH FLOWS
      FOR THE PERIOD FROM MARCH 30, 1998 (INCEPTION) TO SEPTEMBER 30, 1998
                                 (IN THOUSANDS)

CASH USED BY OPERATIONS
Net loss.........................................................     --
Adjustments to reconcile net loss to cash used by operations:
  Provision for credit losses....................................  $  24,618
  Collections by servicer not yet remitted to Trust..............    (25,645)
  Interest payable and undistributed yield on certificates.......      2,075
  Loss allocable to certificateholder............................     (9,953)
  Servicing fee payable..........................................      2,164
                                                                   ---------
Cash used by operations..........................................     (6,741)
                                                                   ---------

INVESTMENTS IN OPERATIONS
Receivables:
  Purchased......................................................   (849,812)
  Collected......................................................     25,187
Funding of Series 1998-A reserve account.........................    (11,281)
                                                                   ---------
Cash increase from investments in operations.....................   (835,906)

FINANCING AND CAPITAL TRANSACTIONS
Issuance of Series 1998-A notes..................................    687,000
Payment of Series 1998-A notes...................................    (37,728)
Issuance of Series 1998-A certificate............................    162,769
Additional contributions to Series 1998-A certificate............     15,784
Establishment of reserve account.................................     14,822
                                                                   ---------
Cash increase from financing and capital transactions............    842,647
                                                                   ---------
Increase in cash.................................................     --
Cash at March 30, 1998 (trust formation).........................     --
Cash at September 30, 1998.......................................  $  --
                                                                   ---------
                                                                   ---------

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest and yield paid..........................................  $  22,107

   The accompanying notes are an integral part of these financial statements.

                     HOUSEHOLD AUTOMOBILE REVOLVING TRUST I

                         NOTES TO FINANCIAL STATEMENTS

    Household Automobile Revolving Trust I (the "Issuer" or the "Trust") is a Delaware business trust formed under the laws of the State of Delaware on March 30, 1998 for the sole purpose of engaging in the transactions of (i) acquiring, holding and managing the receivables and the other assets, (ii) issuing notes in private and public offerings, (iii) making payments on the notes and the certificate and (iv) engaging in other limited activities. The Trust was initially capitalized by a nominal capital contribution by the Seller. The Issuer's operations are governed by a trust agreement, dated as of March 1, 1998, as supplemented by a Series 1998-A Supplement (the "Trust Agreement"), between Household Auto Receivables Corporation (the "Seller") and Wilmington Trust Company, as owner trustee. The Seller is a wholly-owned special purpose subsidiary of Household Automotive Finance Corporation ("HAFC"), which is a wholly-owned subsidiary of Household Finance Corporation ("HFC").

    Under the terms of the Master Receivables Purchase Agreement, the Seller shall from time to time purchase receivables from HAFC for a price equal to 100% of the principal balance of the receivables plus the present value of the anticipated excess interest spread on such receivables as defined. The Seller will then from time to time convey all its right and title to, and interest in, the receivables to the Trust.

    The purchase of receivables is funded by the issuance of variable rate notes to third-party investors ("Series 1998-A notes") and by the issuance of a trust certificate (the "Series 1998-A certificate") which is held by the Seller. The Series 1998-A certificate carries a stated yield and entitles the holder to periodic payments plus residual cash flow generated by the receivables after payments have been made to the noteholders and servicer. Residual cash flow is reduced by the principal amount of defaulted receivables which is defined as receivables becoming 60 days past due during a distribution period. Noteholders receive a principal distribution for the amount of any defaulted receivables during a period which is accounted for as a deemed capital contribution by the certificateholder. Defaulted receivables for the period March 30, 1998 to September 30, 1998 were $15.8 million.

    To provide additional credit protection to the noteholders, the Seller was required to fund an initial deposit of $14.8 million into a reserve account held by the Issuer. The required reserve account level at any particular time is based on the amount of receivables outstanding as well as various measures of receivable pool performance. Any required increases are funded with monthly excess cash flows from the receivables. The amounts on deposit in the reserve account are available to cover any monthly noteholder distribution shortfall. Upon amortization of the receivables, any excess reserve account amount will be included in certificateholder distributions.

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

    RECEIVABLES. Receivables are carried at amortized cost. Interest is credited to income as earned. Interest income is suspended when payments are more than two months contractually past due.

    PROVISION AND CREDIT LOSS RESERVES. Provision for credit losses is made in an amount sufficient to maintain credit loss reserves at a level considered adequate to cover probable losses of principal and interest on the existing portfolio. Probable losses are estimated based on contractual delinquency status and historical loss experience. Loss reserve estimates are reviewed periodically and adjustments are reported in earnings when they become known. As these estimates are influenced by factors outside the Trust's control, there is uncertainty inherent in these estimates, making it reasonably possible that they could change. Receivables are written off at the earlier of a) 60 days after a vehicle has been repossessed,

                     HOUSEHOLD AUTOMOBILE REVOLVING TRUST I

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
b) if the financed vehicle has not been repossessed, the date on which at least 10% of a scheduled payment becomes 150 days contractually delinquent or c) upon disposition of the vehicle. Repossessed vehicles are written down to net realizable value at the time of repossession.

    REPOSSESSED COLLATERAL. Vehicles acquired for nonpayment of indebtedness are recorded at the lower of the estimated fair market value or the outstanding receivable balance and generally are sold within 60 days of repossession. Any difference between the sales price, net of expenses, and the carrying value is charged to the reserve for credit losses as incurred.

    INCOME TAXES. The Seller is the sole equity holder of the Issuer and has elected, under the "check the box rules", to treat the Issuer as a division. Accordingly, all income and expense related to the Issuer is recognized and reported by the Seller, and the Issuer is not subject to federal or state income tax. Thus, no provision for federal or state income taxes has been accrued in the financial statements of the Trust.

2.  RECEIVABLES (IN THOUSANDS)

    The consumer receivables balance included the following at September 30, 1998:

Receivables.......................................................................  $ 812,575
Credit loss reserves..............................................................    (22,671)
Accrued interest..................................................................     10,103
                                                                                    ---------
  Total receivables, net..........................................................  $ 800,007
                                                                                    ---------
                                                                                    ---------

    As of September 30, 1998, the amount of nonearning receivables in the Trust for which interest accrual has been suspended totaled $11.2 million.

    An analysis of credit loss reserves for the period from March 30, 1998 (inception) to September 30, 1998 was as follows:

Credit loss reserves at beginning of period.......................................     --
Provision for credit losses.......................................................  $  24,618
Chargeoffs........................................................................     (4,414)
Recoveries........................................................................      2,467
                                                                                    ---------
Credit loss reserves at September 30, 1998........................................  $  22,671
                                                                                    ---------
                                                                                    ---------

    The range of contractual interest rates of the trust receivables is between 8.0% and 29.0%. At September 30, 1998, contractual maturities of finance receivables were as follows (in thousands):

                                 1998        1999        2000        2001        2002     THEREAFTER    TOTAL
Automobile Finance             $  38,295  $  131,035  $  157,966  $  184,655  $  179,459  $  121,165  $  812,575

    These contractual maturities do not take into account the impact of prepayments. The above tabulation, therefore, is not to be regarded as a forecast of future cash collections.

3.  TRUST DEBT (IN THOUSANDS)

                                                           AT SEPTEMBER 30, 1998

    Series 1998-A notes, variable rate; due September 2005          $649,272
    Series 1998-A certificate, 10% stated yield; due September 2005  178,935

                     HOUSEHOLD AUTOMOBILE REVOLVING TRUST I

3.  TRUST DEBT (IN THOUSANDS) (CONTINUED)
    The weighted average coupon interest rate on the notes during the period ended September 30, 1998 was 5.86%. At September 30, 1998, the rate on the notes was 5.80%. The weighted average rate on the notes and yield on the certificate during the period ended September 30, 1998 was 6.68%.

4.  FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Issuer has estimated the fair value of its financial instruments in accordance with the Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments" ("FAS No. 107"). Fair value estimates, methods and assumptions set forth below for the Issuer's financial instruments are made solely to comply with the requirements of FAS No. 107 and should be read in conjunction with the financial statements and notes in these financial statements.

    The carrying values of the receivable from servicer, reserve account cash, interest payable, servicing fee payable and reserve deposit payable are considered to be reasonable estimates of their fair values due to the relative short-term nature of those items.

    The fair value of the receivables and the Series 1998 certificate was calculated by discounting estimated future cash flows, at estimated market rates. Based upon this calculation, the estimated fair value of the receivables and certificates approximate book value.

    The fair value of the Series 1998-A notes was determined to approximate carrying value because interest rates adjust with changes in market rates.

5.  THE SERVICER

    Under the terms of the Sale and Servicing Agreement, HFC, HAFC's parent, has been appointed master servicer of the receivables held by the Issuer. As compensation for its services, the servicer is entitled to receive a base servicing fee, which is equal to one-twelfth of 3% times the pool balance as of the first day of the respective collection period and a supplemental servicing fee, which is equal to all administrative fees, expenses and charges paid by or on behalf of obligors, including late fees, prepayment fees and liquidation fees collected on the receivables during the respective collection period plus any investment earnings with respect to any funds on deposit in the collection account. HFC has appointed HAFC to subservice the receivables.

6.  CONCENTRATION OF CREDIT RISK

    A concentration of credit risk is defined as a significant credit exposure with an individual group engaged in similar activities or affected similarly by economic conditions.

    Because the Trust contains only consumer receivables, there were no receivables from any industry group at September 30, 1998. Of total receivables, 16.5% and 12.5% were located in the states of Texas and California. No other states have concentrations greater than 10%.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER, THE TRUST, HFC, HAFC OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER, SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE SELLER, HFC, HAFC OR THE TRUST SINCE SUCH DATE.
                                ----------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                  ---------
Available Information...........................          2
Incorporation of Certain Documents by
  Reference.....................................          3
Financial Information...........................          3
Reports to the Noteholders......................          3
Prospectus Summary..............................          5
Risk Factors....................................         15
The Seller......................................         20
The Servicer....................................         21
The Subservicer.................................         21
Use of Proceeds.................................         21
The Issuer......................................         22
The Trust Assets................................         22
Yield and Prepayment Considerations.............         28
The Automobile Financing Business of HAFC.......         32
Description of the Notes........................         38
Description of the Trust Documents..............         55
Description of the Receivables Purchase
  Agreement.....................................         61
Certain Legal Aspects of the Receivables........         62
Material Federal Income Tax Consequences........         66
State and Local Tax Considerations..............         69
ERISA Considerations............................         69
Underwriting....................................         70
Legal Matters...................................         70
Index of Defined Terms..........................         71
Global Clearance, Settlement and Tax
  Documentation Procedures......................        A-1
Financial Statements of Household Automobile
  Revolving Trust I.............................        F-1

    UNTIL FEBRUARY 18, 1999 ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                  $139,370,000
                                Class A-1 Notes

                                  $54,000,000
                                Class A-2 Notes

                                  $143,000,000
                                Class A-3 Notes

                                  $80,832,000
                                Class A-4 Notes

                                  $100,000,000
                                Class A-5 Notes

                                  $99,303,000
                                Class B-1 Notes

                              HOUSEHOLD AUTOMOBILE
                               REVOLVING TRUST I
                                 SERIES 1998-1

                                   HOUSEHOLD
                                    FINANCE
                                  CORPORATION
                                    Servicer
                                   PROSPECTUS
                           CREDIT SUISSE FIRST BOSTON
                               J.P. MORGAN & CO.
                           MORGAN STANLEY DEAN WITTER
                              SALOMON SMITH BARNEY

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